UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TCP CAPITAL CORP. SPECIAL VALUE CONTINUATION PARTNERS, LP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

TCP CAPITAL CORP.
SPECIAL VALUE CONTINUATION PARTNERS, LP
2951 28th Street, Suite 1000
Santa Monica, California 90405

May 9, 2018

Dear Stockholder or Limited Partner:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of TCP Capital Corp., a Delaware corporation (the “Company”), and the Special Meeting of limited partners of Special Value Continuation Partners, LP (“SVCP” and, together with the Company, the “Funds”), or the “Joint Meeting,” to be held on June 19, 2018, at 9:00 a.m., Pacific Time, at DoubleTree Suites, 1707 Fourth Street, Santa Monica, California 90401-3310. At the Joint Meeting, the stockholders of the Company are being asked to approve several proposals described below and in the accompanying joint proxy statement (the “Joint Proxy Statement”) as well as to reelect seven Director nominees to the Board of Directors of the Company to serve until the 2019 Annual Meeting of Stockholders of the Company, or until his or her successor is duly elected and qualifies.

Since the Company’s initial public offering in 2012, Tennenbaum Capital Partners, LLC (the “Advisor”) has been the Funds’ investment advisor. As a result, the Funds have provided shareholders with strong performance and a stable dividend in every quarter since inception. Further, the Advisor is strongly aligned with investors through a best-in-class advisory fee structure.

On April 17, 2018, the Company announced that the Advisor entered into a definitive agreement with BlackRock, Inc., a Delaware corporation (“BlackRock”), pursuant to which the Advisor will be merged with and into a wholly-owned subsidiary of BlackRock Capital Investment Advisors, LLC, an indirect wholly-owned subsidiary of BlackRock, with the Advisor being the surviving entity after the merger (the “Transaction”). Although the ownership of the Advisor will change in connection with the completion of the Transaction, all employees of the Advisor, including all of the investment professionals currently managing the Funds as well as the five voting members of the Advisor’s Investment Committee (Mark K. Holdsworth, Michael Leitner, Howard M. Levkowitz, Philip M. Tseng and Rajneesh Vig), will receive employment offers by BlackRock (or its affiliates) to continue managing the Funds. Each of the voting members of the Advisor’s Investment Committee has indicated that he intends to accept his employment offer and will continue to serve as voting member of the Advisor’s Investment Committee. In addition, the Advisor expects that following the transaction:

•	Its investment process will not substantially change and, instead, will be enhanced because of the resources of BlackRock that will be available to the Advisor following the Transaction; and
•	The terms of the investment management agreements between the Advisor and the Funds will remain substantially unchanged with the same efficient cost structure and best-in-class advisory fee structure that is currently in place.

The Advisor expects that, following the Transaction, the Funds will benefit from the Advisor’s access to greater scale and resources that will help to provide a more complete solution to a broader cross-section of middle-market companies. The Advisor and BlackRock believe that following the Transaction, the Advisor’s ability to source transaction flow for the Funds across a variety of deal source channels will be enhanced, while also ensuring the continuity of management and operations. BlackRock will also enhance the ability of the Advisor to attract additional highly talented investment advisory personnel and the Advisor will benefit from BlackRock’s significant technology capabilities and innovative investment infrastructure. Additionally, with BlackRock’s resources, the Advisor expects that it will achieve a more efficient cost structure following the Transaction and has committed to reduce the Funds’ administration expenses as a percentage of assets below the level it is on the date of the Transaction, provided assets exceed $2 billion. There are no assurances as to when total assets of $2 billion will be realized. As of March 31, 2018, the Company’s total assets were $1,665,615,764. The Funds expect administration expenses, as a percentage of assets, to remain constant prior to the Funds’ total assets exceeding $2 billion. Further, BlackRock possesses an advantage regarding access to market opportunities that could widen the Fund’s access to investment opportunities.

The closing of the Transaction will result in an assignment, for purposes of the Investment Company Act of 1940 (the “1940 Act”) of the current investment advisory agreements between the Company and the Advisor and SVCP and the Advisor (the “Existing Agreements”) and, as a result, the immediate termination of the Existing Agreements.

Because the Existing Agreements will terminate upon the closing of the Transaction, the stockholders of the Company and the limited partners of SVCP are being asked to approve new investment advisory agreements between the Funds and the Advisor (the “New Agreements”). As stated above and described in the Joint Proxy Statement, all material terms of the New Agreements will remain substantially the same as the Existing Agreements, which were initially approved by shareholders in 2011 and have been approved by the Funds’ Boards of Directors since then on an annual basis pursuant to the 1940 Act. The 1940 Act requires that a new investment advisory agreement be approved by both a majority of an investment company’s directors who are not “interested persons” and “a majority of the outstanding voting securities,” as such terms are defined under the 1940 Act. The Board of Directors of each Fund, including a majority of non-interested directors of each of the Funds, has approved the New Agreement for its respective Fund and believes it to be in the best interests of the respective Fund and its stockholders or limited partners. If approved by the required majority of the Company’s stockholders and SVCP’s limited partners, the New Agreements will become effective upon the closing of the Transaction, which is expected to occur in the third quarter of 2018. This proposal is explained more fully in the accompanying Joint Proxy Statement.

In order to simplify the Company’s structure and decrease the indirect costs to the Company’s stockholders of maintaining SVCP’s regulatory filing requirements, including the requirement to have separate audited financials for SVCP, the limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis, are being asked to consider and vote upon a proposal to authorize the Board of Directors of SVCP to withdraw SVCP’s election to be treated as a business development company (a “BDC”) under the 1940 Act. The Company will remain a BDC and subject to continued regulation under the 1940 Act.

The notice of Joint Meeting and Joint Proxy Statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the Joint Meeting:

I.	the stockholders of the Company will be asked to reelect seven Director nominees to the Board of Directors of the Company to serve until the 2019 Annual Meeting of Stockholders of the Company, or until his or her successor is duly elected and qualifies;
II.	(a) the stockholders of the Company will be asked to consider and vote upon a proposal to approve a new investment management agreement between the Company and the Advisor to permit the Advisor to serve as investment advisor to the Company on substantially the same terms as the existing agreement following the completion of the Transaction, which agreement will take effect only upon the closing of the Transaction;
II.	(b) the limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis, will consider and vote upon a proposal to approve a new investment management agreement between SVCP and the Advisor to permit the Advisor to serve as investment advisor to SVCP on substantially the same terms as the existing agreement following the completion of the Transaction, which agreement will take effect only upon the closing of the Transaction;
III.	the limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis, will consider and vote upon a proposal to authorize the Board of Directors of SVCP to simplify the Company’s structure by withdrawing SVCP’s election to be regulated as a BDC under the 1940 Act. The Company will remain a BDC and subject to continued regulation under the 1940 Act;
IV.	the stockholders of the Company will be asked to consider and vote on a proposal to renew the Company’s authorization, with approval of its Board of Directors, to sell shares of the Company’s common stock at a price or prices below its then current net asset value per share in one or more offerings (for up to the next 12 months), subject to certain limitations set forth in the Joint Proxy Statement (including, without limitation, that the number of shares sold on any given date does not exceed 25% of the Company’s then outstanding common stock immediately prior to such sale); and
V.	any other business will be transacted as may properly come before the Joint Meeting and any adjournments, postponements or delays thereof.

If only Proposal II(a) or Proposal II(b) is approved by the Company’s stockholders and SVCP’s limited partners but not both proposals, or if neither of these proposals is approved, then the Transaction will not close and the Funds will continue to operate pursuant to the Existing Agreements.

It is important that you be represented at the Joint Meeting. Please complete, sign, date and return your proxy card to us in the enclosed, postage-prepaid envelope at your earliest convenience, even if you plan to attend the Joint Meeting. If you prefer, you can authorize your proxy through the Internet or by telephone as described in the Joint Proxy Statement and on the enclosed proxy card. If you attend the Joint Meeting, you may revoke your proxy prior to its exercise and vote in person at the Joint Meeting. Your vote is very important to us. I urge you to submit your proxy as soon as possible.

If you have any questions about the proposals to be voted on, please call our solicitor, D.F. King & Co., Inc., at 1-866-406-2287. Further, from time to time we may repurchase a portion of our common shares and are notifying you of this ability as required by applicable securities law.

Sincerely yours,

Howard M. Levkowitz
Chair of the Board of Directors and Chief Executive Officer of the Funds

TCP CAPITAL CORP.
SPECIAL VALUE CONTINUATION PARTNERS, LP
2951 28th Street, Suite 1000
Santa Monica, California 90405
(310) 566-1003

JOINT NOTICE OF JOINT MEETING
TO BE HELD ON JUNE 19, 2018

To the Stockholders of TCP Capital Corp. and
Limited Partners of Special Value Continuation Partners, LP:

The 2018 Annual Meeting of Stockholders of TCP Capital Corp., a Delaware corporation (the “Company”), and the Special Meeting of limited partners of Special Value Continuation Partners, LP (“SVCP”), or the “Joint Meeting,” will be held on June 19, 2018, at 9:00 a.m. Pacific Time, at DoubleTree Suites, 1707 Fourth Street, Santa Monica, California 90401-3310, for the following purposes:

I.	For the stockholders of the Company to reelect seven Director nominees to the Board of Directors of the Company to serve until the 2019 Annual Meeting of Stockholders of the Company, or until his or her successor is duly elected and qualifies;
II.	(a) For the stockholders of the Company to consider and vote upon a proposal to approve a new investment management agreement between the Company and Tennenbaum Capital Partners, LLC (the “Advisor”) to permit the Advisor to serve as investment advisor to the Company on substantially the same terms as the existing agreement following the completion of the Advisor’s merger with and into a wholly-owned subsidiary of BlackRock Capital Investment Advisors, LLC, an indirect wholly-owned subsidiary of BlackRock, Inc., with the Advisor being the surviving entity after the merger (the “Transaction”), which agreement will take effect only upon the closing of the Transaction;
II.	(b) For the limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis, to consider and vote upon a proposal to approve a new investment management agreement between SVCP and the Advisor to permit the Advisor to serve as investment advisor to SVCP on substantially the same terms as the existing agreement following the completion of the Transaction, which agreement will take effect only upon the closing of the Transaction;
III.	For the limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis, to consider and vote upon a proposal to authorize the Board of Directors of SVCP to simplify the Company’s structure by withdrawing SVCP’s election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940 (the “1940 Act”). The Company will remain a BDC and subject to continued regulation under the 1940 Act;
IV.	For the stockholders of the Company to consider and vote on a proposal to renew the Company’s authorization, with approval of its Board of Directors, to sell shares of the Company’s common stock at a price or prices below its then current net asset value per share in one or more offerings (for up to the next 12 months), subject to certain limitations set forth in the joint proxy statement (including, without limitation, that the number of shares sold on any given date does not exceed 25% of the Company’s then outstanding common stock immediately prior to such sale); and
V.	To transact such other business as may properly come before the Joint Meeting and any adjournments, postponements or delays thereof.

THE BOARD OF DIRECTORS OF EACH FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS II(a), II(b), III, AND IV AND “FOR” EACH OF THE DIRECTORS NOMINATED IN PROPOSAL I.

You have the right to receive notice of and to vote at the Joint Meeting if you were a stockholder or limited partner of record at the close of business on April 20, 2018. Please complete, sign, date and return your proxy card to us in the enclosed, postage-prepaid envelope at your earliest convenience, even if you plan to attend the

Joint Meeting. If you prefer, you can authorize your proxy through the Internet or by telephone as described in the joint proxy statement and on the enclosed proxy card. If you attend the meeting, you may revoke your proxy prior to its exercise and vote in person at the meeting. In the event that there are not sufficient stockholders or limited partners, as applicable, present for a quorum, the Joint Meeting may be adjourned from time to time, in the manner provided in our bylaws, until a quorum will be present or represented.

If you have any questions about the proposals to be voted on, please call our solicitor, D.F. King & Co., Inc., at 1-866-406-2287.

By Order of the Board of Directors of each Fund,

Howard M. Levkowitz
Chair of the Board of Directors and
Chief Executive Officer of the Funds

Santa Monica, California
May 9, 2018

This is an important meeting. To ensure proper representation at the Joint Meeting, please complete, sign, date and return the Proxy card in the enclosed, postage-prepaid envelope, or authorize a proxy to vote your shares by telephone or through the Internet. Even if you authorize a proxy prior to the Joint Meeting, you still may attend the Joint Meeting, revoke your proxy, and vote your shares in person.

TCP CAPITAL CORP.
SPECIAL VALUE CONTINUATION PARTNERS, LP
2951 28th Street, Suite 1000
Santa Monica, California 90405
(310) 566-1003

JOINT PROXY STATEMENT

2018 Annual Meeting of Stockholders and Special Meeting of Limited Partners

This joint proxy statement (the “Joint Proxy Statement”) is furnished in connection with the solicitation of proxies by the Boards of Directors (the “Boards of Directors”) of TCP Capital Corp., a Delaware corporation (the “Company”), and Special Value Continuation Partners, LP, a Delaware limited partnership (“SVCP” and, together with the Company, the “Funds”) for use at the 2018 Annual Meeting of Stockholders of the Company and the Special Meeting of limited partners of SVCP (the “Joint Meeting”) to be held on June 19, 2018, at 9:00 a.m. Pacific Time, at DoubleTree Suites, 1707 Fourth Street, Santa Monica, California 90401-3310, and at any postponements, adjournments or delays thereof. This Joint Proxy Statement, the accompanying proxy card and each Fund’s Annual Report for the fiscal year ended December 31, 2017 are first being sent to stockholders and limited partners on or about May 11, 2018.

The Company is a holding company with no direct operations of its own, and currently its only business and sole asset is its ownership of all of the limited partner interests in SVCP. The Company and SVCP have the same investment objective and policies and the assets, liabilities and results of operations of the Company are consolidated with those of SVCP. For simplicity, this Joint Proxy Statement sometimes, where appropriate in context, uses the term “shareholders” to include stockholders of the Company and limited partners of SVCP, uses the terms “we,” “us” or “our” to include both of the Funds, uses the term “shares” to include shares of common stock and limited partner interests, and uses the term “common shares” to include common shares of stock and limited partner interests.

It is important that every shareholder authorize a proxy so that we can achieve a quorum and hold the Joint Meeting. For the Company, the presence at the Joint Meeting, in person or by proxy, of holders of not less than one-third of the Company’s shares issued and outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business and, for SVCP, the holders of one-third of SVCP’s outstanding limited partnership interests entitled to vote at the Joint Meeting, present in person or by proxy, will constitute a quorum at the Joint Meeting for transaction of business. Accordingly, if the Company has a quorum, so too will SVCP. In addition, certain of the proposals being presented to the shareholders for consideration require that at least 50% of the voting securities of the Funds be present or represented by proxy at the Joint Meeting for the transaction of business relating to such proposals. If a quorum is not met, then we will be required to adjourn the meeting and incur additional expenses to continue to solicit additional votes.

We have engaged a proxy solicitor, who may call you and ask you to vote your shares. The proxy solicitor will not attempt to influence how you vote your shares, but only ask that you take the time to cast a vote. You may also be asked if you would like to authorize your proxy over the telephone and to have your voting instructions transmitted to our proxy tabulation firm.

We encourage you to vote, either by voting in person at the Joint Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or authorize a proxy to vote your shares by telephone or through the Internet, and we receive it in time for the Joint Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted:

•	FOR the election of the nominees as Directors;
•	FOR the approval of the new investment management agreement between the Company and Tennenbaum Capital Partners, LLC (the “Advisor”);

•	FOR the approval of the new investment management agreement between SVCP and the Advisor;
•	FOR the approval to authorize the Board of Directors of SVCP to simplify the Company’s structure by withdrawing SVCP’s election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940 (the “1940 Act”); and
•	FOR the proposal to renew the Company’s authorization, with the approval of its Board of Directors, to sell its common shares at a price or prices below the Company’s then current net asset value per share in one or more offerings (for up to the next 12 months), subject to certain limitations set forth herein (including, without limitation, that the number of shares sold on any given date does not exceed 25% of the Company’s then outstanding common stock immediately prior to such sale).

If you are a shareholder “of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the Funds’ Chief Compliance Officer in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Joint Meeting. Any shareholder of record attending the Joint Meeting may vote in person whether or not he or she has previously authorized a proxy.

If your shares are held for your account by a broker, trustee, bank or other institution or nominee, you may vote such shares at the Joint Meeting only if you have a legal proxy and present it at the Joint Meeting.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone.

For information on how to obtain directions to attend the Joint Meeting in person, please contact our solicitor, D.F. King & Co., Inc., at 1-866-406-2287.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE JOINT MEETING TO BE HELD ON JUNE 19, 2018

The following materials relating to this Joint Proxy Statement are available at http://investors.tcpcapital.com/financial-information/annual-reports

•	this Joint Proxy Statement;
•	the accompanying Joint Notice of Joint Meeting; and
•	each Fund’s Annual Report for the fiscal year ended December 31, 2017.

Purpose of Joint Meeting

The Joint Meeting has been called for the following purposes:

I.	For the stockholders of the Company to reelect seven Director nominees to the Board of Directors of the Company to serve until the 2019 Annual Meeting of Stockholders of the Company, or until his or her successor is duly elected and qualifies;
II.	(a) For the stockholders of the Company to consider and vote upon a proposal to approve a new investment management agreement (the “New Company Agreement”) between the Company and the Advisor to permit the Advisor to serve as investment advisor to the Company on substantially the same terms as the existing agreement following the completion of the Advisor’s merger with and into a wholly-owned subsidiary of BlackRock Capital Investment Advisors, LLC (“BCIA”), an indirect wholly-owned subsidiary of BlackRock, Inc. (“BlackRock”), with the Advisor being the surviving entity after the merger (the “Transaction”), which agreement will take effect only upon the closing of the Transaction;
II.	(b) For the limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis, to consider and vote upon a proposal to approve a new investment management agreement (the “New SVCP Agreement”) between SVCP and the Advisor to permit the Advisor to serve as investment advisor to SVCP on substantially the same terms as the existing agreement following the completion of the Transaction, which agreement will take effect only upon the closing of the Transaction;
III.	For the limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis, to consider and vote upon a proposal to authorize the Board of Directors of SVCP to simplify the Company’s structure by withdrawing SVCP’s election to be regulated as a BDC under the 1940 Act. The Company will remain a BDC and subject to continued regulation under the 1940 Act;
IV.	For the stockholders of the Company to consider and vote on a proposal to renew the Company’s authorization, with approval of its Board of Directors, to sell shares of the Company’s common stock at a price or prices below its then current net asset value per share in one or more offerings (for up to the next 12 months), subject to certain limitations set forth in this Joint Proxy Statement (including, without limitation, that the number of shares sold on any given date does not exceed 25% of the Company’s then outstanding common stock immediately prior to such sale); and
V.	To transact such other business as may properly come before the Joint Meeting and any adjournments, postponements or delays thereof.

Questions and Answers

Why is a shareholder meeting being held?

The Funds are holding this Joint Meeting and sending you this Joint Proxy Statement and the enclosed proxy card because each Fund’s Board of Directors is soliciting your proxy to vote at the Joint Meeting. The Joint Meeting is the annual stockholder meeting for the Company at which the Company’s directors will be submitted for re-election.

In addition, on April 17, 2018, the Company announced that the Advisor entered into a definitive agreement with BlackRock (the “Transaction Agreement”), pursuant to which the Advisor will be merged with and into a wholly-owned subsidiary of BCIA, an indirect wholly-owned subsidiary of BlackRock, with the Advisor being the surviving entity after the merger. The closing of the Transaction would result in an assignment for purposes of the 1940 Act of the investment management agreement between the Company and Advisor and SVCP and the Advisor (the “Existing Agreements”) and, as a result, immediate termination of the Existing Agreements. As a result, the shareholders are being asked to approve the New Company Agreement and the New SVCP Agreement (together, the “New Agreements”).

In order to simplify the Company’s structure and decrease the indirect costs to the Company’s stockholders of maintaining SVCP’s regulatory filing requirements, including the requirement to have separate audited financials for SVCP, the limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis, are being asked to consider and vote upon a proposal to authorize the Board of Directors of SVCP to withdraw SVCP’s election to be treated as a BDC under the 1940 Act. The Company will remain a BDC and subject to continued regulation under the 1940 Act.

The Company is also seeking approval of a proposal to renew the Company’s authorization to sell its common stock at a price below its then current net asset value per share in one or more offerings (for up to the next 12 months), subject to certain limitations set forth in this Joint Proxy Statement (including, without limitation, that the number of shares sold on any given date does not exceed 25% of the Company’s then outstanding common stock immediately prior to such sale).

What proposals will be voted on?

In the first proposal, stockholders of the Company are being asked to reelect seven Director nominees to the Board of Directors of the Company. Each Director nominee elected at the Joint Meeting will serve until the later of the date of the 2019 Annual Meeting of Stockholders of the Company or until his or her successor is elected and qualifies, or until his or her earlier death, resignation, retirement or removal.

The second proposal is divided into two sub-proposals.

•	In Proposal II(a), stockholders of the Company are being asked to consider and vote upon a proposal to approve the New Company Agreement between the Company and the Advisor, to permit the Advisor to serve as investment advisor to the Company on substantially the same terms as the Existing Agreements following the completion of the Transaction, which agreement will take effect only upon the closing of the Transaction.
•	In Proposal II(b), the limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis, are being asked to consider and vote upon a proposal to approve the New SVCP Agreement between SVCP and the Advisor to permit the Advisor to serve as investment advisor to SVCP on substantially the same terms as the Existing Agreements following the completion of the Transaction, which agreement will take effect only upon the closing of the Transaction.

To maintain continuity in the important investment advisory function, securities laws require stockholder approval of the New Agreements.

In the third proposal, the limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis, are being asked to consider and vote upon a proposal to authorize the Board of Directors of SVCP to simplify the Company’s structure and decrease the indirect costs to the Company’s stockholders of maintaining SVCP’s regulatory filing requirements, including the requirement to have separate audited financials for SVCP, by withdrawing SVCP’s election to be regulated as a BDC under the 1940 Act. If approved, the withdrawal will become effective upon receipt by the Securities and Exchange Commission (the “Commission”)

of SVCP’s notification for withdrawal on Form N-54C, after which time SVCP will no longer be subject to the regulatory provisions of the 1940 Act applicable to BDCs generally, including regulations related to insurance, custody, composition of its Board of Directors, affiliated transactions and any compensation arrangements. The stockholders of the Company generally will retain the benefit of 1940 Act regulatory protections because the Company will continue to be regulated as a BDC and, as a wholly-owned subsidiary of the Company, SVCP will effectively be subject to continued regulation under the 1940 Act.

In the fourth proposal, stockholders of the Company are being asked to consider and vote on a proposal to renew the Company’s authorization, with approval of its Board of Directors, to sell shares of the Company’s common stock at a price or prices below its then current net asset value per share in one or more offerings (for up to the next 12 months), subject to certain limitations set forth herein (including, without limitation, that the number of shares sold on any given date does not exceed 25% of the Company’s then outstanding common stock immediately prior to such sale). The authorization would include offerings in connection with acquisitions of portfolio companies or other BDCs. If approved, the authorization would be effective until the earlier of the Company’s next annual stockholder meeting or the 12-month anniversary of the Joint Meeting.

What is the Transaction and what are the benefits to the Funds and the shareholders?

As discussed in more detail in this Joint Proxy Statement, pursuant to the Transaction, the Advisor will merge with and into a wholly-owned subsidiary of BCIA, with the Advisor being the surviving entity after the merger. Management of the Advisor and BlackRock believe that the Transaction will combine the benefits of the extensive experience of the Advisor’s investment professionals with the resources of BlackRock. The Advisor expects that, following the Transaction, the Funds will benefit from the Advisor’s access to greater scale and resources that will help to provide a more complete solution to a broader cross-section of middle-market companies. The Advisor and BlackRock believe that following the Transaction, the Advisor’s ability to source transaction flow for the Funds across a variety of deal source channels will be enhanced, while also ensuring the continuity of management and operations. BlackRock will also enhance the ability of the Advisor to attract additional highly talented investment advisory personnel and the Advisor will benefit from BlackRock’s significant technology capabilities and innovative investment infrastructure. Additionally, with BlackRock’s resources, the Advisor expects that it will achieve a more efficient cost structure following the Transaction and has committed to reduce the Funds’ administration expenses as a percentage of assets below the level it is on the date of the Transaction, provided assets exceed $2 billion. There are no assurances as to when total assets of $2 billion will be realized. As of March 31, 2018, the Company’s total assets were $1,665,615,764. The Funds expect administration expenses, as a percentage of assets, to remain constant prior to the Funds’ total assets exceeding $2 billion. Further, BlackRock possesses an advantage regarding access to market opportunities that could widen the Fund’s access to investment opportunities. At December 31, 2017, BlackRock had assets under management of $6.288 trillion. BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. BlackRock helps clients meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of December 31, 2017, the firm had approximately 14,000 employees in more than 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa.

What are the conditions of the Transaction?

The consummation of the Transaction is subject to certain terms and conditions, including, among others, approval of the New Agreements by the shareholders and the receipt of required regulatory and other approvals, including approvals from a specified amount of other clients managed by the Advisor. If each of the terms and conditions is satisfied or waived, the parties to the Transaction anticipate that the closing of the Transaction will occur in the third quarter of 2018.

The Transaction is structured to comply with the conditions imposed under Section 15(f) of the 1940 Act. Section 15(f) provides that when a sale of securities or a controlling interest in an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. These conditions are as follows:

•	First, during the three-year period following the consummation of a transaction, at least 75% of the investment company’s board of directors must not be “interested persons,” as such term is defined in the 1940 Act, of the investment adviser or predecessor adviser. Each Fund’s Board of Directors currently has one pre-existing vacancy, which is expected to be filled, after consultation with BlackRock, with a non-interested director prior to the closing of the Transaction. Upon the appointment of a non-interested director to fill the pre-existing vacancy on each Fund’s Board of Directors, each Fund’s Board of Directors is expected to meet this requirement. For further discussion regarding the appointment of a non-interested director, please see the section titled “Comparison of the Existing Agreements and New Agreement” in Proposals II(a) and II(b) below.
•	Second, an “unfair burden” must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any of its applicable express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of such an adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its stockholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). This generally includes refraining from proposing any increase in the investment advisory fees paid by the Funds to the Advisor during such period.

Why am I being asked to vote on the New Agreements?

The closing of the Transaction would result in an assignment for purposes of the 1940 Act of the Existing Agreements and, as a result, immediate termination of the Existing Agreements. As a result, the shareholders are being asked to approve the New Agreements. The Board of Directors of each Fund believes that approval of the New Agreements will provide the benefits to the Funds discussed in this Joint Proxy Statement. The Board of Directors of each Fund, including a majority of non-interested Directors, has approved the New Agreements for its respective Fund and believes it to be in the best interests of the Funds and their respective shareholders.

If Proposals II(a) and II(b) are approved, will there be changes to the Funds’ investment management agreements?

Subject to the few exceptions discussed below, the terms of the New Agreements, including (i) the investment management services to be provided by the Advisor to the Funds thereunder, (ii) the base management fee and incentive compensation payable, (iii) the allocation of expenses between the Advisor and the Funds, (iv) the indemnification provisions thereunder and (v) the provisions regarding termination and amendment, are substantially the same as those of the Existing Agreements. In addition, all employees of the Advisor, including all of the investment professionals currently managing the Funds as well as the five voting members of the Advisor’s Investment Committee (Mark K. Holdsworth, Michael Leitner, Howard M. Levkowitz, Philip M. Tseng and Rajneesh Vig), will receive employment offers by BlackRock (or its affiliates) to continue managing the Funds. Each of the voting members of the Advisor’s Investment Committee has indicated that he intends to accept his employment offer and will continue to serve as voting member of the Advisor’s Investment Committee. Forms of the New Company Agreement and New SVCP Agreement are attached hereto as Annex A and Annex B, respectively.

The dates of effectiveness of the agreements differ. The Existing Agreements remained in effect for an initial period of two years and subsequent to the initial two year period have remained in effect from year to year by approval of the Boards of Directors. On April 11, 2018, the Existing Agreements were reapproved by the Boards of Directors for an additional one-year term. If approved by stockholders of the Company and the limited partners of SVCP, the New Agreements would become effective upon the closing of the Transaction. The New

Agreements would continue in effect for an initial period of two years and thereafter would continue in effect from year to year if such continuance is approved for the Funds at least annually by both (i) the vote of a majority of each Fund’s Board of Directors or the vote of a majority of each of the Fund’s outstanding voting securities and (ii) the vote of a majority of each Fund’s Board of Directors who are not parties to the Existing Agreements or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

Additionally, in Proposal III, it is proposed that SVCP’s status as a BDC be withdrawn. If Proposal III is approved, the New Company Agreement will provide that the provision requiring the Company to invest substantially all its assets in SVCP will no longer apply and the New SVCP Agreement will be terminated in accordance with its terms. The stockholders of the Company generally will retain the benefit of 1940 Act regulatory protections because the Company will continue to be regulated as a BDC and, as a wholly-owned subsidiary of the Company, SVCP will effectively be subject to continued regulation under the 1940 Act.

Why did the Company use a dual BDC structure and why is SVCP seeking to cease to be regulated as a BDC?

The Company and SVCP historically have operated under a dual BDC structure whereby the Company owns 100% of the limited partner interests of SVCP in order to take advantage of a certain leverage program at SVCP. The master-feeder structure, which eventually became a dual-BDC structure, was put in place prior to the Company's initial public offering in 2012. At the time of the Company's initial public offering, SVCP had a $250 million leverage program comprised of: (i) a $116 million senior secured credit facility that matured on July 31, 2014, subject to extension by the lenders at the request of the SVCP for one 12-month period, and (ii) $134 million in liquidation preference of preferred interests, which matured on July 31, 2016. The credit facility was entered into on July 31, 2006 with certain lenders and in conjunction with entering into such agreement, SVCP also issued the preferred interests to such lenders on the same date. At that time, the leverage program was attractively priced because the credit facility generally bore interest at LIBOR plus 0.44%, subject to certain limitations, and the preferred interests issued preferred dividends generally accruing at an annual rate equal to LIBOR plus 0.85%, subject to certain limitations. The weighted-average financing rate on the leverage program at December 31, 2011 was 1.10%. Accordingly, maintaining the dual BDC structure was advantageous to the Funds and its shareholders during the Company's initial public offering and thereafter. Since that time, SVCP has renegotiated its leverage program and has found other avenues to access capital. Further, prior to January 1, 2018, SVCP effectively paid incentive compensation as a distribution to Series H of SVOF/MM, LLC, the general partner of SVCP (the “GP”) pursuant to its limited partnership agreement (the “LPA”). However, on January 29, 2018, at the request of the GP, SVCP amended its LPA, effective as of January 1, 2018, to (i) eliminate the incentive compensation distribution provisions from the LPA in order to permit the Advisor to receive payment of incentive compensation under SVCP’s investment management agreement and (ii) make certain other non-material amendments to update the LPA for provisions that were no longer operative by their terms. The amendment had no impact on the amount of incentive compensation paid or services received by the Funds, as it solely had the effect of converting the existing incentive compensation structure from a profit allocation to the GP to a fee to the Advisor. The elimination of the profit allocation to the GP for incentive compensation and the Funds current access to capital prompted the Boards of Directors to review the Funds’ dual BDC structure and the registration of SVCP’s limited partner interests under Section 12(g) of the Securities Exchange Act of 1934 (the “1934 Act”).

As a BDC, SVCP has been subject to the 1940 Act and the 1934 Act. After careful consideration of the 1940 Act and 1934 Act requirements applicable to SVCP, the cost of SVCP continuing to operate as a BDC, including regulatory filing requirements and the requirement that SVCP have its own separate financial statement audit, and an assessment of the Funds’ current business model and operational structure, including the changes thereto due to the recent updates to the LPA and the Funds’ incentive compensation structure, the Board of Directors of SVCP has determined that continuing SVCP’s regulation as a BDC is not in the best interests of SVCP, the Company and its stockholders at the present time. If this proposal is approved by the shareholders, SVCP intends to terminate its investment management agreement, terminate the GP, amend its LPA to delete provisions that would no longer be necessary to operate SVCP and have SVCP continue as a wholly-owned subsidiary of the Company with the sole purpose of serving as a special purpose vehicle. The Company would, to the extent it believes it is beneficial to shareholders, assume the operating activities previously undertaken by SVCP under the management of the Advisor (the “Proposed Restructuring”). As part of the Proposed Restructuring and once SVCP serves solely as a special purpose vehicle, the Company will also review whether consolidation of SVCP with and into the Company is in the best interests of shareholders. The entities that are currently consolidated with the Company, TCPC Funding I, LLC, a Delaware limited liability company (“TCPC Funding”) and TCPC SBIC, LP, a Delaware limited partnership (the “SBIC”) will remain consolidated with the Company after the Proposed Restructuring for both 1940 Act and financial statement reporting purposes, subject to any financial statement adjustments required in accordance with U.S. generally accepted accounting principles. In addition, the Board of Directors of SVCP has approved and declared advisable the termination of SVCP’s registration under Section 12(g) of the 1934 Act.

The stockholders of the Company generally will retain the benefit of 1940 Act regulatory protections because the Company will continue to be regulated as a BDC and, as a wholly-owned subsidiary of the Company, SVCP will effectively be subject to continued regulation under the 1940 Act. For example, the Company’s investment objective, investment policies and risks described in its disclosure documents reflect the aggregate operations of the Company and its subsidiaries. The Company will continue to comply with the provisions of the 1940 Act governing investment policies, capital structure and borrowings on an aggregate basis with SVCP and its other direct or indirect consolidated subsidiaries. In addition, the Company and its subsidiaries will continue to comply with the provisions of Section 57 of the 1940 Act relating to affiliated transactions and the provisions of the 1940 Act relating to the custody of a BDC’s assets. Despite the withdrawal of SVCP’s BDC election and the termination of its registration under Section 12(g) of the 1934 Act, the Board of Directors of the Company will still be subject to customary principles of fiduciary duty with respect to the operations of the Company, including its operations through SVCP as a wholly-owned subsidiary of the Company.

After withdrawal of SVCP’s election to be regulated as a BDC, SVCP intends to terminate its registration under Section 12(g) of the 1934 Act. As a result, SVCP will no longer be required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the 1934 Act. However, SVCP is, and will continue to be, a consolidated subsidiary of the Company and the Company will continue to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the 1934 Act.

The Company currently plans to continue to operate through SVCP. At some point in the future, the Company may choose to invest all or a portion of its assets directly at the Company level. However, there can be no assurances that the Company will decide to invest directly. Once SVCP has withdrawn its election to be regulated as a BDC and terminated its registration under Section 12(g) of the 1934 Act, the Funds expect that the cost of operating the two-tier structure will substantially decrease because the Funds will no longer have the expense of continuing to operate SVCP as a BDC, including regulatory filing requirements and the requirement that SVCP have its own separate financial statement audit.

There can be no assurances that the benefits of withdrawal of SVCP’s election to be regulated as a BDC will be realized.

Do any of the Funds’ directors have an interest in the approval of the New Agreements that is different from that of the shareholders generally?

The Funds’ directors that are employees of the Advisor have certain significant conflicts of interests in connection with the vote on the New Agreements. Such directors have entered into employment agreements and will receive substantial payments as a result of the Transaction. Such directors will also be required to invest a portion of the proceeds as a result of the Transaction in newly formed investment products of the combined BlackRock and Advisor platform. For further discussion regarding these conflicts, please see the section titled “Significant Conflicts of Interests of Our Directors that are Employed by the Advisor” in Proposals II(a) and II(b) below.

Are the proposals contingent on each other?

None of the Proposals are contingent on the outcome of the other proposals. However, if only Proposal II(a) or Proposal II(b) is approved by the Company’s stockholders and SVCP’s limited partners but not both proposals, or if neither of these proposals is approved, then the Transaction will not close and the Funds will continue to operate pursuant to the Existing Agreements.

Will my vote make a difference?

YES! Your vote is important to the governance of the Funds, no matter how many shares you own.

Who is asking for your vote?

The enclosed proxy is solicited by the Board of Directors of each Fund for use at the Joint Meeting to be held on June 19, 2018, and, if the Joint Meeting is adjourned, postponed or delayed, at any later sessions, for the purposes stated on the previous pages.

How do the Boards of Directors of the Funds recommend that shareholders vote on the proposals?

The Board of Directors of each Fund, including the non-interested directors, unanimously recommends that you vote “FOR” Proposals II(a), II(b), III, and IV and “FOR” each of the directors nominated in Proposal I.

Who is eligible to vote?

You have the right to vote at the Joint Meeting if you were a stockholder or limited partner of record at the close of business on April 20, 2018. Each share is entitled to one vote, except that holders of limited partner interests of SVCP are entitled to one vote for each 0.01% of limited partner interests owned. The Company owns 100% of the limited partner interests in SVCP. However, the Company will “pass-through” its votes to its common shareholders and vote all of its interests in SVCP in the same proportion and manner as such shareholders vote their common shares. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you sign the proxy, but do not fill in a vote, your shares will be voted in accordance with each Fund’s Board of Directors’ recommendation. If any other business is brought before the Joint Meeting, your shares will be voted by the proxyholders at their discretion according to each Fund’s Board of Directors’ recommendation.

What is the difference between a shareholder of record and a beneficial owner of shares?

Shareholders of record own shares that are registered directly in their name with the Funds’ transfer agent, Wells Fargo Bank, National Association. The Joint Notice of Joint Meeting, Joint Proxy Statement and proxy card are being sent directly to shareholders of record by the Funds. Shareholders of record have the right to vote in person at the Joint Meeting or to grant a voting proxy directly to anyone to vote in their place.

Beneficial owners of shares own shares that are held in a stock brokerage account or by a bank or other nominee. The Joint Notice of Joint Meeting, Joint Proxy Statement and proxy card are being forwarded to beneficial owners by their respective broker, bank or other nominee who is considered, with respect to those shares, the stockholder or limited partner of record. A beneficial owner has the right to direct its broker, bank or other nominee on how to vote and is also invited to attend the Joint Meeting. A beneficial owner may vote shares by voting in accordance with the Notice of Joint Meeting, by returning a proxy card to the applicable Fund or by making an arrangement with its broker, bank or other nominee concerning how such broker, bank or other nominee should vote its shares. A beneficial owner may also vote its shares in person at the Joint Meeting, if the beneficial owner brings a brokerage statement reflecting its stock ownership as of April 20, 2018 (the “Record Date”).

How do I vote by proxy?

Shareholders of record may authorize a proxy to vote on their behalf by mail, as described on the enclosed proxy card. Authorizing a proxy will not limit a shareholder’s right to vote in person at the Joint Meeting. A properly completed and submitted proxy timely received by the Funds before the Joint Meeting will be voted in accordance with the shareholder’s instructions, unless those instructions are subsequently revoked. If the shareholder authorizes a proxy without indicating voting instructions, the proxyholders will vote the shareholder’s shares at their discretion according to each Fund’s Board of Directors’ recommendations. Shareholders of record may also vote either via the Internet or by telephone. The enclosed proxy card includes specific instructions to be followed by shareholders of record interested in voting via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate a shareholder’s identity and to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Shareholders that vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholders.

Shareholders may provide their voting instructions by telephone or through the Internet. These options require shareholders to input the control number which is located on each proxy card. After inputting this number, shareholders will be prompted to provide their voting instructions. Shareholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who authorize a proxy via the Internet will be able to confirm their voting instructions prior to submission.

How do I vote if my shares are held through a broker?

Shareholders who hold shares through a broker, bank or other nominee must follow the voting instructions provided by the broker, bank or nominee, whichever is the record holder. If a shareholder holds shares through a broker, bank or other nominee and the shareholder wishes to vote in person at the Joint Meeting, the shareholder must obtain a legal proxy from the record holder of the shareholder’s shares and present the proxy at the Joint Meeting. If the shareholder does not vote in person at the Joint Meeting or does not submit voting instructions to its broker, bank or nominee, the broker, bank or other nominee will not be permitted to vote the shareholder’s shares on non-routine proposals. Each proposal is considered a non-routine proposal. For non-routine proposals, a broker, bank or other nominee that holds shares on behalf of a shareholder must receive voting instructions from the beneficial owner of the shares in order for the shares to be voted at the Joint Meeting. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee cannot vote its shares for any proposal. However, if the beneficial owner authorizes a proxy or properly executes any materials prepared by the broker, bank or other nominee without indicating voting instructions, the broker, bank or other nominee will vote the shares according to the Boards of Directors’ recommendations.

Can I revoke my proxy or change my vote?

If you are a shareholder “of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the Funds’ Chief Compliance Officer in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Joint Meeting. Any shareholder of record attending the Joint Meeting may vote in person whether or not he or she has previously authorized a proxy. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the shareholder in the same manner as the proxy being revoked and delivered to our proxy tabulator. If the shareholder holds shares through a broker, bank or other nominee, the shareholder must follow the instructions received from the broker, bank or other nominee in order to revoke the voting instructions. Attending the Joint Meeting does not revoke a proxy unless the shareholder also votes in person at the Joint Meeting.

Who is paying for the solicitation of the proxies?

Pursuant to the Transaction Agreement, shareholders will not bear any cost or expense related to the solicitation of proxies for Proposals II(a), II(b) or III. With respect to Proposals II(a), II(b) and III, the Advisor and BlackRock have agreed to bear all costs and expenses related to the solicitation of those proposals including the cost of preparing, printing and mailing this Joint Proxy Statement, the accompanying Notice of Joint Meeting and proxy cards. Such costs and expenses are estimated to be approximately $725,000. The Funds expect to bear approximately $160,000 in costs and expenses related to the solicitation of Proposals I and IV, which is similar to the total cost of the proxy solicitation last year. If brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to and obtain proxies from such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by Directors, officers or employees of the Funds, the Advisor and/or the GP, which is the Funds’ administrator (the “Administrator”) and the general partner of SVCP. The Advisor and the GP are located at 2951 28th Street, Suite 1000, Santa Monica, California 90405. No additional compensation will be paid to Directors, officers or regular employees for such services.

Each Fund has also retained D.F. King & Co., Inc., to assist in the solicitation of proxies for a fee of approximately $9,500 plus reimbursement of certain expenses and fees for additional services requested.

What is required to approve each of the proposals?

Proposal I. Election of Directors.    The election of a Director requires the affirmative vote of a plurality of the Company’s shares entitled to vote represented in person or by proxy at the Joint Meeting so long as a quorum is present. If you vote to “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Because the Company requires a plurality of votes to reelect each such Director, withheld votes and broker non-votes, if any, will not have an effect on the outcome of Proposal I.

Proposal II(a). To approve the Company’s entry into the New Company Agreement to permit the Advisor to serve as investment advisor to the Company following the Transaction.    Approval of this proposal may be obtained by the affirmative vote of (i) a majority of the outstanding common shares entitled to vote at the Joint Meeting; and (ii) a majority of the outstanding common shares entitled to vote at the Joint Meeting that are not held by affiliated persons of the Company. The 1940 Act defines “a majority of the outstanding shares” as: (i) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of a company, whichever is the less (a “1940 Act Majority”). Abstentions and broker non-votes on Proposal II(a) will have the effect of a vote against this proposal.

Proposal II(b). To approve SVCP’s entry into the New SVCP Agreement to permit the Advisor to serve as investment advisor to SVCP following the Transaction.    Approval of this proposal may be obtained by the affirmative vote of a 1940 Act Majority of the outstanding limited partnership interests of SVCP, including the shares of the Company voting on a pass-through basis, entitled to vote at the Joint Meeting. Abstentions and broker non-votes on Proposal II(b) will have the effect of a vote against this proposal.

Proposal III. To authorize the Board of Directors of SVCP to simplify the Company’s structure by withdrawing SVCP’s election to be regulated as a BDC under the 1940 Act.    Approval of this proposal may be obtained by the affirmative vote of a 1940 Act Majority of the outstanding shares of SVCP, including the shares of the Company voting on a pass-through basis, entitled to vote at the Joint Meeting. Abstentions and broker non-votes on Proposal III will have the effect of a vote against this proposal.

Proposal IV. To authorize the Company to sell its common shares at a price or prices below the Company’s then current net asset value per share in one or more offerings.    Approval of this proposal may be obtained by the affirmative vote of a 1940 Act Majority of the outstanding shares of the Company. Abstentions and broker non-votes on Proposal IV will have the effect of a vote against this proposal.

How are votes counted?

For the first Proposal, shareholders may vote “FOR” or “WITHHELD” with respect to each nominee. If you vote to withhold authority with respect to a nominee, your shares will not be voted with respect to the person indicated. For each other Proposal, shareholders may vote “For,” “Against,” or “Abstain.” An “Abstain” vote with respect to Proposals II(a), II(b), III, and IV will not be voted in favor of or against such Proposal, but will be treated as present at the Joint Meeting and consequently will have the effect of a vote “Against” the applicable Proposal.

If a shareholder holds shares in street name through a broker, bank or other nominee, the shareholder must instruct the broker, bank or other nominee how to vote, because the broker, bank or other nominee will not be permitted to exercise voting discretion on its own with respect to any of the Proposals. If a shareholder holds shares through a broker, bank or other nominee and the shareholder does not return voting instruction materials sent to them by their broker, bank or nominee, the shareholder’s shares will not be treated as present for purposes of establishing quorum. If a shareholder properly executes any materials sent by its broker, bank or other nominee without indicating voting instructions, the broker, bank or other nominee will vote the shareholder’s shares according to the Boards of Directors’ recommendations.

If a shareholder holds shares in its own name (i.e., not through a bank, broker or nominee) and signs and returns a proxy card with no further instructions, the shareholder’s shares will be voted in accordance with the recommendations of the Boards of Directors with respect to each of the Proposals.

How many shares of the Funds were outstanding as of the record date?

You may vote your shares at the Joint Meeting only if you were a shareholder of record at the close of business on the Record Date. At the close of business on the Record Date, the Company had 58,836,149 common shares outstanding and SVCP had $1,288,902,795 of limited partner interests outstanding (based on the most recent net asset valuation approved by Directors). Each share is entitled to one vote, except that holders of limited partner interests of SVCP are entitled to one vote for each 0.01% of limited partner interests owned. The Company owns 100% of the limited partner interests in SVCP. However, the Company will “pass-through” its votes to its common shareholders and vote all of its interests in SVCP in the same proportion and manner as such shareholders vote their common shares.

What is a quorum for purposes of the proposals being voted on at the Joint Meeting?

For the Company, the holders of not less than one-third of the Company’s shares issued and outstanding and entitled to vote at the Joint Meeting, present in person or represented by proxy, will constitute a quorum at the Joint Meeting for the transaction of business. For SVCP, the holders of one-third of SVCP’s outstanding limited partnership interests entitled to vote at the Joint Meeting, present in person or by proxy, will constitute a quorum at the Joint Meeting for transaction of business. Accordingly, if the Company has a quorum, so too will SVCP. However, Proposals II(a), II(b), III and IV require that at least 50% of the voting securities of the Funds be present or represented by proxy at the Joint Meeting for the transaction of business relating to such proposals.

Shares that are present at the Joint Meeting, but then abstain, including by reason of so called “broker non-votes,” will be treated as present for purposes of establishing a quorum. However, abstentions and “broker non-votes” on a matter are not treated as votes cast on such matter. A broker non-vote with respect to a matter occurs when a nominee holding shares for a beneficial owner is present at the meeting with respect to such shares, has not received voting instructions from the beneficial owner on the matter in question and does not have, or chooses not to exercise, discretionary authority to vote the shares on such matter.

Adjournment of the Joint Meeting

The Joint Meeting may be adjourned from time to time pursuant to each Fund’s organization documents. If a quorum is not present or represented at the Joint Meeting or if the chairman of the Joint Meeting believes it is in the best interests of the Company or SVCP, respectively, the chairman of the Joint Meeting has the power to adjourn the meeting from time to time, in the manner provided in the organizational documents of the Company and SVCP, respectively, until a quorum will be present or represented or to provide additional time to solicit votes for one or more proposals.

Security Ownership of Certain Beneficial Owners and Management

As of April 20, 2018, there were no persons that owned more than 25% of the Company’s outstanding voting securities, and no person would be presumed to control us, as such term is defined in the 1940 Act.

The Funds’ Directors are divided into two groups — interested directors and independent directors. Interested directors are those who are “interested persons” of the Funds, as defined in the 1940 Act.

The following table sets forth, as of April 20, 2018, certain ownership information with respect to each Fund’s shares for those persons who may, insofar as is known to us, directly or indirectly own, control or hold with the power to vote, 5% or more of the outstanding common shares of either Fund and the beneficial ownership of each current Director and executive officers, and the executive officers and Directors as a group. As of April 20, 2018, all Directors and officers as a group owned less than 1% of the Company’s outstanding common shares. The Company owns 100% of SVCP’s limited partnership interests.

Ownership information for those persons, if any, who own, control or hold the power to vote, 5% or more of the Company’s shares is based upon Schedule 13D or Schedule 13G filings by such persons with the Commission and other information obtained from such persons, if available. Such ownership information is as of the date of the applicable filing and may no longer be accurate.

Unless otherwise indicated, we believe that each person set forth in the table below has sole voting and investment power with respect to all shares of the Company he or she beneficially owns and has the same address as the Company. The Company’s address is 2951 28th Street, Suite 1000, Santa Monica, California 90405.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% or more holders
Common Stock	Wells Fargo & Company(1) 420 Montgomery Street San Francisco, California 94163	4,333,913	7.37%
Common Stock	Vaughan Nelson Investment Management, L.P.(2) 660 Travis Street, Suite 6300 Houston, Texas 77002	3,360,875	5.70%
Common Stock	Burgundy Asset Management(3) 181 Bay Street, Suite 4510 Toronto, Ontario M5J 2T3	3,227,242	5.49%

Interested Directors
Common Stock	Howard M. Levkowitz(4)	157,239	*
Common Stock	Rajneesh Vig	32,750	*

Independent Directors
Common Stock	Kathleen A. Corbet	6,000	*
Common Stock	Eric J. Draut	51,532	*
Common Stock	M. Freddie Reiss	25,000	*
Common Stock	Peter E. Schwab	8,500	*
Common Stock	Brian F. Wruble	30,000	*

Executive Officers
Common Stock	Paul L. Davis	9,000	*
Common Stock	Elizabeth Greenwood	1,000	*
(1)	The amount of beneficial ownership of our shares by Wells Fargo & Company (“Wells Fargo”) contained herein is on a consolidated basis and includes any beneficial ownership of our shares by Wells Fargo Advisors Financial Network, LLC, Wells Fargo Clearing Services, LLC, Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC, each a subsidiary of Wells Fargo. Wells Fargo has the sole power the vote or direct the vote of 31,562 shares; shared power to vote or to direct the vote of 4,272,943 shares; sole power to dispose of or to direct the disposition of 31,562 shares; and shared power to dispose or to direct the disposition of 4,302,351 shares.
(2)	By reason of investment advisory relationships with the person who owns the common shares of the Company, Vaughan Nelson Investment Management, L.P. (“Vaughan Nelson”) may be deemed to be the beneficial owner of the reported shares of the Company’s common stock. Vaughan Nelson Investment Management, Inc., as General Partner of Vaughan Nelson, may be deemed the indirect beneficial owner of the reported shares of the Company’s common stock. Vaughan Nelson and Vaughan Nelson Investment Management, Inc. have sole power to vote or to direct the vote of 2,400,500 shares; shared power to vote or to direct the vote of 0 shares; sole power to dispose of or to direct the disposition of 3,254,925 shares; and shared power to dispose or to direct the disposition of 105,950 shares. Both Vaughan Nelson and Vaughan Nelson Investment Management, Inc. disclaim beneficial ownership of the reported shares of the Company’s common stock.
(3)	By reason of investment advisory relationships with the person who owns the common shares of the Company, Burgundy Asset Management Ltd. (“Burgundy”) may be deemed to be the beneficial owner of the reported shares of the Company’s common stock. Burgundy has the sole power to vote or to direct the vote of 2,317,344 shares; shared power to vote or to direct the vote of 0 shares; sole power to dispose of or to direct the disposition of 3,227,242 shares; and shared power to dispose or to direct the disposition of 0 shares.
(4)	The amount of beneficial ownership of our shares by Mr. Levkowitz contained herein includes 111,657 shares owned directly, 30,000 shares owned indirectly as Uniform Transfers to Minors Act custodian for minor children and 15,582 shares owned indirectly through the Elayne Levkowitz Individual Retirement Account.
*	Represents less than 1%.

The following table sets out the dollar range of the Company’s equity securities beneficially owned by each of the Fund’s Directors and the Company’s Director nominees as of April 20, 2018. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities in the Company(1)
Interested Directors
Howard M. Levkowitz	Over $100,000
Rajneesh Vig	Over $100,000

Independent Directors
Kathleen A. Corbet	$50,001-$100,000
Eric J. Draut(2)	Over $100,000
M. Freddie Reiss(2)	Over $100,000
Peter E. Schwab(2)	Over $100,000
Brian F. Wruble(2)	Over $100,000
(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.
(2)	Mr. Draut has capital commitments of $750,000 in Tennenbaum Opportunities Fund VI, LLC (“TOF VI”) and $500,000 in Tennenbaum Special Situations Fund IX, LLC (“Fund IX”), two private investment funds advised by the Advisor. Mr. Reiss has capital commitments of $250,000 in TOF VI, $250,000 in Fund IX, $250,000 in Tennenbaum Opportunities Fund V, LLC and $150,000 in Special Value Opportunities Fund, LLC (“SVOF LLC”), two additional private investment funds advised by the Advisor. Mr. Schwab has a capital commitment of $250,000 in Fund IX. Mr. Wruble has capital commitments of $1,000,000 in TOF VI, $500,000 in Fund IX and $1,000,000 in SVOF LLC. Such interests are each less than one percent of the class of securities of each fund.

Proposal I. Election of Directors

Pursuant to the Company’s certificate of incorporation and bylaws the Company’s Board of Directors may change the number of Directors constituting the Board of Directors, provided that the number thereof will never be less than two nor more than nine. The Company currently has seven Directors on its Board of Directors, each of which is standing for election this year, and one vacancy. Each Director nominee elected at the Joint Meeting will serve until the later of the date of the 2019 Annual Meeting of Stockholders of the Company or until his or her successor is elected and qualifies, or until his or her earlier death, resignation, retirement or removal.

A stockholder of the Company can vote for or withhold his or her vote from any nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named below. If a nominee should decline or be unable to serve as a Director, it is intended that the proxy will be voted for the election of such person as is nominated by the Company’s Board of Directors as a replacement. The Company’s Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve, and each such person has consented to being named in this Joint Proxy Statement and to serve if elected.

The Board of Directors recommends that you vote FOR the election of the nominees named in this Joint Proxy Statement.

INFORMATION ABOUT THE NOMINEES AND DIRECTORS

Certain information with respect to the nominees for election at the Joint Meeting and the Directors is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, and the year in which each person became a Director. Each member of the Board of Directors of the Company is a member of the Board of Directors of SVCP.

The 1940 Act and the NASDAQ rules require that the Company’s Board of Directors consist of at least a majority of independent directors. Under the 1940 Act, in order for a Director to be deemed independent, he or she, among other things, generally must not: own, control or hold power to vote, 5% or more of the voting securities; control the Company or an investment advisor or principal underwriter to the Company; be an officer, director or employee of the Company or of an investment advisor or principal underwriter to the Company; be a member of the immediate family of any of the foregoing persons; knowingly have a direct or indirect beneficial interest in, or be designated as an executor, guardian or trustee of an interest in, any security issued by an investment advisor or principal underwriter to the Company or any parent company thereof; be a partner or employee of any firm that has acted as legal counsel to the Company or an investment advisor or principal underwriter to the Company during the last two years; or have certain relationships with a broker-dealer or other person that has engaged in agency transactions, principal transactions with, lent money or other property to, or distributed shares on behalf of, the Company. Under NASDAQ rules, in order for a Director to be deemed independent, the Company’s Board of Directors must determine that the individual does not have a relationship that would interfere with the Director’s exercise of independent judgment in carrying out his or her responsibilities.

The Company’s Board of Directors, in connection with the 1940 Act and NASDAQ rules, as applicable, has considered the independence of members of the Board of Directors who are not employed by the Advisor and has concluded that Kathleen A. Corbet, Eric J. Draut, M. Freddie Reiss, Peter E. Schwab and Brian F. Wruble (the “Independent Directors”) are not “interested persons” as defined by the 1940 Act and therefore qualify as independent directors under the standards promulgated by the 1940 Act and the NASDAQ rules. In reaching this conclusion, the Company’s Board of Directors concluded that Ms. Corbet and Messrs. Draut, Reiss, Schwab and Wruble had no relationships with the Advisor or any of its affiliates, other than their positions as Directors of the Company and other than, if applicable, investments in us or other private funds managed by the Advisor that are on the same terms as those of other stockholders and investors.

Each Director has been nominated for election as a Director to serve until the 2019 Annual Meeting of Stockholders of the Company, or until his or her successor is duly elected and qualifies. None of the Independent Directors has been proposed for election pursuant to any agreement or understanding with any other Director or the Company. The Company is party to an investment advisory agreement with the Advisor and, if Proposal II(a) is approved by the Company’s stockholders, the Company will enter into the New Company Agreement. Messrs. Levkowitz and Vig are each a managing partner of the Advisor and, if Proposal II(a) is approved by the

Company’s stockholders, Messrs. Levkowitz and Vig will be employed by the Advisor. In addition, pursuant to the terms of an administration agreement, the GP provides, or arranges to provide, the Company with the office facilities and administrative services necessary to conduct our day-to-day operations. The GP is controlled by the Advisor and its affiliates and, if Proposal II(a) is approved by the Company’s stockholders, the GP will be controlled by the Advisor and its affiliates.

Biographical Information

Name, Address and Age	Position(s) Held with Each Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	No. of Portfolios in Fund Complex Overseen	Other Public Company or Investment Company Directorships Held by Director*
Non-Interested Director Nominees

Kathleen A. Corbet 2951 28th Street, Suite 1000, Santa Monica, California 90405 Age: 58	Director, Governance and Compensation Committee Member, Audit Committee Member and Joint Transactions Committee Member	2018; 2017 to present
Ms. Corbet is principal of Cross Ridge Capital, LLC, a firm she founded in 2008, which specializes in private investing and strategic consulting in the fin/tech and data sectors. From 2004 until 2007, Ms. Corbet served as president of Standard & Poor’s, a provider of financial market intelligence. From 1993 until 2004, Ms. Corbet held several executive positions with Alliance Bernstein LP, an investment management and research firm, including as executive vice president and chief executive officer of the Alliance fixed income division. Since 2008, Ms. Corbet has been a director of MassMutual Financial Group, a mutual life insurance company, where she currently serves on the audit and investment committees and has previously served as lead director, chair of the audit committee and as a member of the executive committee. In 2016, Ms. Corbet was elected to serve as a director of CEB Inc., formerly known as Corporate Executive Board, providing best practice insight and technology, where she served on the audit committee. CEB, Inc. was sold to Gartner Group in April 2017. In July 2017, Ms. Corbet was appointed as an independent director to the board of AxiomSL, a private company providing enterprise-wide solutions for regulatory reporting, capital adequacy, risk management, liquidity, compliance and data management. In December 2017, Ms. Corbet was elected to the board of directors of the Waveny LifeCare network and its affiliated companies, a non-profit organization providing a continuum of healthcare services and living options for older adults and their families. Since 2009, Ms. Corbet has been a trustee for The Jackson Laboratory, an independent non-profit, biomedical research institution. Ms. Corbet has earned NACD Fellowship in both Governance and Board Leadership from the National Association of Corporate Directors.
				2 BDCs consisting of 1 Portfolio	None.

Name, Address and Age	Position(s) Held with Each Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	No. of Portfolios in Fund Complex Overseen	Other Public Company or Investment Company Directorships Held by Director*
Eric J. Draut 2951 28th Street, Suite 1000, Santa Monica, California 90405 Age: 60	Director, Audit Committee Chair, Governance and Compensation Committee Member and Joint Transactions Committee Member	2018; 2011 to present
From 2011 to present, Mr. Draut has been a Director, Audit Committee Chair, Governance and Compensation Committee Member and Joint Transactions Committee Member. In February 2015, Mr. Draut was appointed to the Board of Thrivent Financial for Lutherans, a registered investment adviser and Fortune 500 Company, and serves on the Operations and Audit Committees of the Board. In February 2015, Mr. Draut was also appointed to the Board of Holy Family Ministries, operator of Holy Family School, where he currently serves as the Interim Chief Executive Officer. From 2001 to 2010 Mr. Draut was Executive Vice President, Chief Financial Officer and a Director of Unitrin Inc. (renamed Kemper Corporation in 2011), a large insurance provider. From 2006 to 2008, he was Treasurer and Director of Lutheran Social Services of Illinois. From 2008 to 2010 and again from 2014 to 2017, Mr. Draut was Chairman of the Board of Lutheran Social Services of Illinois. From 2012 to 2014, Mr. Draut was Executive Chairman and, in 2017, became chairman emeritus, of the Board of Lutheran Social Services of Illinois. From 2007 to 2008, Mr. Draut was Co-Chair of the Finance Committee of the Executive Club of Chicago. From 2004 to 2012, Mr. Draut was a member of the Steering Committee for the Office of Risk Management and Insurance Research at the University of Illinois at Urbana-Champaign. Also, from 2008 to September 2013, Mr. Draut was a Director of Intermec, Inc., where he served as Chairman of the Audit Committee.
				2 BDCs consisting of 1 Portfolio	None.

M. Freddie Reiss 2951 28th Street, Suite 1000, Santa Monica, California 90405 Age: 71	Director, Audit Committee Member, Governance and Compensation Committee Chair and Joint Transaction Committee Member	2018; 2016 to present
From 2016 to present, Mr. Reiss has been a Director, Audit Committee Member, Governance and Compensation Committee Chair and Joint Transaction Committee Member. Mr. Reiss currently serves as an independent director of Woodbridge Group of Companies, a real estate consulting company. From March 2017 to August 2017, Mr. Reiss was an independent director of Classic Party Rentals. From March 2016 to November 2016, Mr. Reiss was a Director, Audit Committee Chair and member of the Nominating and Governance Committee of Ares Dynamic Credit Allocation Fund, Inc, a closed end management investment company. From February 2012 to November 2016, Mr. Reiss was Chairman of the Audit Committee and an independent board member for Contech Engineered Solutions, an engineering solutions provider. From September 2014 to November 2016, Mr. Reiss was Managing Member and Director of Variant Holdings LLC, a real estate operating company. Prior to 2013, Mr. Reiss was Senior Managing Director of FTI Consulting Inc.
				2 BDCs consisting of 1 Portfolio	None.

Name, Address and Age	Position(s) Held with Each Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	No. of Portfolios in Fund Complex Overseen	Other Public Company or Investment Company Directorships Held by Director*
Peter E. Schwab 2951 28th Street, Suite 1000, Santa Monica, California 90405 Age: 74	Director, Governance and Compensation Committee Member, Audit Committee Member and Joint Transactions Committee Member	2018; 2012 to present
From 2012 to present, Mr. Schwab has been a Director, Governance and Compensation Committee Member, Audit Committee Member and Joint Transactions Committee Member. Mr. Schwab currently is an emeritus member of the board of advisors for the Entrepreneurial Studies Center at the University of California, Los Angeles School of Business, is a board member for the Cardiovascular Research Foundation of Southern California, a board member of asset based lender, Stonegate Capital, a board member of West Coast Sports Associates, which is a nonprofit organization providing economically disadvantaged children in Southern California the opportunity to participate in sports, and a board member of Brentwood Country Club. Mr. Schwab is also a member of the board of directors of Rexford Industrial Realty, Inc., an NYSE publicly traded real estate investment trust, where he serves on the audit committee, compensation committee, and nominating and corporate governance committee. Mr. Schwab has 39 years of experience in the asset-based lending industry, most recently as chairman and chief executive officer of Wells Fargo Capital Finance, a unit of Wells Fargo & Company. Prior to joining Wells Fargo Capital Finance (and its predecessor firm Foothill Capital Corporation), he was vice president of business development with Aetna Business Credit (now known as Barclays American Business Credit). He started his career as business development officer at the National Acceptance Company of California, an asset based lender.
				2 BDCs consisting of 1 Portfolio	Rexford Industrial Realty, Inc.

Brian F. Wruble 2951 28th Street, Suite 1000, Santa Monica, California 90405 Age: 75	Director, Governance and Compensation Committee Member, Audit Committee Member and Joint Transactions Committee Member	2018; 2015 to present
From 2015 to present, Mr. Wruble has been a Director, Governance and Compensation Committee Member, Audit Committee Member and Joint Transactions Committee Member. Mr. Wruble currently serves on the board of the Institute for Advanced Study, for which he is treasurer, the Jackson Laboratory, for which he is chairman emeritus, and the Oppenheimer Funds New York Board, for which he is chairman. He was a director of the Special Value Opportunities Fund, LLC, an investment fund advised by the Advisor that operated as a registered investment company until the fund de-registered in 2015. He is a past governor of the Association for Investment Management and Research and a past chairman of the Institute of Chartered Financial Analysts. He was a general partner of Odyssey Partners, L.P., and he was a founder of Odyssey Investment Partners, LLC, both private investment firms in New York. Prior to joining Odyssey, Mr. Wruble was president and chief executive officer of the Delaware Group of Mutual Funds. He is a Chartered Financial Analyst and an associate editor of CFA Digest.
				2 BDCs consisting of 1 Portfolio	Oppenheimer Funds.**
Interested Director Nominees†

Howard M. Levkowitz 2951 28th Street, Suite 1000, Santa Monica, California 90405 Age: 50	Director and Chief Executive Officer	2018; 2006 to present
Mr. Levkowitz is Chair of each of the Fund’s Board of Directors and Chief Executive Officer of the Company and SVCP. Prior to 2012, Mr. Levkowitz served as President of the Company. Mr. Levkowitz serves as executive officer of other consolidated funds managed by the Advisor and is Chair of the Advisor’s Management Committee. From 1999 to 2004 he was a Portfolio Manager at the Advisor. From 2005 to present, he has been a Managing Partner at the Advisor.
				2 BDCs consisting of 1 Portfolio	None.

Name, Address and Age	Position(s) Held with Each Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	No. of Portfolios in Fund Complex Overseen	Other Public Company or Investment Company Directorships Held by Director*
Rajneesh Vig 2951 28th Street, Suite 1000, Santa Monica, California 90405 Age: 46	Director; President and Chief Operating Officer	2018; 2012 to present (President); 2013 to present (Director and Chief Operating Officer)
In 2012, Mr. Vig became President of the Company. In 2013, Mr. Vig became a Director and the Chief Operating Officer of the Company. Mr. Vig is also as an executive officer of other consolidated funds managed by the Advisor. Since 2011, Mr. Vig has been a Managing Partner of the Advisor. From 2009 to 2010, he was a Partner of the Advisor. From 2006 to 2008, he was a Managing Director of the Advisor. Since 2007, Mr. Vig has been a Director of Dialogic Inc., and its predecessor entity, Dialogic Corporation, a communications technology solutions provider.
				2 BDCs consisting of 1 Portfolio	None.
Executive Officers Who Are Not Directors

Paul L. Davis 2951 28th Street, Suite 1000, Santa Monica, California 90405 Age: 44	Chief Financial Officer	N/A; 2008 to present
Mr. Davis has been the Chief Financial Officer of the Company since 2008. From 2004 to August 2008, Mr. Davis was Chief Compliance Officer of the Company and Chief Compliance Officer and Vice President of Finance of the Advisor. From August 2010 to present, he has been Chief Financial Officer of the Advisor and Mr. Davis is Chief Financial Officer of other funds managed by the Advisor.
				N/A	N/A
Elizabeth Greenwood 2951 28th Street, Suite 1000, Santa Monica, California 90405 Age: 54	General Counsel, Secretary and Chief Compliance Officer	N/A; 2007 to present as Secretary; 2008 to present as Chief Compliance Officer; 2017 to present as General Counsel
Ms. Greenwood became Secretary of the Company in 2007, Chief Compliance Officer in 2008 and General Counsel in 2017. From 2007 to 2008, she was Associate General Counsel at the Advisor; from 2008 to present, she has been General Counsel of the Advisor; from August 2008 to present, she has been Chief Compliance Officer of the Advisor and Ms. Greenwood is General Counsel, Secretary and Chief Compliance Officer of other funds managed by the Advisor.
				N/A	N/A
*	Directorships disclosed under this column do not include directorships disclosed under the column “Principal Occupation(s) During Past Five Years.”
**	Oppenheimer Funds includes the following entities, which are part of a single family of funds: Oppenheimer Capital Appreciation Fund; Oppenheimer Developing Markets Fund; Oppenheimer Discovery Fund; Oppenheimer Discovery Mid Cap Growth; Oppenheimer Dividend Opportunity Fund; Oppenheimer Emerging Markets Innovators Fund; Oppenheimer Equity Income Fund; Oppenheimer Global Fund; Oppenheimer Global Multi-Alternatives Fund; Oppenheimer Global Multi-Asset Growth; Oppenheimer Global Multi-Asset Income Fund; Oppenheimer Global Multi Strategies Fund; Oppenheimer Global Opportunities Fund; Oppenheimer Global Real Estate Fund; Oppenheimer Global Value Fund; Oppenheimer Gold & Special Minerals Fund; Oppenheimer Government Money Market Fund; Oppenheimer Government Institutional Money Market Fund; Oppenheimer International Diversified Fund; Oppenheimer International Growth and Income Fund; Oppenheimer International Growth Currency Hedged Fund; Oppenheimer International Growth Fund; Oppenheimer International Small-Mid Company Fund; Oppenheimer International Value Fund; Oppenheimer Limited-Term Bond Fund; Oppenheimer Macquarie Global Infrastructure Fund; Oppenheimer Master International Value Fund, LLC; Oppenheimer Multi-State Municipal Trust; Oppenheimer Portfolio Series; Oppenheimer Quest For Value Funds/Oppenheimer Fundamental Alternatives Fund; Oppenheimer Quest For Value Funds/Oppenheimer Global Allocation Fund; Oppenheimer Quest For Value Funds/Oppenheimer Mid Cap Value Fund; Oppenheimer Real Estate Fund; Oppenheimer Rising Dividends Fund; Oppenheimer Rochester AMT-Free Municipal Fund; Oppenheimer Rochester AMT-Free New York Municipal Fund; Oppenheimer Rochester Arizona Municipal Fund; Oppenheimer Rochester California Municipal Fund; Oppenheimer Rochester Fund Municipals; Oppenheimer Rochester Intermediate Term Municipal Fund; Oppenheimer Rochester Limited Term California Municipal Fund; Oppenheimer Rochester Limited Term Municipal Fund; Oppenheimer Rochester Limited Term New York Municipal Fund; Oppenheimer Rochester Maryland Municipal Fund; Oppenheimer Rochester Massachusetts Municipal Fund; Oppenheimer Rochester Michigan Municipal Fund; Oppenheimer Rochester Minnesota Municipal Fund; Oppenheimer Rochester North Carolina Municipal Fund; Oppenheimer Rochester Ohio Municipal Fund; Oppenheimer Rochester Short Term Municipal Fund; Oppenheimer Rochester Virginia Municipal Fund; Oppenheimer Series Fund; and Oppenheimer Small Cap Value Fund.
†	Messrs. Levkowitz and Vig are “interested persons” (as defined in the 1940 Act) of the Company by virtue of their current positions with the Advisor.

The Company’s Board of Directors has adopted procedures for evaluating potential Director candidates against the knowledge, experience, skills, expertise and diversity that it believes are necessary and desirable for such candidates. The Company’s Board of Directors believes that each Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by such procedures. In addition to such procedures, the Company’s Board of Directors has adopted requirements that (1) no Director serve concurrently as a director of more than six public companies, for which directorships on companies in a family of funds will count as a single directorship and (2) Directors be subject to a mandatory retirement age of 75, which mandatory retirement age may be waived by a majority vote of the Company’s Board of Directors. Furthermore, in determining that a particular Director was and continues to be qualified to serve as a Director, the Company’s Board of Directors has considered a variety of criteria, none of which, in isolation, was controlling. The Company’s Board of Directors believes that, collectively, the Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Company’s Board of Directors to operate effectively in governing the Company and protecting the interests of stockholders. Among the attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Advisor and other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Directors. Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a member of the Company’s Board of Directors of the Company, other investment companies, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Company’s Board of Directors and committee meetings, as well as his or her leadership of standing committees; or other relevant life experiences. Information about the specific experience, skills, attributes and qualifications of each Director, which in each case led to the Company’s Board of Director’s conclusion that the Director should serve as a Director of the Company, is provided below.

Interested Directors

Howard M. Levkowitz:   Mr. Levkowitz is Chair of each of the Fund’s Board of Directors and Chief Executive Officer of the Company and SVCP. Mr. Levkowitz serves as executive officer of other consolidated funds advised by the Advisor and is Chair of the Advisor’s Management Committee. Each of the Fund’s Board of Directors benefits from Mr. Levkowitz’s experience at the Advisor and his intimate knowledge of the decision process used by the Advisor’s Investment Committee. In addition to overseeing the Company, Mr. Levkowitz has served as a director of both public and private companies and has served on a number of formal and informal creditor committees. Each of the Fund’s Board of Directors also benefits from Mr. Levkowitz’s past experience as an attorney specializing in real estate and insolvencies with Dewey Ballantine. Mr. Levkowitz received a B.A. in History (Magna Cum Laude) from the University of Pennsylvania, a B.S. in Economics (Magna Cum Laude, concentration in finance) from The Wharton School, and a J.D. from the University of Southern California. Mr. Levkowitz’s current service as Chief Executive Officer and longstanding service as Chair of the Board of Directors and president of the Company, executive officer of other consolidated funds advised by the Advisor and Co-Founder of the Advisor and Chair of its Management Committee provide him with a specific understanding of the Company, its operation, and the business and regulatory issues facing the Company.

Rajneesh Vig:   Mr. Vig is the Chief Operating Officer and President of the Company and SVCP. Since 2011, Mr. Vig has been a Managing Partner of the Advisor. Each of the Fund’s Board of Directors benefits from Mr. Vig’s experience in accounting, finance and consulting as well as his position with the Advisor. From 2009 to 2010, he was a Partner of the Advisor. From 2006 to 2008, he was a Managing Director of the Advisor. Prior to joining the Advisor, Mr. Vig worked for Deutsche Bank in New York as a member of the bank’s Principal Finance Group. Prior to that, Mr. Vig was a Director in the Technology Investment Banking group in San Francisco where he advised a broad range of growth and large cap technology companies on merger, acquisition and public/private financing transactions. Prior to his time at Deutsche Bank, Mr. Vig was a Manager in Price Waterhouse’s Shareholder Value Consulting group, and he began his career in Arthur Andersen’s Financial Markets/Capital Markets group. He currently serves on the board of Dialogic and is a board observer for GSI Group. Mr. Vig is also on the Los Angeles Advisory Board of the Posse Foundation, a non-profit organization that identifies, recruits and trains student leaders from public high schools for enrollment at top-tier universities. He received a B.A. with highest honors in Economics and Political Science from Connecticut College and an

M.B.A. in Finance from New York University. Mr. Vig’s current service as President of the Company and executive officer of other consolidated funds managed by the Advisor provides him with a specific understanding of the Company, its operation, and the business and regulatory issues facing the Company.

Independent Directors

Kathleen A. Corbet:   Ms. Corbet is a Director and member of the Company’s Governance and Compensation Committee, member of the Audit Committee and a member of the Joint Transactions Committee. Ms. Corbet is principal of Cross Ridge Capital, LLC, a firm she founded in 2008, which specializes in private investing and strategic consulting in the fin/tech and data sectors. From 2004 until 2007, Ms. Corbet served as president of Standard & Poor’s, a provider of financial market intelligence. From 1993 until 2004, Ms. Corbet held several executive positions with Alliance Bernstein LP, an investment management and research firm, including as executive vice president and chief executive officer of the Alliance fixed income division. Since 2008, Ms. Corbet has been a director of MassMutual Financial Group, a mutual life insurance company, where she currently serves on the audit and investment committees and has previously served as lead director, chair of the audit committee and as a member of the executive committee. In 2016, Ms. Corbet was elected to serve as a director of CEB Inc., formerly known as Corporate Executive Board, providing best practice insight and technology, where she served on the audit committee. CEB, Inc. was sold to Gartner Group in April 2017. In July 2017, Ms. Corbet was appointed as an independent director to the board of AxiomSL, a private company providing enterprise-wide solutions for regulatory reporting, capital adequacy, risk management, liquidity, compliance and data management. In December 2017, Ms. Corbet was elected to the board of directors of the Waveny LifeCare network and its affiliated companies, a non-profit organization providing a continuum of healthcare services and living options for older adults and their families. Since 2009, Ms. Corbet has been a trustee for The Jackson Laboratory, an independent non-profit, biomedical research institution. Ms. Corbet has earned NACD Fellowship in both Governance and Board Leadership from the National Association of Corporate Directors. Ms. Corbet received a B.S. from Boston College and an MBA from New York University’s Stern School of Business. Ms. Corbet’s knowledge of financial and accounting matters qualifies her to serve as a member of the Company’s Audit Committee.

Eric J. Draut:   Mr. Draut is a Director, Chair of the Company’s Audit Committee, member of the Governance and Compensation Committee and member of the Joint Transactions Committee. Each of the Fund’s Board of Directors benefits from Mr. Draut’s nearly 30-year career in accounting. Mr. Draut completed a 20-year career at Kemper Corporation (formerly Unitrin, Inc.) in 2010, serving the last nine years as Executive Vice President, Chief Financial Officer and a member of its board of directors. Mr. Draut also held positions at Kemper Corporation as Group Executive, Treasurer and Corporate Controller. Prior to joining Kemper Corporation, Mr. Draut was Assistant Corporate Controller at Duchossois Industries, Inc. and at AM International, Inc. Mr. Draut began his career at Coopers and Lybrand. Mr. Draut is a Certified Public Accountant, received an M.B.A. in finance and operations from J.L. Kellogg Graduate School of Management at Northwestern University and a B.S. in accountancy from the University of Illinois at Urbana-Champaign, graduating with High Honors. Until September 2013 Mr. Draut served as a Director and Chairman of the audit committee of Intermec. In February 2015, Mr. Draut was appointed to the Board of Thrivent Financial for Lutherans, a registered investment adviser and Fortune 500 Company, and serves on the Operations and Audit Committees of the Board. In February 2015 Mr. Draut was also appointed to the Board of Holy Family Ministries, operator of Holy Family School, where he currently serves as the Interim Chief Executive Officer. Mr. Draut volunteers with Lutheran Social Services of Illinois where he currently serves as chairman emeritus of the Board of Directors and recently served as Executive Chairman of its Board of Directors. Mr. Draut is also a National Association of Corporate Directors Fellow. Mr. Draut’s knowledge of financial and accounting matters, and his independence from the Company and the Advisor, qualifies him to serve as the Chair of the Company’s Audit Committee.

M. Freddie Reiss:   Mr. Reiss is a Director and member of the Company’s Audit Committee, Chair of the Governance and Compensation Committee and a member of the Joint Transaction Committee. Mr. Reiss retired from his role as Senior Managing Director in the Corporate Finance/Restructuring practice of FTI Consulting, Inc. in 2013. Mr. Reiss has over 30 years of experience in strategic planning, cash management, liquidation analysis, covenant negotiations, forensic accounting and valuation. He specializes in advising on bankruptcies, reorganizations, business restructuring and in providing expert witness testimony for underperforming companies. Prior to joining FTI Consulting, Mr. Reiss was a partner and west region leader at PricewaterhouseCoopers, LLP, where he co-founded the Business Restructuring Services practice. Mr. Reiss is a recognized expert in the field of financial restructuring. Mr. Reiss holds an M.B.A. from City College of New York’s Baruch College and a B.B.A. from City College of New York’s Bernard Baruch School of Business. He is a certified insolvency and restructuring advisor, a certified public accountant in New York and California and a certified turnaround professional. Mr. Reiss currently serves as an independent director of Woodbridge Group of Companies. From March 2017 to August 2017, Mr. Reiss was an independent director of Classic Party Rentals. Mr. Reiss was formerly an independent director, audit committee chair and a member of the nominating and governance committee of Ares Dynamic Credit Allocation Fund, Inc. He is also on the Board of Trustees for the Baruch College Fund, and was chairman of the audit committee and independent board member for Contech Engineered Solutions and Managing Member and director of Variant Holdings LLC. Mr. Reiss was an independent director and member of the audit committee of the Advisor’s Special Value Opportunities Fund. He was also an independent director and chair of the audit committee for Liberty Medical Group and Brundage Bone Inc. Mr. Reiss’s knowledge of financial and accounting matters qualifies him to serve as a member of the Company’s Audit Committee.

Peter E. Schwab:   Mr. Schwab is a Director, Governance and Compensation Committee Member, Audit Committee Member and Joint Transactions Committee Member. Mr. Schwab currently is an emeritus member of the board of advisors for the Entrepreneurial Studies Center at the University of California, Los Angeles School of Business, is a board member for the Cardiovascular Research Foundation of Southern California, a board member of Stonegate Capital, a board member of West Coast Sports Associates and a board member of Brentwood Country Club. Mr. Schwab is also a member of the board of directors of Rexford Industrial Realty, Inc., an NYSE publicly traded real estate investment trust (“Rexford”), and serves on the audit committee, compensation committee, and nominating and corporate governance committee for Rexford. Mr. Schwab received a B.S. in education from California State University, Northridge and his master’s degree in education administration from California State University, Northridge. He has 39 years of experience in the asset-based lending industry, most recently as chairman and chief executive officer of Wells Fargo Capital Finance, a unit of Wells Fargo & Company. Prior to joining Wells Fargo Capital Finance (and its predecessor firm Foothill Capital Corporation), he was vice president of business development with Aetna Business Credit (now known as Barclays American Business Credit). He started his career as business development officer at the National Acceptance Company of California. Mr. Schwab’s knowledge of financial and accounting matters qualifies him to serve as a member of the Company’s Audit Committee.

Brian F. Wruble:   Mr. Wruble is a Director, Governance and Compensation Committee Member, Audit Committee Member and Joint Transactions Committee Member. Mr. Wruble currently serves on the board of the Institute for Advanced Study, for which he is treasurer, the Jackson Laboratory, for which he is chairman emeritus, and the Oppenheimer Funds New York Board, for which he is chairman. He was a director of the Special Value Opportunities Fund, LLC, an investment fund advised by our Advisor that operated as a registered investment company until the fund de-registered in 2015. He is a past governor of the Association for Investment Management and Research and a past chairman of the Institute of Chartered Financial Analysts. He was a general partner of Odyssey Partners, L.P., and he was a founder of Odyssey Investment Partners, LLC, both private investment firms in New York. Prior to joining Odyssey, Mr. Wruble was president and chief executive officer of the Delaware Group of Mutual Funds. Mr. Wruble joined Delaware in 1992 following 13 years with The Equitable Life Assurance Society of the U.S. At Equitable, he was executive vice president and chief investment officer. He also served as chairman, president and CEO of Equitable Capital Management Corporation, a wholly-owned investment management subsidiary of Equitable. Mr. Wruble founded Equitable Capital in 1985. With clients that included pension funds, endowments, foundations, insurance companies and individual investors, Equitable Capital grew to become a manager of nearly $40 billion in stocks, bonds and privately placed securities. Prior to joining Equitable in 1979, Mr. Wruble spent nearly 10 years on Wall Street, most recently with Smith Barney, Harris Upham and Company where he was vice president and co-manager of fundamental equities research and a member of the Institutional Investor “All America Research Team.” From 1966-1970, Mr. Wruble was an engineer with the Sperry Gyroscope Company. In that capacity, he served at sea on-board the U.S. Navy experimental nuclear-powered deep submersible, “Submarine NR-1.” Mr. Wruble was a McMullen Scholar at Cornell University where he earned bachelors and masters degrees in electrical engineering. He received an MBA with distinction from New York University. He is a Chartered Financial Analyst and an associate editor of CFA Digest. Mr. Wruble’s knowledge of financial and accounting matters qualifies him to serve as a member of the Company’s Audit Committee.

Executive Officers Who Are Not Directors

Paul L. Davis:   Mr. Davis is the Chief Financial Officer of the Company and SVCP. Mr. Davis also serves as Chief Financial Officer of the Advisor and other consolidated funds managed by the Advisor. Prior to being appointed CFO, he served for four years as Chief Compliance Officer of the Company and as Chief Compliance Officer and Vice President of Finance of the Advisor. He was formerly employed as Controller of a publicly-traded securities brokerage firm, following employment at Arthur Andersen, LLP as an auditor. He received a B.A. (Magna Cum Laude) in Business-Economics from the University of California at Los Angeles, and is a Certified Public Accountant in the State of California.

Elizabeth Greenwood:   Ms. Greenwood is General Counsel and Chief Compliance Officer of the Advisor, and General Counsel, Secretary and Chief Compliance Officer of the Company and SVCP. Prior to joining the Company in 2007, Ms. Greenwood served as General Counsel and Chief Compliance Officer at Strome Investment Management, L.P. Prior to that, Ms. Greenwood served as Counsel at companies funded by Pacific Capital Group and Ridgestone Corporation. She began her legal career as an Associate with Stroock & Stroock & Lavan LLP. Ms. Greenwood received a J.D. from Stanford Law School and a Bachelor of Business Administration with highest honors from The University of Texas at Austin.

CORPORATE GOVERNANCE

Our Directors have been divided into two groups — Interested Directors and Independent Directors. Interested Directors are “interested persons” as defined in the 1940 Act. Howard M. Levkowitz and Rajneesh Vig are Interested Directors by virtue of their employment with the Advisor. In part because the Company is an externally-managed investment company, the Company’s Board of Directors believes having an interested chairperson that is familiar with the Company’s portfolio companies, its day-to-day management and the operations of the Advisor, greatly enhances, among other things, its understanding of the Company’s investment portfolio, business, finances and risk management efforts. In addition, the Company’s Board of Directors believes that Mr. Levkowitz’s employment with the Advisor allows for the efficient mobilization of the Advisor’s resources at the Company’s Board of Director’s behest and on its behalf. The Board of Directors of the Company does not have a lead independent director. The Company’s Board of Directors believes its relatively small size and the composition and leadership of its committees allow each Director to enjoy full, accurate and efficient communication with the Company, the Advisor and management, and facilitates the timely transmission of information among such parties.

Director Independence

On an annual basis, each member of the Company’s Board of Directors is required to complete an independence questionnaire designed to provide information to assist the Board of Directors in determining whether the Director is independent. The Company’s Board of Directors has determined that each of our Directors, other than Messrs. Levkowitz and Vig, is independent under the 1940 Act and the NASDAQ Global Select Market listing standards.

Means by Which the Board of Directors Supervises Executive Officers

The Company’s Board of Directors is regularly informed on developments and issues related to the business of the Company, and monitors the activities and responsibilities of the executive officers in various ways. At each regular meeting of the Company’s Board of Directors, the executive officers report to the Company’s Board of Directors on developments and important issues. Each of the executive officers, as applicable, also provides regular updates to the members of the Company’s Board of Directors regarding the Company’s business between the dates of regular meetings of the Company’s Board of Directors. Executive officers and other members of the Advisor, at the invitation of the Company’s Board of Directors, regularly attend portions of meetings of the Company’s Board of Directors and its committees to report on the financial results of the Company, its operations, performance and outlook, and on areas of the business within their responsibility, including risk management and management information systems, as well as other business matters.

The Board of Director’s Role in Risk Oversight

Day-to-day risk management with respect to the Company is the responsibility of the Advisor or other service providers (depending on the nature of the risk) subject to the supervision of the Advisor. The Company is subject to a number of risks, including investment, compliance, operational and valuation risks, among others.

While there are a number of risk management functions performed by the Advisor and the other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Company. Risk oversight is part of the Company’s Board of Director’s general oversight of the Company and is addressed as part of various Board of Directors and committee activities. The Company’s Board of Directors, directly or through a committee, also reviews reports from, among others, management, the independent registered public accounting firm for the Company and internal accounting personnel for the Advisor, as appropriate, regarding risks faced by the Company and management’s or the service provider’s risk functions. The committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of the Company’s activities and associated risks. Our Chief Compliance Officer oversees the implementation and testing of the Company’s compliance program and reports to the Company’s Board of Directors regarding compliance matters for the Company and its service providers. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.

Code of Conduct

We have adopted a code of conduct which applies to, among others, our senior officers, including our Chief Executive Officer and Chief Financial Officer. Our code of conduct is an exhibit to our Annual Report on Form 10-K filed with the Commission, and can be accessed via the Internet site of the Commission at http://www.sec.gov. We disclose material amendments to or waivers from a required provision of the code of conduct, if any, on Form 8-K.

Code of Ethics

We and the Advisor have each adopted a code of ethics pursuant to the 1940 Act and, with respect to the Advisor, the Advisers Act that establishes procedures for personal investments and restricts certain personal securities transactions. The code of ethics can be accessed at http://investors.tcpcapital.com/corporate-governance. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.

BOARD MEETINGS

During the Company’s fiscal year ended December 31, 2017, the Company’s Board of Directors met eight times. No incumbent Director who was a Director during such fiscal year attended less than 75% of the aggregate number of meetings of the Company’s Board of Directors and of each committee of the Company’s Board of Directors on which the Director served during the Company’s most recently completed fiscal year. At the 2017 Annual Meeting, six of the Directors attended in person.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors currently has three committees: an Audit Committee, a Governance and Compensation Committee and a Joint Transaction Committee.

Audit Committee. The Audit Committee operates pursuant to a charter approved by our Board of Directors and met five times during the fiscal year ended December 31, 2017. The Audit Committee currently holds regular meetings on a quarterly basis and special meetings as needed. The charter sets forth the responsibilities of the Audit Committee and can be accessed at http://investors.tcpcapital.com/corporate-governance. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board of Directors in fulfilling its responsibilities for overseeing all material aspects of our accounting and financial reporting processes, monitoring the independence and performance of our independent registered public accounting firm, providing a means for open communication among our independent accountants, financial and senior management and the Board of Directors, and overseeing our compliance with legal and regulatory requirements. The Audit Committee is presently composed of Ms. Corbet and Messrs. Draut (Chair), Reiss, Schwab and Wruble, each of whom is considered independent for purposes of the 1940 Act and The Nasdaq Global Select Market listing standards. Our Board of Directors has determined that each member of our Audit Committee is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the

1934 Act. In addition, each member of our Audit Committee meets the current independence and experience requirements of Rule 10A-3 of the 1934 Act and, in addition, is not an “interested person” of the Company or of the Advisor as defined in Section 2(a)(19) of the 1940 Act.

Joint Transaction Committee. The Joint Transaction Committee, which during the fiscal year ended December 31, 2017 was comprised of Ms. Corbet and Messrs. Draut, Reiss, Schwab and Wruble, met 16 times during such fiscal year. The Joint Transaction Committee operates to approve the allocation of certain private placement transactions in which we participate with one or more of the Advisor’s other accounts in accordance with our exemptive orders obtained from the Commission.

Governance and Compensation Committee. The Governance and Compensation Committee operates pursuant to a charter approved by our Board of Directors. The charter sets forth the responsibilities of the Governance and Compensation Committee, including, but not limited to, making nominations for the appointment or election of independent directors, personnel training policies, administering the provisions of the code of ethics applicable to the Independent Directors and determining, or recommending to the Board of Directors for determination, the compensation of any executive officers of the Company. The charter can be accessed on the Company’s website. Currently, the Company’s executive officers do not receive any direct compensation from the Company. The Governance and Compensation Committee consists of Ms. Corbet and Messrs. Draut, Reiss (Chair), Schwab and Wruble, each of whom is considered independent for purposes of the 1940 Act and The Nasdaq Global Select Market listing standards. The Governance and Compensation Committee met two times during the fiscal year ended December 31, 2017.

With respect to nominations to the Board of Directors, the Governance and Compensation Committee seeks to identify individuals to serve on the Board of Directors who have a diverse range of viewpoints, qualifications, experiences, backgrounds and skill sets so that the Board of Directors will be better suited to fulfill its responsibility of overseeing the Company’s activities. In so doing, the Governance and Compensation Committee reviews the size of the Board of Directors and the knowledge, experience, skills, expertise and diversity of the Directors in light of the issues facing the Company in determining whether one or more new Directors should be added to the Board of Directors.

The Governance and Compensation Committee may consider recommendations for nomination of Directors from our stockholders. Nominations made by stockholders must be delivered to or mailed (setting forth the information required by our bylaws) and received at our principal executive offices not earlier than 150 days nor fewer than 120 days in advance of the first anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting has changed by more than 30 days from the prior year, the nominations must be received not earlier than the 150th day prior to the date of such annual meeting nor later than the later of (i) the 120th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of such meeting date is made.

COMPENSATION OF DIRECTORS AND ADVISORY BOARD MEMBERS

The Company is authorized to pay each Independent Director the following amounts for serving as a Director: (i) $80,000 a year; (ii) $5,000 for each meeting of the Board of Directors or a committee thereof physically attended by such Director; (iii) $5,000 for each regular meeting of the Board of Directors or a committee thereof attended via telephone by such Director; and (iv) $1,000 for each special meeting of the Board of Directors or a committee thereof attended via telephone by such Director. The Chair of the Governance and Compensation Committee receives $5,000 per year and the Chair of the Audit Committee receives $15,000 per year. Each Director is also entitled to reimbursement for all out-of-pocket expenses of such person in attending each meeting of the Board of Directors and any committee thereof. SVCP bears two-thirds of the cost of Director compensation, while the Company bears the remaining one-third.

COMPENSATION OF EXECUTIVE OFFICERS

None of the officers receive compensation from the Company. The compensation of the officers is paid by the Advisor or through distributions from the GP. A portion of such compensation may be reimbursed by the Company for the cost to the Advisor or the GP of administrative services rendered by him or her on behalf of the Company.

INDEMNIFICATION OF BOARD MEMBERS AND OFFICERS

The governing documents of the Company generally provide that, to the extent permitted by applicable law, the Company will indemnify its Directors and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company unless, as to liability to the Company or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices. In addition, the Company will not indemnify Directors with respect to any matter as to which Directors did not act in good faith in the reasonable belief that his or her action was in the best interest of the Company or, in the case of any criminal proceeding, as to which the Directors had reasonable cause to believe that the conduct was unlawful. Indemnification provisions contained in the Company’s governing documents are subject to any limitations imposed by applicable law.

CONFLICTS OF INTEREST, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into a number of business relationships with affiliated or related parties, including the following:

•	We have entered into the Existing Agreements with the Advisor.
•	The GP provides us with administrative services necessary to conduct our day-to-day operations. For providing these services, facilities and personnel, the GP may be reimbursed by us for expenses incurred by the GP in performing its obligations under the administration agreement, including our allocable portion of the cost of certain of our officers and the GP’s administrative staff and providing, at our request and on our behalf, significant managerial assistance to portfolio companies to which we are required to provide such assistance.
•	The Company has entered into a royalty-free license agreement with the Advisor, pursuant to which the Advisor has agreed to grant us a non-exclusive, royalty-free license to use the name “TCP.”
•	Pursuant to its limited partnership agreement, the GP is Series H of SVOF/MM, LLC. SVOF/MM, LLC is an affiliate of the Advisor and certain classes and series of SVOF/MM, LLC serve as the general partner, managing member or sub-advisor of certain other funds managed by the Advisor.

The Advisor and its affiliates, employees and associates currently do and in the future may manage other funds and accounts. The Advisor and its affiliates may determine that an investment is appropriate for us and for one or more of those other funds or accounts. Accordingly, conflicts may arise regarding the allocation of investments or opportunities among us and those accounts. In general, the Advisor will allocate investment opportunities pro rata among us and the other funds and accounts (assuming the investment satisfies the objectives of each) based on the amount of committed capital each then has available. The allocation of certain investment opportunities in private placements will continue to be subject to Independent Director approval pursuant to the terms of the co-investment exemptive order applicable to us. In certain cases, investment opportunities may be made other than on a pro rata basis. For example, we may desire to retain an asset at the same time that one or more other funds or accounts desire to sell it or we may not have additional capital to invest at a time the other funds or accounts do. If the Advisor is unable to manage our investments effectively, we may be unable to achieve our investment objective. In addition, the Advisor may face conflicts in allocating investment opportunities between us and certain other entities that could impact our investment returns.

While our ability to enter into transactions with our affiliates is restricted under the 1940 Act, we have received co-investment exemptive relief from the Commission permitting certain affiliated investments subject to certain conditions. The exemptive relief may enable us to participate in certain transactions that we could not invest in without the relief. However, as a result, we may face conflicts of interest on investments made pursuant to the exemptive relief conditions which could in certain circumstances affect adversely the price paid or received by us or the availability or size of the position purchased or sold by us. As discussed further below under Proposal II, the Advisor and BlackRock currently anticipate that, following completion of the Transaction, the Company, SVCP, BCIA and BlackRock's current BDC will rely on the BlackRock Order (as defined below) to make co-investments, although approval of allocations of investment opportunities to the Company and SVCP will remain subject to the approval of the Independent Directors of the Company and SVCP, as such approval is a condition of both the TCP Order (as defined below) and the BlackRock Order.

The officers and interested directors of the Company have an interest in the Transaction based on their expected employment by the Advisor following the Transaction. Accordingly, the officers and interested directors may have been, and continue to be, subject to conflicts of interest in their consideration of the terms of the Transaction. For further discussion regarding these conflicts, please see the section titled “Significant Conflicts of Interests of Our Directors that are Employed by the Advisor” in Proposals II(a) and II(b) below.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the 1934 Act, our Directors and executive officers, and any persons holding more than 10% of our common stock, are required to report their beneficial ownership and any changes therein to the Commission and us. Specific due dates for those reports have been established, and we are required to report herein any failure to file such reports by those due dates. Based on our review of Forms 3, 4 and 5 filed by such persons, and information provided by our Directors and officers, we believe that during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to such persons were met in a timely manner. Each change in beneficial ownership related to a single acquisition separately effected by each Director.

Proposal II(a): Approval of the Company’s Entry into the New Company Agreement to Permit the Advisor to Serve as Investment Advisor to the Company following the Transaction

Proposal II(b): Approval of SVCP’s Entry into the New SVCP Agreement to Permit the Advisor to Serve as Investment Advisor to SVCP following the Transaction

Background

On April 17, 2018, the Company announced that the Advisor entered into the Transaction Agreement, pursuant to which the Advisor will be merged with and into a wholly-owned subsidiary of BCIA, an indirect wholly-owned subsidiary of BlackRock, with the Advisor being the surviving entity after the merger. Although the Advisor will be an indirect wholly-owned subsidiary of BlackRock following the completion of the Transaction, all employees of the Advisor, including all of the investment professionals currently managing the Funds as well as the five voting members of the Advisor’s Investment Committee (Mark K. Holdsworth, Michael Leitner, Howard M. Levkowitz, Philip M. Tseng and Rajneesh Vig), will receive employment offers by BlackRock (or its affiliates) to continue managing the Funds. Each of the voting members of the Advisor’s Investment Committee has indicated that he intends to accept his employment offer and will continue to serve as voting member of the Advisor’s Investment Committee. The Advisor expects that its investment process will not substantially change following the Transaction and, instead, will be enhanced because of the resources of BlackRock that will be available to the Advisor following the Transaction. The consummation of the Transaction is subject to certain terms and conditions, including, among others, approval of the New Agreements by the shareholders and the receipt of required regulatory and other approvals, including approvals from a specified amount of other clients managed by the Advisor. If each of the terms and conditions is satisfied or waived, the parties to the Transaction anticipate that the closing of the Transaction will occur in the third quarter of 2018.

The Existing Agreements, as required by Section 15 of the 1940 Act, provide for their automatic termination in the event of their “assignment” (as defined in the 1940 Act). The consummation of the Transaction will result in an assignment of the Existing Agreements and therefore cause the automatic termination of the Existing Agreements. Contingent upon shareholder approval of the New Agreements and the consummation of the Transaction, the Advisor will enter into investment management agreements with the Funds to permit the Advisor to serve as investment advisor to the Funds. Completion of the Transaction is subject to a number of conditions, including obtaining shareholder approval of the New Agreements, which will be substantially the same as the Existing Agreements, to take effect immediately after the closing of the Transaction. The Advisor and BlackRock currently expect to complete the Transaction as promptly as practicable following shareholder approval of Proposals II(a) and II(b) assuming satisfaction of the other closing conditions at that time. Closing is expected to occur in the third quarter of 2018.

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At December 31, 2017, BlackRock had assets under management of $6.288 trillion. BlackRock helps clients meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of December 31, 2017, the firm had approximately 14,000 employees in more than 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa.

Management of the Advisor and BlackRock believe that the Transaction will combine the benefits of the extensive experience of the Advisor’s investment professionals with the resources of BlackRock. The Advisor expects that, following the Transaction, the Funds will benefit from the Advisor’s access to greater scale and resources that will help to provide a more complete solution to a broader cross-section of middle-market companies. The Advisor and BlackRock believe that following the Transaction, the Advisor’s ability to source transaction flow for the Funds across a variety of deal source channels will be enhanced, while also ensuring the continuity of management and operations. BlackRock will also enhance the ability of the Advisor to attract additional highly talented investment advisory personnel and the Advisor will benefit from BlackRock’s significant technology capabilities and innovative investment infrastructure. Additionally, with BlackRock’s resources, the Advisor expects that it will achieve a more efficient cost structure following the Transaction and has committed to reduce the Funds’ administration expenses as a percentage of assets below the level it is on the date of the Transaction, provided assets exceed $2 billion. There are no assurances as to when total assets of

$2 billion will be realized. As of March 31, 2018, the Company’s total assets were $1,665,615,764. The Funds expect administration expenses, as a percentage of assets, to remain constant prior to the Funds’ total assets exceeding $2 billion.

Following the completion of the Transaction, the Advisor will be a wholly-owned subsidiary of BCIA, an indirect subsidiary of BlackRock, which is registered as an investment adviser with the Commission and currently serves as investment adviser to BlackRock Capital Investment Corporation, a publicly traded BDC with an investment portfolio of approximately $757.9 million at fair value as of December 31, 2017 (the “BlackRock BDC”). The Advisor and the funds that it manages, including the Company and SVCP, have received an exemptive order from the Commission pursuant to which they can make certain co-investments (the “TCP Order”) that otherwise may be prohibited by Section 57 of the 1940 Act. BCIA and the funds that it manages, including the BlackRock BDC, also have received a similar though not identical exemptive order from the Commission to make certain co-investments (the “BlackRock Order”). The BlackRock Order only applies to funds advised by either BCIA or advisors controlled by BCIA, as opposed to all funds managed under the BlackRock fund complex. The Advisor and BlackRock currently anticipate that, following completion of the Transaction, the Company, SVCP, BCIA and the BlackRock BDC will rely on the BlackRock Order to make co-investments, although approval of allocations of investment opportunities to the Company and SVCP will remain subject to the approval of the Independent Directors of the Company and SVCP, as such approval is a condition of both the TCP Order and the BlackRock Order. Accordingly, the Advisor does not expect there to be any material change to the Advisor’s policies with respect to the allocation of investment opportunities, notwithstanding that investment opportunities also will be allocated across funds advised by BCIA with similar investment objectives as the Funds, including the BlackRock BDC. As a result, the Company may receive smaller allocations than it would have received had the Transaction not occurred, but it also believes that allocating co-investment opportunities across more accounts may result in greater diversification of the Company’s portfolio by allowing it to make additional investments and also believes that the Company may have additional investment opportunities due to its relationship with BlackRock, after the Transaction is completed. In particular, BlackRock possesses an advantage regarding access to market opportunities that could widen the Fund’s access to investment opportunities. The Advisor, the Company, SVCP, BCIA and the BlackRock BDC may seek to obtain certain amendments to the BlackRock Order, either before or after the completion of the Transaction, in order to obtain certain additional relief currently not included in either the TCP Order or the BlackRock Order. Completion of the Transaction is not conditioned on any such amended exemptive relief and no assurance can be given that amended exemptive relief will be obtained.

Information Regarding the Advisor and Investment Management Agreements

On April 2, 2012, the Funds entered into the Existing Agreements with the Advisor. Under the Existing Agreements, the Advisor, subject to the overall supervision of the Boards of Directors, manages the Funds’ day-to-day operations and provides the Funds with investment advisory services. In addition, pursuant to SVCP’s LPA, the GP directs and executes the day-to-day operational activities of SVCP. Because the Funds are seeking shareholder approval of proposals that affect the Existing Agreements, additional detail is provided below regarding the Advisor and terms of the Existing Agreements.

Overview

Our investment activities are managed by the Advisor. The Advisor is a leading investment manager (including specialty lending to middle-market companies). The Advisor is a Delaware limited liability company and is registered as an investment advisor under the Investment Advisers Act of 1940 (the “Advisers Act”). As of December 31, 2017, the Advisor had approximately $9 billion in committed capital under management, approximately 23% of which consists of the Company’s committed capital, and a team of approximately 80 people including investment professionals and other personnel that focus on operations, finance, legal, and compliance, accounting and reporting, investor relations, information technology, and administration. The Advisor was founded in 1999 by Mark K. Holdsworth, Howard M. Levkowitz and Michael E. Tennenbaum, and its predecessor entity, formed by the same individuals, commenced operations in 1996. Mark K. Holdsworth and Howard M. Levkowitz along with Lee R. Landrum, Michael E. Leitner, Philip M. Tseng and Rajneesh Vig constitute the Advisor’s active partners (the “Advisor Partners”). The Advisor Partners have significant industry experience, including experience investing in middle-market companies. Together, the Advisor Partners have invested approximately $21.9 billion in 567 companies since the Advisor’s inception, through multiple business and credit cycles, across all segments of the capital structure and through a broad set of credit-oriented strategies including leveraged loan origination, secondary investments of discounted debt securities, and distressed and control opportunities. We believe the Advisor Partners’ investment perspectives, complementary skills, and collective investment experience provide the Advisor with a strategic and competitive advantage in middle-market investing.

As our investment advisor, the Advisor is responsible for sourcing potential investments, conducting research, analyzing investment opportunities and structuring our investments and monitoring our portfolio companies on an ongoing basis. We believe that the Advisor has a proven long-term track record of positive performance, notwithstanding some periods during which losses were incurred, of sourcing deals, originating loans and successfully investing in middle-market companies and that the relationships of its investment professionals are integral to the Advisor’s success. The Advisor’s investment professionals have long-term working relationships with key sources of investment opportunities and industry expertise, including investment bankers, financial advisors, attorneys, private equity sponsors, other senior lenders, high-yield bond specialists, research analysts, accountants, and senior management teams. Additionally, the Advisor’s structure includes both a board of advisors and a group of senior executive advisors, a team comprised of approximately 20 current and former executives from a variety of industries, which extends the reach of the Advisor’s relationships through a group of seasoned industry leaders and that can enhance our deal sourcing and due diligence activities.

Since the beginning of 2011, the Advisor has executed approximately $8.8 billion in direct origination leveraged loans primarily to middle-market companies, of which approximately $3.1 billion was for our account. There can be no assurance that similar deal flow or terms will be available in the future for loans in which we may invest.

Fees under the Existing Agreements

Pursuant to the Existing Agreements, the Advisor, subject to the overall supervision of the Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, the Funds. For providing these services, the Advisor receives a base management fee and may receive incentive compensation. For the year ended December 31, 2017, the Funds paid the Advisor $21.6 million in base management fees and incentive compensation. On January 29, 2018, SVCP amended and restated the LPA, effective as of January 1, 2018, to effectively convert the existing incentive compensation structure from a profit allocation and distribution to the GP into a fee payable to the Advisor pursuant to the pre-existing provisions of the Existing Agreements. The amendment has no impact on the amount of the incentive compensation paid or services received by SVCP. Accordingly, prior to January 1, 2018, incentive compensation was allocated to the GP as a distribution.

The base management fee and the incentive compensation, if any, are paid by SVCP to the Advisor. The Company, therefore, indirectly bears these amounts, which are reflected in our consolidated financial statements. If SVCP’s Existing Agreement with the Advisor is terminated or for any other reasons incentive compensation is not paid by SVCP, such amounts would be paid directly by the Company to the Advisor pursuant to its investment management agreement with the Advisor.

Under the terms of our Existing Agreements, the Advisor:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•	identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and
•	closes, monitors and administers the investments we make, including the exercise of any voting or consent rights.

The Advisor’s services under the Existing Agreements are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired.

Pursuant to our Existing Agreements, we pay the Advisor compensation for investment advisory and management services consisting of base management compensation and a two-part incentive compensation.

Management Fee. The base management fee is calculated at an annual rate of 1.5% of the Company’s total assets (excluding cash and cash equivalents) payable quarterly in arrears. For purposes of calculating the base management fee, “total assets” is determined without deduction for any borrowings or other liabilities. The base management fee is calculated based on the value of our total assets (excluding cash and cash equivalents) at the end of the most recently completed calendar quarter. The base management fee for any partial quarter is appropriately prorated.

Incentive Compensation. We also pay incentive compensation to the Advisor pursuant to the Existing Agreements. Prior to January 1, 2018, incentive compensation was allocated to the GP as a distribution. Under the Existing Agreements and the LPA, pursuant to which incentive compensation was distributed to the GP prior to January 1, 2018, no incentive compensation was incurred until after January 1, 2013.

Since January 1, 2013, the incentive compensation has equaled the sum of (1) 20% of all ordinary income since that date and (2) 20% of all net realized capital gains (net of any net unrealized capital depreciation) since that date, with each component being subject to a total return requirement of 8% of contributed common equity annually. Through December 31, 2017, the incentive compensation was an equity allocation to the GP under the LPA. Effective January 1, 2018, the LPA was amended to remove the incentive compensation distribution provisions therein, and the incentive compensation became payable as a fee to the Advisor pursuant to the pre-existing provisions of the Existing Agreements. The amendment has no impact on the amount of the incentive compensation paid or services received by SVCP.

The incentive compensation has two components, ordinary income and capital gains. Each component is payable or distributable quarterly in arrears (or upon termination of the Advisor as the investment manager of SVCP, as of the termination date) beginning January 1, 2013 and calculated as follows:

Each of the two components of incentive compensation is separately subject to a total return limitation. Thus, notwithstanding the following provisions, we are not obligated to pay or distribute any ordinary income incentive compensation or any capital gains incentive compensation if our cumulative total return does not exceed an 8% annual return on daily weighted average contributed common equity. The incentive compensation is subject to a total return limitation. That is, no incentive compensation is to be paid if our cumulative annual total return is less than 8% of our average contributed common equity. If our cumulative annual total return is above 8%, the total cumulative incentive compensation we pay will not be more than 20% of our cumulative total return, or, if lower, the amount of our cumulative total return that exceeds the 8% annual rate.

Subject to the above limitation, the ordinary income component is the amount, if positive, equal to 20% of the cumulative ordinary income before incentive compensation, less cumulative ordinary income incentive compensation previously paid or distributed.

Subject to the above limitation, the capital gains component is the amount, if positive, equal to 20% of the cumulative realized capital gains (computed net of cumulative realized losses and cumulative net unrealized capital depreciation), less cumulative capital gains incentive compensation previously paid or distributed. For assets held on January 1, 2013, capital gain, loss and depreciation are measured on an asset by asset basis against the value thereof as of December 31, 2012. The capital gains component is paid or distributed in full prior to payment or distribution of the ordinary income component.

Each of the ordinary income and capital gains components of the incentive compensation accrue as a liability for us each time we calculate the amounts we owe the Advisor based on net asset value. Further, for accounting purposes only, we are required under the accounting principles generally accepted in the United States to accrue a theoretical capital gains incentive compensation based upon net realized capital gains and unrealized capital appreciation and depreciation on investments held at the end of each quarter when we determine net asset value. The accrual of this theoretical capital gains incentive compensation assumes all unrealized capital appreciation and depreciation is realized in order to reflect a theoretical capital gains incentive compensation that would be payable to the Advisor at each measurement date. It should be noted that a fee so calculated and accrued would not be payable under the Advisers Act and would not be paid based upon such computation of capital gains incentive fees in subsequent periods. Amounts actually paid to the Advisor will be consistent with the Advisers Act and the formula reflected in the Existing Agreements which specifically excludes consideration of unrealized capital appreciation.

For purposes of the foregoing computations and the total return limitation, the following definitions apply:

•	“cumulative” means amounts for the period commencing January 1, 2013 and ending as of the applicable calculation date.

•	“contributed common equity” means the value of net assets attributable to the Company’s common stock as of December 31, 2012 plus the proceeds to us of all issuances of common stock less (A) offering costs of any of our securities or leverage facilities, (B) all distributions by us representing a return of capital and (C) the total cost of all repurchases of our common stock by us, in each case after December 31, 2012 and through the end of the preceding calendar quarter in question, in each case as determined on an accrual and consolidated basis.
•	“ordinary income before incentive compensation” means our interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that we receive from portfolio companies) during the period, (i) minus our operating expenses during the period (including the base management fee, expenses payable under the administration agreement, any interest expense and any dividends paid on any issued and outstanding preferred stock), (ii) plus increases and minus decreases in net assets not treated as components of income, operating expense, gain, loss, appreciation or depreciation and not treated as contributions or distributions in respect of common equity, and (iii) without reduction for any incentive compensation and any organization or offering costs, in each case determined on an accrual and consolidated basis.
•	“total return” means the amount equal to the combination of ordinary income before incentive compensation, realized capital gains and losses and unrealized capital appreciation and depreciation of the Company for the period, in each case determined on an accrual and consolidated basis.

If our total return does not exceed the total return limitation, the limitation will not have the effect of eliminating the possibility of paying such incentive compensation, but rather will postpone any incentive compensation until our cumulative annual total return exceeds the 8% threshold. The nature of the total return limitation may also make it easier for our Advisor to earn incentive compensation in higher interest rate environments or if the Funds’ net asset value has increased.

Total Return Limitation
(based on cumulative annual total return)

See Annex C for examples of incentive compensation calculation.

Payment of our expenses

All investment professionals and staff of the Advisor, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services (including health insurance, 401(k) plan benefits, payroll taxes and other compensation related matters), are provided and paid for by the Advisor. We bear all other costs and expenses of our operations and transactions, including those relating to:

•	our organization;
•	calculating our net asset value and net asset value per share (including the cost and expenses of any independent valuation firm);
•	expenses, including travel expense, incurred by the Advisor or payable to third parties in performing due diligence on prospective portfolio companies, monitoring our investments and, if necessary, enforcing our rights;
•	interest payable on debt, if any, incurred to finance our investments;
•	the costs of this and all future offerings of common stock and other securities, if any;
•	the base management fee and any incentive compensation;

•	distributions on our shares;
•	administration fees payable under our administration agreement;
•	transfer agent and custody fees and expenses;
•	the allocated costs incurred by the GP as our Administrator in providing managerial assistance to those portfolio companies that request it;
•	amounts payable to third parties relating to, or associated with, evaluating, making and disposing of investments;
•	brokerage fees and commissions;
•	registration fees;
•	listing fees;
•	taxes;
•	director fees and expenses;
•	costs of preparing and filing reports or other documents with the Commission;
•	the costs of any reports, proxy statements or other notices to our shareholders, including printing costs;
•	costs of holding shareholder meetings;
•	our fidelity bond;
•	directors and officers/errors and omissions liability insurance, and any other insurance premiums;
•	litigation, indemnification and other non-recurring or extraordinary expenses;
•	direct costs and expenses of administration and operation, including audit and legal costs;
•	dues, fees and charges of any trade association of which we are a member; and
•	all other expenses reasonably incurred by us or the Administrator in connection with administering our business, such as the allocable portion of overhead under our administration agreement, including rent and other allocable portions of the cost of certain of our officers and their respective staffs.

From time to time, the Advisor may pay amounts owed by us to third party providers of goods or services. We will subsequently reimburse the Advisor for such amounts paid on our behalf.

Limitation of liability and indemnification

The Existing Agreements provide that the Advisor and its officers, directors, employees and affiliates are not liable to us or any of our shareholders for any act or omission by it or its employees in the supervision or management of our investment activities or for any loss sustained by us or our shareholders, except that the foregoing exculpation does not extend to any act or omission constituting willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under the Existing Agreements. The Existing Agreements also provide for indemnification by us of the Advisor’s members, directors, officers, employees, agents and control persons for liabilities incurred by it in connection with their services to us, subject to the same limitations and to certain conditions.

Board and shareholder approval of the Existing Agreements

Our Board of Directors held a joint telephonic meeting on April 3, 2018 and a joint in-person meeting on April 11, 2018, in order to consider reapproval of our Existing Agreements for an additional one-year term. In its consideration of the Existing Agreements, the Board of Directors focused on information it had received relating to, among other things: (a) the nature, quality and extent of the advisory and other services to be provided to us by the Advisor; (b) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (c) our financial performance, projected operating expenses and expense ratio compared to BDCs with similar investment objectives; (d) any existing and potential sources of indirect income to the Advisor from its relationships with us and the profitability of those relationships; (e) information about the services performed and the personnel performing such services under the Existing Agreements; (f) the organizational capability and financial condition of the Advisor and its affiliates; (g) the Advisor’s practices regarding the selection and compensation of brokers that execute our portfolio transactions and the brokers’ provision of brokerage and research services to the Advisor; and (h) the possibility of obtaining similar services from other third party service providers.

Based on the information reviewed and the discussions, the Board of Directors, including a majority of the non-interested directors, concluded that the investment management fee rates are reasonable in relation to the services to be provided.

A majority of our shareholders have approved the Existing Agreements. A discussion regarding the basis for the Boards of Directors’ initial approval of the Existing Agreements is available in our consent solicitation statement filed with the Commission on April 8, 2011.

Duration and termination

The Existing Agreements remained in effect for a period of two years and thereafter remains in effect from year to year if approved annually by the Funds’ Board of Directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. The Existing Agreements will automatically terminate in the event of their assignment. The Existing Agreements may be terminated by either party without penalty upon not less than 60 days written notice to the other. Any termination by us must be authorized either by the Funds’ Board of Directors or by vote of the shareholders.

Information Regarding the New Agreements

Comparison of the Existing Agreements and New Agreement

Subject to the few exceptions discussed below, the terms of the New Agreements, including (i) the investment management services to be provided by the Advisor to the Funds thereunder, (ii) the base management fee and incentive compensation payable, (iii) the allocation of expenses between the Advisor and the Funds, (iv) the indemnification provisions thereunder and (v) the provisions regarding termination and amendment, are substantially the same as those of the Existing Agreements.

The dates of effectiveness of the agreements differ. The Existing Agreements remained in effect for an initial period of two years and subsequent to the initial two year period have remained in effect from year to year by approval of the Boards of Directors. On April 11, 2018, the Existing Agreements were reapproved by the Boards of Directors for an additional one-year term. If approved by stockholders of the Company and the limited partners of SVCP, the New Agreements would become effective upon the closing of the Transaction. The New Agreements would continue in effect for an initial period of two years and thereafter would continue in effect from year to year if such continuance is approved for the Funds at least annually by both (i) the vote of a majority of the Boards of Directors or the vote of a majority of each of the Fund’s outstanding voting securities and (ii) the vote of a majority of the Boards of Directors who are not parties to the Existing Agreements or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

The Transaction has been structured to comply with Section 15(f) of the 1940 Act. Section 15(f) provides in substance that when a sale of a controlling interest in an investment advisor occurs, the investment advisor or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. The first condition of Section 15(f) is that, during the three-year period following the consummation of a transaction, at least 75% of the investment company’s board of directors must not be “interested persons” (as defined in the 1940 Act) of the investment advisor or predecessor advisor. If Proposals II(a) and II(b) are approved, the independent directors of each Fund, all of whom have been nominated for reelection, intend to appoint a new independent director to fill a pre-existing vacancy on each of the Boards of Directors, after consultation with BlackRock, that would ensure compliance with Section 15(f) upon the closing of the Transaction. Second, an “unfair burden” (as defined in the 1940 Act) must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any express or implied terms, conditions or understandings applicable thereto. The term “unfair burden” (as defined in the 1940 Act) includes any arrangement, during the two-year period after the Transaction, whereby the investment advisor (or predecessor or successor advisor), or any “interested person” (as defined in the 1940 Act) of such an advisor, receives or is entitled to receive any compensation directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). Under the Transaction Agreement, BlackRock acknowledges the Advisor’s reliance on Section 15(f) of the 1940 Act and, subject to its fiduciary duties and applicable law, has agreed not to take, or omit to take, any action within its control that would have the effect of causing any of the requirements of Section 15(f) of the 1940 Act not to be met.

Additionally, in Proposal III, it is proposed that, to simplify the Company’s structure and decrease the indirect costs to the Company’s stockholders of maintaining SVCP’s regulatory filing requirements, including the requirement to have separate audited financials for SVCP, SVCP’s status as a BDC be withdrawn. If Proposal III is approved, the New Company Agreement will provide that the provision requiring the Company to invest substantially all its assets in SVCP will no longer apply and the New SVCP Agreement will be terminated in accordance with its terms. The stockholders of the Company generally will retain the benefit of 1940 Act regulatory protections because the Company will continue to be regulated as a BDC and, as a wholly-owned subsidiary of the Company, SVCP will effectively be subject to continued regulation under the 1940 Act. If Proposal III is approved, SVCP will terminate its investment management agreement. SVCP will also terminate the GP and amend its LPA to delete provisions that would no longer be necessary to operate SVCP. Finally, if Proposal III is approved, SVCP will continue as a wholly-owned subsidiary of the Company with the sole purpose of serving as a special purpose vehicle.

Certain Board of Directors Considerations Regarding the Approval of the New Agreement

In anticipation of the Transaction, the Boards of Directors held a telephonic meeting and an in-person meeting, commencing with a joint telephonic meeting on April 3, 2018 and continuing at a joint in-person meeting held on April 11, 2018, for purposes of, among other things, discussing matters relating to the Transaction and considering whether it would be in the best interests of the Funds and its shareholders to approve the New Agreements. At the April 11, 2018 Joint Boards of Directors meeting, the Boards of Directors, including the Independent Directors, unanimously approved the New Agreements on behalf of the Funds, contingent upon the Advisor and BlackRock closing the Transaction. The Independent Directors consulted with independent counsel in an executive session regarding the approval of the New Agreements. The Boards of Directors discussed matters relating to the Transaction and set the date of the Joint Meeting and the record date for the determination of shareholders entitled to notice of, and to vote at, the Joint Meeting. The Boards of Directors, including the Independent Directors, unanimously recommend that stockholders of the Company and limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis, vote for the New Agreements.

In reaching the conclusion that the approval of the New Agreements is in the best interests of the Funds’ shareholders, the Boards of Directors reviewed information prepared for the Boards of Directors for this purpose and considered the material terms of the Transaction as discussed with the Advisor and, among other things: the proposed management of the Advisor following the Transaction; the strategic plans for the Advisor’s management after the Transaction; the operation of the Funds following the Transaction; the nature, extent and quality or level of services to be provided to the Funds following the Transaction; key personnel that are expected to service the Funds and/or the Boards of Directors and the compensations or incentive arrangements to retain such personnel following the Transaction; the resources available to the Advisor following the Transaction; the Funds’ anticipated fees and expenses following the Transaction; and such other factors as the Boards of Directors and the Independent Directors deemed relevant to their decision.

In approving the New Agreements, the Boards of Directors, including a majority of the Independent Directors, made the following determinations:

•	Nature, Extent and Quality of Services. In evaluating the nature, quality and extent of the services expected to be provided by the Advisor under the New Agreements, the Boards of Directors concluded that no diminution in the nature, quality and extent of services currently provided to the Funds and their shareholders by the Advisor is expected as a result of the Transaction and, instead, the Boards of Directors anticipate that the Funds will benefit from the additional resources and investment opportunities that may come from combining the Funds’ management team with BlackRock’s resources and presence in the capital markets. The Boards of Directors believe that, as part of BlackRock, the Advisor stands to benefit from the access to greater scale and resources that will help to provide a more complete solution to a broader cross-section of middle-market companies. The Boards of Directors noted that the Advisor and BlackRock believe that following the Transaction, the Advisor’s ability to source transaction flow for the Funds across a variety of deal source channels will be enhanced, while also ensuring the continuity of management and operations. BlackRock will also enhance the ability of the Advisor to attract additional highly talented investment advisory personnel and the Advisor will benefit from BlackRock’s significant technology capabilities and innovative investment infrastructure. Additionally, with BlackRock’s resources, the Advisor noted to the Boards of Directors that it expects that it will achieve a more efficient cost structure following the Transaction and has committed to reduce the Funds’ administration expenses as a percentage of assets below the level it is on the date of the Transaction, provided assets exceed $2 billion. The Company noted that there are no assurances as to when total assets of $2 billion will be realized. As of March 31, 2018, the Company’s total assets were $1,665,615,764. The Funds expect administration expenses, as a percentage of assets, to remain constant prior to the Funds’ total assets exceeding $2 billion. The Boards of Directors took notice of this commitment. Further, the Boards of Directors noted the Advisor’s observation that BlackRock possesses an advantage regarding access to market opportunities that could widen the Fund’s access to investment opportunities. In making their determination, the Boards of Directors considered, among other things: the expected impact, if any, of the Transaction on the operations, facilities, organization and personnel of the Advisor; the ability of the Advisor to perform its duties after the Transaction, including any changes to the level or quality of services provided to the Funds; and any anticipated changes to the investment and other practices of the Funds. The Boards of Directors noted that the terms of the New Agreements, including the fees payable thereunder, are substantially the same as those of the Existing Agreements. The Boards of Directors considered that the services to be provided and the standard of care under the New Agreements are the same as the Existing Agreements. The Boards of Directors noted that neither the management of the Advisor nor BlackRock anticipate any material changes to the advisory personnel that manage the Funds or other services provided to the Funds as a result of the Transaction. The Boards of Directors recognized the Advisor’s and BlackRock’s statements that there were not any planned “cost cutting” measures that could be expected to reduce the nature, extent or quality of services.

The Boards of Directors also noted that while the Funds and the Advisor anticipate that there will be no change to the Funds’ investment objective as a result of the Transaction and the Funds have no current intention to change the investment policies or processes, the Advisor will have the ability, subject to approval of the Boards of Directors, to alter such policies and processes in response to market conditions and its experience managing the Funds and based on its evaluation of such policies and processes (similar to the Advisor’s ability to make such changes). In addition, the Boards of Directors noted that upon the consummation of the Transaction, the allocation of certain investment opportunities in private placements will continue to be subject to approval by the independent directors of the Funds pursuant to the terms of the BlackRock Order anticipated to be applicable to the Funds. The Boards of Directors considered certain benefits and disadvantages of utilizing the BlackRock Order after the completion of the Transaction, and considered the Advisor’s view that it did not expect there to be any material change to the Advisor’s policies with respect to the allocation of investment opportunities, notwithstanding that investment opportunities also will be allocated across funds advised by BCIA with similar investment objectives as the Funds. The Boards of Directors noted that the BlackRock co-investment exemptive application only applied to funds advised by BCIA, and advisors controlled by BCIA, as opposed to all funds managed under the BlackRock fund complex.

The Boards of Directors further noted that although the Advisor will be an indirect wholly-owned subsidiary of BlackRock following the completion of the Transaction, all employees of the Advisor, including all of the investment professionals currently managing the Funds as well as the five voting members of the Advisor’s Investment Committee (Mark K. Holdsworth, Michael Leitner, Howard M. Levkowitz, Philip M. Tseng and Rajneesh Vig), will receive employment offers by BlackRock (or its affiliates) to continue managing the Funds. Each of the voting members of the Advisor’s Investment Committee has indicated that he intends to accept his employment offer and will continue to serve as voting member of the Advisor’s Investment Committee. The key personnel of the Advisor who have responsibility for the Funds in each area, including portfolio management, investment oversight, fund management, fund operations, product management, legal/compliance and board support functions, are expected to perform the same functions for the Advisor with respect to the Funds following the Transaction with the support of additional personnel from current employees of BlackRock. The Boards of Directors took note of the Advisor’s expectation that its investment process will not substantially change following the Transaction and, instead, will be enhanced because of the resources of BlackRock that will be available to the Advisor following the Transaction. The Boards of Directors also considered the anticipated compensation and incentive plans designed to retain such key personnel. Notwithstanding the foregoing, the Board recognized that personnel changes may occur in the future as a result of normal business developments or personal career decisions. The Boards of Directors considered representations from management of the Advisor and BlackRock that personnel of the Advisor currently responsible for managing the Funds will be provided the time and resources following the completion of the Transaction to continue to manage the Funds as they have in the past. Overall, the Boards of Directors determined that the Advisor will continue to have sufficient personnel, with the appropriate education and experience, to serve the Funds effectively and would have the continuing ability to attract and retain well-qualified personnel.

The Boards of Directors also considered that following the Transaction, the Advisor will be a wholly-owned subsidiary of BCIA, which currently offers investment advisory services to two clients, including the BlackRock BDC. The Boards of Directors considered the size, fee structure and performance of the BlackRock BDC. The Company and the BlackRock BDC are both regulated as BDCs under the 1940 Act. The Advisor noted that it intends to work with BCIA following the completion of the Transaction to review whether any operational efficiencies for the Company and the BlackRock BDC could be achieved in the future as a result of the Transaction. The Advisor noted to the Boards of Directors that, although there are no current plans to merge the Company and the BlackRock BDC following the completion of the Transaction, the Advisor and BCIA will consider options to manage each BDC in the best interests of its respective stockholder, including continuing to operate them as separate BDCs or combining the two BDCs through a merger or other transaction.

The Boards of Directors also recognized that the Transaction could bring benefits stemming from Blackrock’s reputation and size to the Funds and their shareholders. The Boards of Directors believed that an affiliation with BlackRock will provide the Funds and their shareholders with the benefit of access to greater scale and resources that will help to provide a more complete solution to a broader cross-section of middle-market companies. The Boards of Directors considered that the Advisor and BlackRock believe that following the Transaction, the Advisor’s ability to source transaction flow for the Funds across a variety of deal source channels will be enhanced, while also ensuring the continuity of management and operations. The Boards of Directors recognized that BlackRock will enhance the ability of the Advisor to attract additional highly talented investment advisory personnel and that the Advisor will benefit from BlackRock’s significant technology capabilities and innovative investment infrastructure. The Boards of Directors considered that, with BlackRock’s resources, the Advisor expects that it will achieve a more efficient cost structure following the Transaction and has committed to reduce the Funds’ administration expenses as a percentage of assets below the level it is on the date of the Transaction, provided assets exceed $2 billion. The Company noted that there are no assurances as to when total assets of $2 billion will be realized. As of March 31, 2018, the Company’s total assets were $1,665,615,764. The Funds expect administration expenses, as a percentage of assets, to remain constant prior to the Funds’ total assets exceeding $2 billion. Further, the Boards of Directors considered that BlackRock possesses an advantage to accessing market opportunities that could widen the Fund’s access to investment opportunities. Further, the Board believed that an affiliation with BlackRock also will provide the Funds with access to one of the deepest and broadest investment platforms in the financial services industry, with strategies across asset classes and investment styles all backed by the Funds and BlackRock’s industry leading technology and risk management. In this regard, the Boards of Directors recognized, among other things, that the increased resources and support that may be available from BlackRock, which, at December 31, 2017 had assets under management of $6.288 trillion, approximately 14,000 employees in more than 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and

Africa, could enhance the Advisor’s ability to continue to provide quality services to the Funds. The Boards of Directors considered the Advisor’s ability to leverage BlackRock’s financial resources, relationships and brand in order to continue to manage the Funds as premier middle market origination and investment platforms. Further, they noted that BlackRock’s platform, including the BlackRock US Private Capital Group, could provide the Funds’ investment professionals with market, company and industry insights that could enhance their investment and due diligence processes.

Based on their review, the Boards of Directors determined that (i) the expected nature, extent and quality of services to be provided to the Company under the New Agreement, (ii) the Advisor’s continuation of the same investment policies and investment personnel and employees (based on such personnel and employees’ receipt of offers of employment) following the completion of the Transaction, and (iii) the extensive resources of BlackRock available to such personnel all supported approval of the New Agreement.

•	Investment Performance. The Boards of Directors reviewed the investment performance of the Funds since their commencement of operations and compared the performance of the Funds with the performance of comparable BDCs. The Boards of Directors determined that the Advisor was delivering results consistent with the investment objective of each of the Funds and that the Funds’ investment performance was acceptable, relative to comparable BDCs. The Boards of Directors considered that following the completion of the Transaction all the portfolio investment personnel responsible for the management of the Funds’ portfolio were expected to continue to manage the portfolio and the investment strategies of the Funds were not expected to materially change as a result of the Transaction, although subject to Board approval, the Advisor will have the ability to alter the investment policies and processes of the Funds, in response to market conditions and its experience managing the Funds and based on its evaluation of such policies and processes (similar to the Advisor’s ability to make such changes). In addition, the Boards of Directors considered that upon the consummation of the Transaction, the allocation of certain investment opportunities in private placements will continue to be subject to approval by the independent directors of the Funds pursuant to the terms of the BlackRock Order. The Boards of Directors considered certain benefits and disadvantages of utilizing the BlackRock Order after the completion of the Transaction, and considered the Advisor’s view that, while the Company may receive smaller allocations than it would have had the Transaction not occurred, allocating co-investment opportunities across more accounts may result in greater diversification of the Company’s portfolio by allowing it to make additional investments. Further, the Boards of Directors considered the Advisor’s view that the Company may have additional investment opportunities due to its relationship with BlackRock after the Transaction is complete. Accordingly, in light of such findings and the performance history of the Funds, the Boards of Directors determined that the investment performance of the Funds was likely to remain consistent with the approval of the New Agreements.
•	Costs of the Services Provided to the Company. As noted above, the terms of the New Agreements are substantially the same as those of the Existing Agreements, including with respect to fee structure. Based on its review of the information provided to it, the Boards of Directors determined that the management fees and expenses under the New Agreements were reasonable and in the best interests of the Funds.
•	Economies of Scale. The Boards of Directors considered information about the potential for our shareholders to experience economies of scale as the Funds grow in size and considered that the investment objectives and strategies of the Funds were not expected to materially change as a result of the Transaction and considered the Advisor’s observation that the private debt business is one of the least scalable businesses because it requires additional resources as it grows. The Boards of Directors also considered the Advisor’s commitment to reduce the Funds’ administration expenses as a percentage of assets below the level it is on the date of the Transaction, provided assets exceed $2 billion, but noted that based on current asset levels, this potential reduction was unlikely to be immediately achievable. Accordingly, the Boards of Directors concluded that although the Transaction could lead to economies of scale in the future, it would likely not result in immediate economies of scale previously unavailable to the Funds. Therefore, potential economies of scale were determined not to be a significant consideration for the Boards of Directors in approving the New Agreements, and the Boards of Directors determined that the advisory fee structure with respect to the New Agreements as proposed was reasonable and that no changes were currently necessary to reflect economies of scale.

•	Profitability of the Advisor. The Boards of Directors recognized that it is difficult to predict with any degree of certainty the Advisor’s profitability after the Transaction. However, given that the fee structure, services and costs of personnel under the New Agreements are substantially the same as that under the Existing Agreements, the Boards of Directors determined that, based on information available to the Boards of Directors related to the Existing Agreements, the Advisor’s profitability with respect to managing the Funds should not be unreasonable in relation to the nature, extent and quality of the services to be provided.
•	Limited Potential for Additional “Fall Out” Benefits Derived by the Advisor. The Boards of Directors noted that the considerations regarding the potential for the Advisor and its affiliates to derive additional “fall out” benefits, such as soft dollar arrangements with brokers, as a result of the Funds’ relationship with the Advisor were not expected to materially change as a result of the Transaction from those considerations applicable to the Advisor prior to the Transaction. Accordingly, the findings that there was limited potential for the Advisor and its affiliates to derive additional “Fall Out” benefits, such as soft dollar arrangements with brokers, as a result of the Transaction, was not expected to change as a result of the New Agreements.

Based on its evaluation of all the factors it deemed material, including the information reviewed as described above and the discussions of the Independent Directors with independent outside counsel during the executive session, the Boards of Directors, including the Independent Directors, unanimously determined that the overall arrangements between the Funds and the Advisor following completion of the Transaction are fair and reasonable in light of the nature, extent and quality of the services expected to be provided, and approved the New Agreements as being in the best interests of the Funds and our shareholders.

In view of the wide variety of factors that the Boards of Directors considered in connection with its evaluation of the New Agreements, it is not practical to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The Boards of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Boards of Directors. Rather, the Boards of Directors based their approvals on the totality of information presented to, and the investigation conducted by, it. In considering the factors discussed above, individual Directors may have given different weights to different factors.

The Boards of Directors then directed that the New Agreements be submitted to shareholders for approval with the Boards of Directors’ recommendation that stockholders of the Company and limited partners of SVCP, with the stockholders of the Company voting on a pass-through basis, vote to approve the New Agreements. The Boards of Directors, including the Independent Directors, unanimously recommend that stockholders of the Company and limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis, vote FOR the New Agreements.

Required Vote

Approval of Proposal II(a) may be obtained by the affirmative vote of a 1940 Act Majority of the outstanding shares of the Company entitled to vote at the Joint Meeting.

Approval of Proposal II(b) may be obtained by the affirmative vote of a 1940 Act Majority of the outstanding shares of SVCP, including the shares of the Company voting on a pass-through basis, entitled to vote at the Joint Meeting.

Significant Conflicts of Interests of Our Directors that are Employed by the Advisor

When you consider the recommendation of the Boards of Directors that you vote to approve the New Agreements, you should be aware that certain of our executive officers and members of the Boards of Directors employed by the Advisor have significant conflicts of interests in the Transaction. These interests include, among other things:

•	Howard M. Levkowitz, Director and Chief Executive Officer of the Funds and Rajneesh Vig, Director, President and Chief Operating Officer of the Funds, have entered into employment arrangements with BlackRock as a result of the Transaction.
•	Messrs. Levkowitz and Vig own or control certain limited liability interests of the Advisor. As a result, if the New Agreements are approved and the Transaction is consummated, Messrs. Levkowtiz and Vig will receive substantial payments in exchange for their equity interests in the Advisor.
•	Subject to certain exceptions, the members of the Advisor's Investment Committee, including Messrs. Levkowitz and Vig, are expected to invest a portion of their proceeds from the Transaction in newly formed investment products of the combined BlackRock and Advisor platform.

The Board of Directors of the Company recommends that you vote “FOR” the proposal to authorize the Company, with approval of its Board of Directors, to approve the Company’s entry into the New Company Agreement to permit the Advisor to serve as investment advisor to the Company following the Transaction.

The Board of Directors of SVCP recommends that you vote “FOR” the proposal to authorize SVCP, with approval of its Board of Directors, to approve SVCP’s entry into the New SVCP Agreement to permit the Advisor to serve as investment advisor to SVCP following the Transaction.

Proposal III: Authorization for the Board of Directors of SVCP to Withdraw SVCP’s Election to be Regulated as a BDC under the 1940 Act

Background

The Company and SVCP historically have operated under a dual BDC structure whereby the Company owns 100% of the limited partner interests of SVCP in order to take advantage of a certain leverage program at SVCP. The master-feeder structure, which eventually became a dual-BDC structure, was put in place prior to the Company's initial public offering in 2012. At the time of the Company's initial public offering, SVCP had a $250 million leverage program comprised of: (i) a $116 million senior secured credit facility that matured on July 31, 2014, subject to extension by the lenders at the request of the SVCP for one 12-month period, and (ii) $134 million in liquidation preference of preferred interests, which matured on July 31, 2016. The credit facility was entered into on July 31, 2006 with certain lenders and in conjunction with entering into such agreement, SVCP also issued the preferred interests to such lenders on the same date. At that time, the leverage program was attractively priced because the credit facility generally bore interest at LIBOR plus 0.44%, subject to certain limitations, and the preferred interests issued preferred dividends generally accruing at an annual rate equal to LIBOR plus 0.85%, subject to certain limitations. The weighted-average financing rate on the leverage program at December 31, 2011 was 1.10%. Accordingly, maintaining the dual BDC structure was advantageous to the Funds and its shareholders during the Company's initial public offering and thereafter. Since that time, SVCP has renegotiated its leverage program and has found other avenues to access capital. Further, prior to January 1, 2018, SVCP effectively paid incentive compensation as a distribution to the GP pursuant to its LPA. However, on January 29, 2018, at the request of the GP, SVCP amended its LPA, effective as of January 1, 2018, to (i) eliminate the incentive compensation distribution provisions from the LPA in order to permit the Advisor to receive payment of incentive compensation under SVCP’s investment management agreement and (ii) make certain other non-material amendments to update the LPA for provisions that were no longer operative by their terms. The amendment had no impact on the amount of incentive compensation paid or services received by the Funds, as it solely had the effect of converting the existing incentive compensation structure from a profit allocation to the GP to a fee to the Advisor. The elimination of the profit allocation to the GP for incentive compensation and the Funds current access to capital prompted the Boards of Directors to review the Funds’ dual BDC structure and the registration of SVCP’s limited partner interests under Section 12(g) of the 1934 Act.

Due to the two tier structure, investment operations of the Company are conducted through SVCP, either directly or through of SVCP’s wholly-owned subsidiaries, TCPC Funding and the SBIC. SVCP’s investment objective is the same as the Company’s, which is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. SVCP seeks to achieve its investment objective primarily through investments in debt securities of middle-market companies, which it typically defines as those with enterprise values between $100 million and $1.5 billion. SVCP is a Delaware limited partnership formed on July 31, 2006 and is an externally managed, closed-end, non-diversified management investment company. On April 2, 2012, it, along with the Company, elected to be regulated as BDCs under the 1940 Act.

The General Partner of SVCP is Series H of SVOF/MM, LLC, which also serves as the administrator of each Fund. The managing member of the GP is the Advisor. All of the equity interests in the GP are owned directly by the Advisor.

As a BDC, SVCP is required to invest at least 70% of its total assets primarily in securities of private and certain public U.S. companies (other than investment companies and certain financial institutions), cash, cash equivalents, U.S. Government securities, and other high-quality debt investments that mature in one year or less and to comply with other regulatory requirements, including limitations on its use of debt. Because each of the Company and SVCP is an investment company, their assets, liabilities and results of operations are consolidated for purposes of this 70% requirement.

Why SVCP is Seeking to No Longer be Regulated as a BDC

As a BDC, SVCP has been subject to the 1940 Act and the 1934 Act. After careful consideration of the 1940 Act and 1934 Act requirements applicable to SVCP, the cost of SVCP continuing to operate as a BDC, including regulatory filing requirements and the requirement that SVCP have its own separate financial statement audit, and an assessment of the Funds’ current business model and operational structure, including the changes thereto due to the recent updates to the LPA and the Funds’ incentive compensation structure, the Board of

Directors of SVCP has determined that continuing SVCP’s regulation as a BDC is not in the best interests of SVCP, the Company and its stockholders at the present time. If this proposal is approved by the shareholders, SVCP intends to terminate its investment management agreement, terminate the GP, amend its LPA to delete provisions that would no longer be necessary to operate SVCP and have SVCP continue as a wholly-owned subsidiary of the Company with the sole purpose of serving as a special purpose vehicle. The Company would, to the extent it believes it is beneficial to shareholders, assume the operating activities previously undertaken by SVCP under the management of the Advisor. As part of the Proposed Restructuring and once SVCP serves solely as a special purpose vehicle, the Company will also review whether consolidation of SVCP with and into the Company is in the best interests of shareholders. The Company will continue to comply with the provisions of the 1940 Act governing investment policies, capital structure and borrowings on an aggregate basis with SVCP and its other direct or indirect consolidated subsidiaries. In addition, the Board of Directors of SVCP has approved and declared advisable the termination of SVCP’s registration under Section 12(g) of the 1934 Act.

After withdrawal of SVCP’s election to be regulated as a BDC, SVCP intends to terminate its registration under Section 12(g) of the 1934 Act. As a result, SVCP will no longer be required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the 1934 Act. However, SVCP is, and will continue to be, a consolidated subsidiary of the Company and the Company will continue to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the 1934 Act.

The Company currently plans to continue to operate through SVCP. At some point in the future, the Company may choose to invest all or a portion of its assets directly at the Company level. However, there can be no assurances that the Company will decide to invest directly. Once SVCP has withdrawn its election to be regulated as a BDC and terminated its registration under Section 12(g) of the 1934 Act, the Funds expect that the cost of operating the two-tier structure will substantially decrease because the Funds will no longer have the expense of continuing to operate SVCP as a BDC, including regulatory filing requirements and the requirement that SVCP have its own separate financial statement audit.

There can be no assurances that the benefits of withdrawal of SVCP’s election to be regulated as a BDC will be realized.

Timeline

If the limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis, affirmatively vote to authorize the Board of Directors of SVCP to withdraw SVCP’s election to be regulated as a BDC, the withdrawal will become effective upon receipt by the Commission of SVCP’s notification for withdrawal on Form N-54C. SVCP will seek to obtain all regulatory approvals that may be required in connection with the proposed withdrawal of its registration as a BDC and any required lender consents under its credit facilities. SVCP anticipates filing the Form N-54C with the Commission as soon as practicable after receipt of approval of the limited partners of SVCP and receiving any other required approvals or consents. After the notification for withdrawal of SVCP’s BDC election is filed with the Commission, SVCP will no longer be directly subject to the regulatory provisions of the 1940 Act applicable to BDCs generally, including regulations related to insurance, composition of its Board of Directors and any compensation arrangements.

After SVCP files the Form N-54C with the Commission, SVCP will then file a Form 15 with the Commission to terminate SVCP’s registration under Section 12(g) of the 1934 Act. SVCP will terminate the GP and will continue as a wholly-owned subsidiary of the Company with the sole purpose of serving as a special purpose vehicle for SVCP’s existing credit facilities. In addition, the assets that SVCP will hold will continue to be used to secure SVCP’s current credit facilities.

Benefits Associated with the Withdrawal of Election to be Regulated as a BDC

The stockholders of the Company generally will retain the benefit of 1940 Act regulatory protections because the Company will continue to be regulated as a BDC and, as a wholly-owned subsidiary of the Company, SVCP will effectively be subject to continued regulation under the 1940 Act. For example, the Company’s investment objective, investment policies and risks described in its disclosure documents reflect the aggregate operations of the Company and its subsidiaries. The Company will continue to comply with the provisions of the 1940 Act governing investment policies, capital structure and borrowings on an aggregate basis with SVCP and its other direct or indirect consolidated subsidiaries. In addition, the Company and its subsidiaries will continue to comply with the provisions of Section 57 of the 1940 Act relating to affiliated transactions and the provisions of the 1940 Act relating to the custody of a BDC’s assets. Despite the withdrawal of SVCP’s BDC election and the termination of its registration under Section 12(g) of the 1934 Act, the Board of Directors of the Company will still be subject to customary principles of fiduciary duty with respect to the operations of the Company, including its operations through SVCP as a wholly-owned subsidiary of the Company.

After withdrawal of SVCP’s election to be regulated as a BDC, SVCP intends to terminate its registration under Section 12(g) of the 1934 Act. As a result, SVCP will no longer be required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the 1934 Act. However, SVCP is, and will continue to be, a consolidated subsidiary of the Company and the Company will continue to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the 1934 Act.

Required Vote

Section 58 of the 1940 Act provides that a BDC may not withdraw from election as a BDC unless it is authorized to do so by a 1940 Act Majority of its voting securities. Accordingly, approval of Proposal III may be obtained by the affirmative vote of a 1940 Act Majority of the outstanding shares of SVCP, including the shares of the Company voting on a pass-through basis, entitled to vote at the Joint Meeting.

The Board of Directors of SVCP recommends that you vote “FOR” the proposal to authorize the Board of Directors of SVCP to withdraw SVCP’s election to be regulated as a BDC under the 1940 Act.

Proposal IV: Authorization of the Company to Sell Shares of its Common Stock at a
Price below its Then Current Net Asset Value per Share

We are a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. Generally, the 1940 Act prohibits us from selling shares of our common stock at a price below the current net asset value, or NAV, per share of such stock. However, certain provisions of the 1940 Act permit such a sale if approved by our stockholders and, in certain cases, if our Board of Directors makes certain determinations.

Pursuant to this provision, the Company is seeking the approval of our common stockholders so that we may, in one or more public or private offerings of our common stock, sell shares of our common stock at a price below our then current NAV per share, subject to certain conditions discussed below (including, without limitation, that the number of shares sold on any given date does not exceed 25% of our then outstanding common stock immediately prior to such sale). The authorization would include offerings in connection with acquisitions of portfolio companies or other BDCs. If approved, the authorization would be effective for a 12-month period expiring on the anniversary of the date the Joint Meeting is concluded. The Company’s stockholders approved a similar proposal at the Company’s 2017 Annual Meeting of Stockholders. The current stockholder authorization will expire on the one year anniversary of the completion of the 2017 Annual Meeting of Stockholders. To date, we have not offered shares of our common stock at a price below NAV per share pursuant to the current stockholder authorization.

The Board of Directors of the Company, including a majority of the Independent Directors who have no financial interest in this proposal, has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. Upon obtaining the requisite stockholder approval, the Company will comply with the conditions described below in connection with any financing undertaken pursuant to this proposal. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority. See below for a discussion and examples of the dilutive effect of the sale of shares below NAV.

Reasons to Offer Common Stock Below NAV Per Share

We believe that market conditions will continue to provide attractive opportunities to deploy capital. Over the past several years, U.S. credit markets, including middle market lending, experienced significant turbulence spurred in large part by the sub-prime residential mortgage crisis and concerns generally about the state of the U.S. economy. This led to significant stock price volatility for capital providers like us and made access to capital more challenging for many firms, particularly those (unlike us) who have relied heavily on secured lending facilities. These factors accelerated during the second half of 2008 and much of 2009, when the number of investors selling assets in order to repay debt or meet equity redemption requirements or other obligations increased significantly. This created forced selling that negatively impacted valuations of debt securities in most markets. The negative pressure on valuations contributed to significant unrealized write-downs of debt investments of many finance companies, including investments in the Company’s portfolio. However, the change in market conditions also has had beneficial effects for capital providers, including more appropriate pricing of risk and more favorable contractual terms.

While market conditions have recently improved, markets may still experience disruptions due to, among other things, uncertainty surrounding the U.S. federal debt ceiling, deficits and further downgrades of the long term sovereign credit rating of the United States of America and the credit rating of several related government agencies and institutions and the continuing financial crisis in parts of Europe affecting the Euro and the European economies and the more recent financial strains in emerging markets. Although we are seeing increased stability, there can be no assurance that the financial markets will not worsen again in the future. If these adverse market conditions return, we and other companies in the financial services sector may not have access to sufficient debt and equity capital in order to take advantage of favorable investment opportunities. Capital may not be available to us on favorable terms, or at all, in light of the inherent uncertainty and volatility of the financial markets. The current economic environment gives firms that have access to capital a significant advantage. We believe there are significant investment opportunities to earn returns that are attractive to stockholders even if shares were to be issued at a discount. Accordingly, firms that continue to have access to capital in the current environment will have attractive investment opportunities. Our ability to take advantage of these opportunities is dependent upon, among other things, our access to equity capital.

As a BDC and a regulated investment company under Subchapter M of the Internal Revenue Code (a “Tax RIC”), we are dependent on our ability to raise capital through the issuance of common stock. Tax RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to avoid being subject to U.S. federal income tax, which prevents us from using those earnings to support new investments. Further, BDCs must as a practical matter maintain a debt and preferred stock to common equity ratio of no more than 1:1, which requires us to finance our investments with at least as much common equity as debt and preferred stock in the aggregate. Exceeding the 1:1 debt to equity ratio could have severe negative consequences for a BDC, including the inability to pay dividends, breaching debt covenants and failure to qualify for tax treatment as a Tax RIC. Although the Company does not currently expect that it will exceed this 1:1 debt to equity ratio, the markets it operates in and the general economy remain volatile and uncertain. Continued volatility in the capital markets and the resulting negative pressure on debt investment valuations could negatively impact the Company’s asset valuations, stockholders’ equity and the Company’s debt to equity ratio. We maintain sources of liquidity through our maintenance of a credit facility and other means, but generally attempt to remain close to fully invested and do not hold substantial cash for the purpose of making new investments. Therefore, to continue to build our investment portfolio, and thereby support maintenance and growth of our dividends, we endeavor to maintain continuing access to capital through the public and private equity markets enabling us to take advantage of investment opportunities as they arise.

Even though the underlying performance of a particular portfolio company may not necessarily indicate impairment or its inability to repay all principal and interest in full, the volatility in the debt capital markets may continue to negatively impact the valuations of debt investments and result in further unrealized write-downs of those debt investments. These unrealized write-downs, as well as unrealized write-downs based on the underlying performance of the Company’s portfolio companies, if any, negatively impact stockholders’ equity and the resulting debt to equity ratio.

As noted above, market disruption had resulted in good opportunities to invest at attractive risk-adjusted returns. However, the extreme volatility and dislocation that the capital markets had experienced also materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. If these adverse market conditions return and/or worsen in the future, the Company and other companies in the financial services sector may not have access to sufficient debt and equity capital in order to take advantage of these good investment opportunities. In addition, the debt capital that will be available, if at all, may be at a higher cost and on less favorable terms and conditions in the future.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares, regardless of the performance of the BDC’s investments. Recently our shares of common stock have traded at both a discount to and a premium over the net assets attributable to those shares. The possibility that our shares of common stock will trade at discounts from NAV or at premiums that are unsustainable over the long term is a risk separate and distinct from the risk that our NAV will decrease. It is not possible to predict whether the shares that may be offered pursuant to this approval will trade at, above, or below NAV. The following table lists the high and low closing sales prices for our common stock, and the sales price as a percentage of NAV per share. On April 20, 2018, the last reported closing sale price of the Company’s common stock was $14.41 per share, which represented a discount of approximately 2.6% to its last reported NAV per share as of December 31, 2017 of $14.80.

	Stock Price
	NAV(1)		High(2)	Low(2)	Premium/ Discount of High Sales Price to NAV(3)	Premium/ Discount of Low Sales Price to NAV(3)
Fiscal year ended December 31, 2016
First Quarter	$14.66		$14.91	$12.36	1.7%	-15.7%
Second Quarter	14.74		15.28	14.21	3.7%	-3.6%
Third Quarter	14.84		16.68	15.35	12.4%	3.4%
Fourth Quarter	14.91		17.11	15.49	14.8%	3.9%
Fiscal year ended December 31, 2017
First Quarter	$14.92		$17.42	$16.36	16.8%	9.7%
Second Quarter	15.04		17.42	16.48	15.8%	9.6%
Third Quarter	14.92		16.95	15.74	13.6%	5.5%
Fourth Quarter	14.80		16.69	15.28	12.8%	3.2%
Fiscal year ended December 31, 2018
First Quarter		$(4)	$15.46	$13.81	%(4)	%(4)
Second Quarter (to April 13, 2018)		(4)	14.45	14.11	%(4)	%(4)
(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.
(2)	The High/Low Stock Price is calculated as of the closing price on a given day in the applicable quarter.
(3)	Calculated as of the respective High/Low Stock Price divided by the quarter end NAV.
(4)	NAV has not yet been finally determined for any day after December 31, 2017.

The Board of Directors of the Company believes that having the flexibility to issue our common stock below NAV per share in certain instances is in the best interests of stockholders. If we were unable to access the capital markets as attractive investment opportunities arise, our ability to grow over time and continue to pay steady or increasing dividends to stockholders could be adversely affected. It could also have the effect of forcing us to sell assets that we would not otherwise sell, and such sales could occur at times that are disadvantageous to sell. We could also expend considerable time and resources on a capital raise advantageous for stockholders, but be forced to abandon it solely due to stock market activity causing our stock price to dip temporarily below our NAV per share plus selling costs. Even if we are able to access the capital markets, there is no guarantee that we will grow over time and continue to pay steady or increasing dividends. The Board of Directors of the Company believes that sales of common stock at less than NAV per share in the future could have either a positive or negative effect on the Company’s stock price depending on a variety of factors, including the Company’s use of the proceeds of such sales.

Conditions to Sales Below NAV Per Share

If this proposal is approved, the Company will only sell shares of our common stock pursuant to such authority at a price below NAV per share if the following conditions are met:

•	a majority of our Independent Directors and a majority of the Company’s Directors who have no financial interest in the sale have approved the sale as in the best interests of the Company and its stockholders;
•	a majority of such Directors, who are not interested persons of us, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, or a sales manager or sales managers, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of firm commitments to purchase such securities or immediately prior to the issuance of such shares of our common stock, that the price at which such shares of our common stock are to be sold is not less than a price which closely approximates the market value of those shares of our common stock, less any underwriting commission or discount, which could be substantial; and
•	the number of shares to be sold on any given date pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale.

Key Stockholder Considerations and Risk Factors

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of our common stock at a price that is less than the NAV per share and the expenses associated with such issuance on the NAV per outstanding share of our common stock (which, as with all issuances, will be indirectly borne by stockholders irrespective of whether such stockholder participates in the offering). Any sale of common stock at a price below NAV per share would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a disproportionately greater decrease in a stockholder’s interest in our earnings and assets and their voting interests than the increase in our assets resulting from such issuance. Such an issuance may also affect distributions per share. Our Board of Directors will consider the potential dilutive effect of the issuance of shares at a price below the NAV per share and the level of offering expenses (which, as with all issuances, are indirectly borne by stockholders irrespective of whether such stockholder participates in the offering) when considering whether to authorize any such issuance. Our Board of Directors also will consider, among other things, the fact that sales of common stock at a discount to net asset value will benefit the Advisor as the Advisor will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other securities of the Company or from the offering of common stock at a premium to NAV per share. It should be noted that the maximum number of shares salable below NAV on any given date pursuant to this authority that could result in such dilution is limited to 25% of the Company’s then outstanding common stock immediately prior to such sale. However, pursuant to this authority, there is no limit on the number of offerings below NAV that the Company may make during the period this authorization is in effect. No further authorization from stockholders will be solicited even if the dilution resulting from any such offering or offerings is significant.

The 1940 Act establishes a connection between common stock sale price and NAV per share because, when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares reduces NAV per share. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock will dilute such stockholders’ holdings of common stock as a percentage of shares outstanding to the extent stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if our current stockholders do not purchase sufficient shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV per share, their voting power will be diluted.

In addition, if in the future we are not successful with this proposal, we may utilize a rights offering in order to access the equity markets if we trade below NAV per share. A rights offering may be at a greater discount to NAV per share than an offering of our common stock at a price below our NAV per share because, among other things, a rights offering requires a long marketing period which might result in greater share price erosion. As such, we believe that having the ability to issue our common stock below NAV per share in accordance with the terms of this proposal could, in many instances, be preferable to such an issuance pursuant to a rights offering.

Stockholders should also be aware that we have previously obtained stockholder approval to sell warrants, options or rights to subscribe to, convert or to purchase our voting securities if the issuance of such securities is approved by a majority of our Directors who have no financial interest in such issuance and a majority of our Independent Directors. In accordance with the 1940 Act, the price of such voting securities upon issuance may be less than NAV per share at that time. This authority does not have an expiration date. Shares of common stock sold at prices below then current NAV upon exercise or conversion of any warrants or other securities issued under any authority other than that sought under this proposal IV will not be treated as having been sold at less than NAV per share for purposes of the authority being requested under this proposal IV.

Selling common stock pursuant to the authority under Proposal IV may be preferable to selling warrants, options, or rights to subscribe to, convert or purchase our common stock because warrants, options and rights may have very low prices in relation to the stock price and may not be exercised at the time of sale. Accordingly, their sale may result in low proceeds to us, which may not be an optimal method of raising capital for additional investments. Our Directors who have no financial interest in such issuance, including a majority of our Independent Directors, will assess our capital needs and choose whether to issue common stock pursuant to Proposal IV or pursuant to warrants, options, or rights to subscribe to, convert or purchase our common stock.

Examples of Dilutive Effect of the Issuance of Shares Below NAV Per Share

The following table illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from net asset value per share, although it is not possible to predict the level of market price decline that may occur in an actual offering. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.

The examples assume hypothetically that the issuer has 58,847,000 common shares outstanding, $1,629,425,000 in total assets and $758,700,000 in total liabilities. The hypothetical NAV and NAV per share are thus $870,725,000 and $14.80, respectively. Using these hypothetical numbers, the chart below illustrates the dilutive effect on Stockholder A of (1) an offering of 2,942,350 shares of common stock (5% of the outstanding shares of common stock) at $14.06 per share after offering expenses and commission (a 5% discount from NAV), (2) an offering of 5,884,700 shares of common stock (10% of the outstanding shares of common stock) at $13.32 per share after offering expenses and commissions (a 10% discount from NAV), (3) an offering of 14,711,750 shares of common stock (25% of the outstanding shares of common stock) at $11.10 per share after offering expenses and commissions (a 25% discount from NAV), and (4) an offering of 14,711,750 shares of common stock (25% of the outstanding shares of common stock) at $0.00 per share after offering expenses and commissions (a 100% discount from NAV).

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$14.80		$14.02		$11.68		—
Net Proceeds per Share to Issuer		$14.06		$13.32		$11.10		—

Decrease to NAV
Total Shares Outstanding	58,847,000	61,789,350	5.00	64,731,700	10.00%	73,558,750	25.00%	73,558,750	25.00%
NAV per Share	$14.80	$14.76	-0.24	14.66	-0.91%	$14.06	-5.00%	$11.84	-20.00%

Dilution to Stockholder
Shares Held by Stockholder A	$588,470	588,470	—	588,470	—	588,470	—	588,470	—
Percentage Held by Stockholder A	1.0	0.95	-4.76	0.91%	-9.09%	0.80%	-20.00%	0.80	-20.00%

Total Asset Values
Total NAV Held by Stockholder A	$8,707,250	$8,686,518	-0.24	$8,628,093	-0.91%	$8,271,888	-5.00%	$6,965,800	-20.00%
Total Investment by Stockholder A (Assumed to be $14.80 per Share)	$8,707,250	$8,707,250	—	$8,707,250	—	$8,707,250	—	$8,707,250	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$20,732		$79,157		$435,363		$1,741,450

Per Share Amounts
NAV per Share Held by Stockholder A		$14.76		$14.66		$14.06		$11.84
Investment per Share Held by Stockholder A (Assumed to be $14.80 per Share on Shares Held Prior to Sale)		$14.80		$14.80		$14.80		$14.80
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$-0.04		$-0.13		$-0.74		$-2.96
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			-0.24		-0.91%		-5.00%		-20.00%

Impact on Existing Stockholders Who Do Not Participate in the Offering

Our existing stockholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increase. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.

Impact on Existing Stockholders Who Do Participate in the Offering

Our existing stockholders who participate in the offering or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV per share dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV per share dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV per share dilution on their existing shares but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in average NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV per share dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.

Required Vote

Approval of this proposal may be obtained by the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Joint Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Joint Meeting that are not held by affiliated persons of the Company, which includes Directors, officers, employees, and 5% stockholders. For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (i) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities of a company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of the company, whichever is less.

The Board of Directors recommends that you vote “FOR” the proposal to renew the Company’s authorization, with approval of its Board of Directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Directors, including a majority of the Independent Directors, of each Fund have selected Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Funds. Deloitte, in accordance with Independence Standards Board Standard No. 1 (ISB No. 1), has confirmed to each applicable Audit Committee that it is an independent registered public accounting firm with respect to each Fund.

Each Audit Committee has discussed with Deloitte its independence with respect to the Funds and certain matters required to be discussed by Statement on Auditing Standard No. 114, as amended (Codification of Statements on Auditing Standards, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T). Each Audit Committee has considered whether the provision of non-audit services by each Fund’s independent registered public accounting firm is compatible with maintaining the independence of that registered public accounting firm. Each Audit Committee also reviews and discusses the Funds’ financial statements with Fund management and the independent registered public accounting firm. If any material concerns arise during the course of the audit and the preparation of the audited financial statements mailed to shareholders and included in each Fund’s Annual Report to Shareholders, the Audit Committee would be notified by Fund management or the independent registered public accounting firm. Each Audit Committee received no such notifications for the Funds during its most recently completed fiscal year.

Following each Audit Committee’s review and discussion of the Funds’ independent registered public accounting firm, pursuant to authority delegated by the respective Boards of Directors, each Audit Committee approved the respective Funds’ audited financial statements for the Funds’ most recently completed fiscal year for which audited financial statements are available to be included in the Funds’ Annual Report to Shareholders.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements included in each Fund’s annual report on Form 10-K and a review of financial statements included in each Fund’s quarterly reports on Form 10-Q, or services that are normally provided by Deloitte in connection with statutory and regulatory filings for the past two fiscal years. Audit fees incurred by the Company for its fiscal years ended December 31, 2017 and December 31, 2016 were $261,820 and $254,220, respectively, and audit fees incurred by SVCP for the same fiscal years were $255,460 and $248,040, respectively. The Company incurred $106,000 and $103,000 for the audit of internal controls under Sarbanes-Oxley Section 404 in conjunction with the fiscal years ended December 31, 2017 or December 31, 2016, respectively.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. The Company incurred audit-related fees with Deloitte in the amount of $245,700 and $112,350 during the fiscal years ended December 31, 2017 and December 31, 2016, respectively. The services comprising such fees related to the filing of the Company’s registration statement on Form N-2. SVCP incurred audit-related fees with Deloitte in the amount of $0 and $10,000, respectively, in the same periods.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance, and include services for Ernst & Young LLP provision of tax preparation services and the execution and filing of each Fund’s tax returns. SVCP and the Company each has a tax year end of December 31. Tax fees incurred by SVCP were $54,127 and $47,983 in its tax years ended December 31, 2017 and December 31, 2016, respectively. Tax fees incurred by the Company were $34,421 and $32,500 in its tax years ended December 31, 2017 and December 31, 2016, respectively.

All Other Fees. All other fees would include fees for products and services other than the services reported above. The Funds incurred no such fees for the past two fiscal years.

Each Audit Committee is required to approve all audit engagement fees and terms for its Fund. Each Audit Committee also is required to consider and act upon (i) the provision by the Funds’ independent accountant of any non-audit services to the Fund, and (ii) the provision by the Funds’ independent accountant of non-audit services to the Fund and any entity controlling, controlled by, or under common control with the Fund that provide ongoing services to the Fund (“Affiliated Service Providers”) to the extent that such approval (in the case of this clause (ii)) is required under applicable regulations of the Commission.

Each Audit Committee pre-approves all audit, review and attest engagements required under the securities laws and regulations provided by the Funds’ independent auditors. Each Audit Committee also approves all non-audit services, including tax services, provided to the Fund by the Funds’ independent auditors and verifies, at the time of pre-approval, that such pre-approved non-audit services would not be prohibited services under securities regulations. Each Audit Committee pre-approves all non-audit services provided by the Funds’ independent auditors to the Funds’ investment advisor and to affiliates of the investment advisor that provide ongoing services to the Fund, but only if the non-audit services have a direct impact on the operations or financial reporting of the Fund.

The Audit Committee of each Fund consists of the following members of the Boards of Directors:

Kathleen A. Corbet
Eric J. Draut (Chair)
M. Freddie Reiss
Peter E. Schwab
Brian F. Wruble

SHAREHOLDER COMMUNICATIONS

Shareholders who want to communicate with the Boards of Directors or any individual member of either Board of Directors should email investor.relations@tennenbaumcapital.com, send a fax to 310-566-1010 or write the Funds to the attention of Investor Relations at 2951 28th Street, Suite 1000, Santa Monica, California 90405. The communication should indicate that you are a Fund shareholder. If the communication is intended for a specific member of either Board of Directors and so indicates, it will be sent only to that member of such Board of Directors. If a communication does not indicate a specific member of either Board of Directors, it will be sent to the Chair of the Funds’ Governance and Compensation Committee and the outside counsel to the Independent members of such Board of Directors for further distribution as deemed appropriate by such persons.

Additionally, shareholders with complaints or concerns regarding accounting matters may email investor.relations@tennenbaumcapital.com, send a fax to 310-566-1010 or address letters to Investor Relations at 2951 28th Street, Suite 1000, Santa Monica, California 90405. Shareholders who are uncomfortable submitting complaints to Investor Relations may address letters directly to the Chair of the Audit Committee of the Board of Directors that oversees each Fund at 2951 28th Street, Suite 1000, Santa Monica, California 90405. Such letters may be submitted on an anonymous basis.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2019 ANNUAL MEETING

Stockholders may present proper nominations of candidates for Director or other proposals for inclusion in the Company’s proxy statement and proxy card for consideration at the next annual meeting of stockholders by submitting such nominations or proposals in writing to the Secretary of the Company in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Exchange Act, applicable state law and the Certificate of Incorporation and Bylaws of the Company. The Company expects that the 2019 Annual Meeting of Stockholders of the Company will be held in May 2019, but the exact date, time and location of such meeting have yet to be determined.

Deadlines for Submitting Stockholder Proposals for Inclusion in the Company’s Proxy Statement and Proxy Card

To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in the Company’s proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder’s nomination of a candidate for Director or other proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the anniversary of the date the Company’s proxy statement was released to stockholders for the previous year’s annual meeting. Accordingly, a stockholder’s nomination of a candidate for Director or other proposal must be received no later than January 11, 2019 in order to be included in the Company’s proxy statement and proxy card for the 2019 Annual Meeting of Stockholders of the Company.

Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company’s Annual Meeting

The deadline for submitting notice of a stockholder’s nomination of a candidate for Director or other proposal for consideration at the 2019 Annual Meeting of Stockholders of the Company, under the Company’s current Bylaws, is not earlier than the 150th day prior to the first anniversary of the date of the preceding year’s annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Accordingly, a stockholder’s nomination of a candidate for Director or other proposal must be received no earlier than January 20, 2019 and no later than 5:00 p.m., Eastern Time, on February 19, 2019 in order to be considered at the 2019 Annual Meeting of Stockholders of the Company. In order to be considered timely, such notice will be delivered to the Secretary at the principal executive office of the Company and will set forth all information required under Sections 4 and 5, as applicable, of Article II of the Company’s current Bylaws.

FINANCIAL STATEMENTS AVAILABLE

A copy of each Fund’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 containing audited financial statements accompanies this Joint Proxy Statement.

Along with this Joint Proxy Statement, each Fund will provide to each shareholder a copy (without exhibits, unless otherwise requested) of its Annual Report on Form 10-K required to be filed with the Commission for the year ended December 31, 2017. Copies of these documents may also be accessed electronically by means of the Commission’s home page on the internet at http://www.sec.gov.

INCORPORATION BY REFERENCE

We hereby incorporate by reference our disclosure from the following sections of each Fund’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017: (i) “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (ii) “Quantitative and Qualitative Disclosures about Market Risk;” and (iii) “Financial Statements and Supplementary Data.” Other than the foregoing information and our financial statements incorporated by reference above, no portion of such Form 10-K is part of these proxy solicitation materials.

PRIVACY PRINCIPLES OF THE FUNDS

The Funds are committed to maintaining the privacy of shareholders and to safeguarding our nonpublic personal information. The following information is provided to help you understand what personal information the Funds collect, how the Funds protect that information and why, in certain cases, the Funds may share information with select other parties.

Generally, the Funds do not receive any nonpublic personal information relating to their shareholders, although certain nonpublic personal information of shareholders may become available to the Funds. The Funds do not disclose any nonpublic personal information about their shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third-party administrator).

Each Fund restricts access to nonpublic personal information about its shareholders to its investment advisor’s employees with a legitimate business need for the information. The Funds maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of its shareholders.

HOUSEHOLDING OF PROXY MATERIALS

The Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year a number of brokers with account holders who are the Funds’ shareholders will be “householding” its proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Global Investor Relations team at Tennenbaum Capital Partners, LLC, 2951 28th Street, Suite 1000, Santa Monica, California 90405 or investor.relations@tennenbaumcapital.com or 310-566-1003. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Shareholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

We expect that a representative of Deloitte will be present at the Joint Meeting and will have an opportunity to make a statement if he or she chooses and will be available to respond to appropriate questions.

The Boards of Directors are not aware of any other matters to be presented at the Joint Meeting. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.

You are cordially invited to attend the Joint Meeting in person. Whether or not you plan to attend the Joint Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Boards of Directors,

Howard M. Levkowitz
Chair of the Board of Directors and
Chief Executive Officer of the Funds

May 9, 2018

Annex A

FORM OF INVESTMENT MANAGEMENT AGREEMENT

dated as of [ ], 2018

BY AND BETWEEN

[                     ],

a Delaware corporation

AND

[                     ],

a [Delaware corporation]

A-i

INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement (the “Agreement”), dated as of [ ], 2018 is made by and between [      ] (the “Company”), a Delaware corporation which has elected to be treated as a business development company under the Investment Company Act of 1940 (the “1940 Act”), and [         ] (the “Investment Manager”), a [Delaware corporation] registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”).

1.   General Duties of the Investment Manager. Subject to the direction and control of the Company’s Board of Directors (the “Board”) and subject to and in accordance with the terms of the Company’s certificate of incorporation (the “Certificate of Incorporation”), the policies adopted or approved by the Board, as the same shall be amended from time to time, the conditions of any exemptive order obtained by or for the benefit of the Company from the Securities and Exchange Commission (the “SEC”) and this Agreement, the Investment Manager agrees to supervise and direct the investment and reinvestment of the assets and perform the duties set forth herein, and shall have such other powers with respect to the investment and leverage related functions of the Company as shall be delegated from time to time to the Investment Manager by the Board. The Investment Manager is hereby granted, and shall have, full power to take all actions and execute and deliver all necessary and appropriate documents and instruments on behalf of the Company in accordance with the foregoing. The Investment Manager shall endeavor to comply in all material respects with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations and the applicable provisions of any other agreements to which the Company is subject. Subject to the foregoing and the other provisions of this Agreement, and subject to the direction and control of the Board, the Investment Manager is hereby appointed as the Company’s agent and attorney-in-fact with authority to negotiate, execute and deliver all documents and agreements on behalf of the Company and to do or take all related acts, with the power of substitution, to acquire, dispose of or otherwise take action with respect to or affecting the Investments (as defined in Section 4(b) hereof), including, without limitation:

(a)   identifying and originating debt securities or debt obligations, including bank loans or interests therein (“Debt Obligations”); stock, warrants or other equity securities (“Securities”); and any other investments of any type of asset the Company is not prohibited by agreement or applicable law from investing in (all such assets together with Securities and Debt Obligations, “Investments”) to be purchased by the Company, selecting the dates for such purchases, and purchasing or directing the purchase of such Investments on behalf of the Company;

(b)   identifying Investments owned by the Company to be sold by the Company, selecting the dates for such sales, and selling such Investments on behalf of the Company;

(c)   negotiating and entering into, on behalf of the Company, documentation providing for the purchase and sale of Investments, including without limitation, confidentiality agreements and commitment letters;

(d)   structuring the terms of, and negotiating, entering into and/or consenting to, on behalf of the Company, documentation relating to Investments to be purchased, held, exchanged or sold by the Company, including any amendments, modifications or supplements with respect to such documentation;

(e)   exercising, on behalf of the Company, rights and remedies associated with Investments, including without limitation, rights to petition to place an obligor or issuer in bankruptcy proceedings, to vote to accelerate the maturity of an Investment, to waive any default, including a payment default, with respect to an Investment and to take any other action which the Investment Manager deems necessary or appropriate in its discretion in connection with any restructuring, reorganization or other similar transaction involving an obligor or issuer with respect to an Investment, including without limitation, initiating and pursuing litigation;

(f)   responding to any offer in respect of Investments by tendering the affected Investments, declining the offer, or taking such other actions as the Investment Manager may determine;

(g)   exercising all voting, consent and similar rights of the Company on its behalf in accordance with the Investment Manager’s proxy voting guidelines and advising the Company with respect to matters concerning the Investments;

(h)   advising and assisting the Company with respect to the valuation of the assets;

(i)   retaining legal counsel and other professionals (such as financial advisers) to assist in the structuring, negotiation, documentation, administration and modification and restructuring of Investments; and

(j)   the Investment Manager may invest all or a portion of the Company’s assets in one or more subsidiaries including, without limitation, Special Value Continuation Partners, LP (“Portfolio Partnership”).

2.   [Reserved]

3.   No Joint Venture.

(a)   Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement. For all purposes hereof, the Investment Manager shall be deemed to be an independent contractor.

(b)   The Investment Manager will not be bound to follow any document to which the Company is a party or to which it is subject (or any amendment thereto) until it has received written notice thereof and until it has received a copy of the amendment; provided that if any such amendment materially and adversely affects the rights or duties of the Investment Manager, the Investment Manager shall not be obligated to respect or comply with the terms of such amendment unless it consents thereto. Subject to the fiduciary duty of the Board, the Company agrees that it shall not permit any such agreement or amendment to become effective unless the Investment Manager has been given prior written notice of such amendment and has consented thereto in writing.

(c)   The Investment Manager may, with respect to the affairs of the Company, consult with such legal counsel, accountants and other advisors as may be selected by the Investment Manager. The Investment Manager shall be fully protected, to the extent permitted by applicable law, in acting or failing to act hereunder if such action or inaction is taken or not taken in good faith by the Investment Manager in accordance with the advice or opinion of such counsel, accountants or other advisors. The Investment Manager shall be fully protected in relying upon any writing signed in the appropriate manner with respect to any instruction, direction or approval of any of the Board and may also rely on opinions of the Investment Manager’s counsel with respect to such instructions, directions and approvals. The Investment Manager shall also be fully protected when acting upon any instrument, certificate or other writing the Investment Manager believes in good faith to be genuine and to be signed or presented by the proper person or persons. The Investment Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained if the Investment Manager in good faith believes the same to be genuine.

4.   Limitations Relating to Investments.

(a)   Investments Requiring the Investment Committee’s Approval. The Investment Manager will maintain the existence of an Investment Committee (the “Investment Committee”). The Investment Manager shall have the right to appoint any number of voting and non-voting members to the Investment Committee. The Investment Manager may appoint or remove any persons to or from the Investment Committee in its sole discretion. The Investment Committee will review and discuss the purchase and sale of all Investments other than short-term Investments in high quality debt, securities maturing in less than 367 days or investment funds whose portfolios at all times have an effective duration of less than 367 days and other than hedging and risk management transactions, and approval by a majority vote of the voting members of the Investment Committee will be required prior to the purchase or sale of any Investment required to be reviewed by the Investment Committee.

(b)   Investments. The Investment Manager may cause the Company from time to time to purchase, sell and take any other actions with respect to Investments.

(c)   Company is not a Bank. The Investment Manager may not purchase any Debt Obligation if the related credit agreement, note, indenture or other documentation by its terms requires any such purchase to be made only by a bank, savings and loan, thrift, trust company or other similar deposit-taking institution.

(d)   Origination Fees. The Company shall, except to the extent the Investment Manager determines such sharing could cause the Company to fail to satisfy any requirement for qualification as a regulated investment company under Subchapter M of the Code, receive its pro-rata share, measured by the amount invested or proposed to be invested by the investors in any Investment, of any origination, structuring, or similar fees normally payable to lenders or structurers as compensation for services (“Origination or Similar Fees”) payable with respect to any Investment, whether or not any other investment funds or accounts for which the Investment Manager or its affiliated persons acts as investment adviser share in such fees. Notwithstanding anything herein, in the Certificate of Incorporation or in any other document to the contrary, to the extent that any Origination or Similar Fees with respect to the Company’s share of such Investment are paid to the Investment Manager or any of its affiliated persons as additional compensation, such amount shall be reimbursed to the Company unless the exception to the preceding sentence is in effect, in which case such amount shall be paid to the other accounts participating in such Investment or returned to the party paying such Origination or Similar Fees.

(e)   Co-Investments. The Company may not co-invest with any account managed by the Investment Manager or its affiliated persons in any Investment except in accordance with applicable law, including any exemptive order applicable to the Company.

5.   Brokerage. The Investment Manager shall effect all purchases and sales of securities in a manner consistent with the principles of best execution, taking into account net price (including commissions) and execution capability and other services which the broker or other intermediary may provide. In this regard, the Investment Manager may effect transactions which cause the Company to pay a commission in excess of a commission which another broker or other intermediary would have charged; provided, however, that the Investment Manager shall have first determined that such commission is reasonable in relation to the value of the brokerage or research services performed by that broker or other intermediary or that the Company is the sole beneficiary of the services paid for by such broker or other intermediary.

6.   Compensation.

(a)   The Investment Manager, for its services to the Company, will be entitled to receive a management fee (the “Base Management Fee”) from the Company and an incentive fee (the “Incentive Fee”). The Base Management Fee will be calculated at an annual rate of 1.50% of the Company’s total assets (excluding cash and cash equivalents) and payable quarterly in arrears. For purposes of calculating the base management fee, “total assets” is determined without deduction for any borrowings or other liabilities. For the period from the date of this Agreement (the “Commencement Date”) through the end of the first calendar quarter after the Commencement Date, the Base Management Fee will be calculated based on the initial value of the Company’s total assets (excluding cash and cash equivalents) as of the end of the most recently completed calendar quarter prior to the Commencement Date. Subsequently, the Base Management Fee will be calculated based on the value of the Company’s total assets (excluding cash and cash equivalents) at the end of the most recently completed calendar quarter. The Base Management Fees for any partial quarter will be appropriately pro rated.

(b)   For purposes of this Agreement, the total assets of the Company shall be calculated pursuant to the procedures adopted by the Board for calculating the value of the Company’s assets.

(c)   The Incentive Fee will consist of two components. Each component of the Incentive Fee will be calculated and, if due, paid quarterly in arrears.

(d)   The ordinary income component of the Incentive Fee is calculated as follows:

The ordinary income component will be the amount, if positive, equal to 20% of the cumulative ordinary income before incentive compensation, less cumulative ordinary income incentive compensation previously paid. Notwithstanding the foregoing provision, the Company will not be obligated to pay any ordinary income Incentive Fee to the extent such amount would exceed 20% of the cumulative total return of the Company that exceeds a 10% annual return on daily weighted average contributed common equity, plus all of the cumulative total return that exceeds an 8% annual return on daily weighted average contributed common equity but is less than a 10% annual return on daily weighted average contributed common equity, less cumulative ordinary income and capital gains incentive compensation previously paid.

(e)   The capital gains component of the Incentive Fee is calculated as follows:

The capital gains component will be the amount, if positive, equal to 20% of the cumulative realized capital gains (computed net of cumulative realized losses and cumulative unrealized capital depreciation), less cumulative capital gains incentive compensation previously paid or distributed. The capital gains component will be paid in full prior to payment of the ordinary income component. Notwithstanding the foregoing provision, the Company will not be obligated to pay any capital gains Incentive Fee to the extent such amount would exceed 20% of the cumulative total return of the Company that exceeds a 10% annual return on daily weighted average contributed common equity, plus all of the cumulative total return that exceeds an 8% annual return on daily weighted average contributed common equity but is less than a 10% annual return on daily weighted average contributed common equity, less cumulative ordinary income and capital gains incentive compensation previously paid.

(f)   For purposes of the foregoing computations and the total return limitation:

(i)   “cumulative” means amounts for the period commencing January 1, 2013 and ending as of the applicable calculation date.

(ii)   “contributed common equity” means the value of the Company’s net assets attributable to common shares as of December 31, 2012 plus the proceeds to the Company of all issuances of common shares less (A) offering costs of any securities or leverage facility of the Company or Portfolio Partnership, (B) all distributions by the Company representing a return of capital and (C) the total cost of all repurchases of common shares by the Company, in each case after December 31, 2012 and through the end of the preceding calendar quarter in question and as determined on an accrual and consolidated basis.

(iii)   “ordinary income before incentive compensation” means the Company’s interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees received from portfolio companies) during the period, minus the Company’s operating expenses during the period (including the base management fee, expenses payable under the administration agreements, any interest expense and any dividends paid on any issued and outstanding preferred stock), plus increases and minus decreases in net assets not treated as components of income, operating expense, gain, loss, appreciation or depreciation and not treated as changes in contributed common equity, and without reduction for any incentive compensation and any organization or offering costs, in each case determined on an accrual and consolidated basis.

(iv)   “total return” means the amount equal to the combination of ordinary income before incentive compensation, realized capital gains and losses and unrealized capital appreciation and depreciation of the Company for the period, in each case determined on an accrual and consolidated basis.

(g)   Notwithstanding anything to the contrary contained herein, (i) the Base Management Fee payable pursuant to this Section 6 shall be reduced by the amount of the Base Management Fee paid to the Investment Manager by the Portfolio Partnership pursuant to Section 6 of the Investment Management Agreement dated as of [         ], 2018 between the Portfolio Partnership and the Investment Manager, as amended, and (ii) the Incentive Fee payable pursuant to this Section 6 shall be reduced by the amount of distributions made to the general partner of the Portfolio Partnership by the Portfolio Partnership pursuant to the Portfolio Partnership’s partnership agreement dated as of July 31, 2006, as amended.

7.   Expenses. The Company will be responsible for paying the compensation of the Investment Manager and any placement agent of any of its securities, due diligence and negotiation expenses, fees and expenses of custodians, administrators (including the Investment Manager or an affiliate in its capacity as administrator), transfer and distribution agents, counsel and directors, insurance, filings and registrations, proxy expenses, expenses of communications to investors, interest, taxes, portfolio transaction expenses, indemnification, litigation and other extraordinary expenses and all such other expenses as the Investment Manager is not responsible for (such as for services the Investment Manager is required to supervise rather than provide) and as are approved by the directors as being reasonably related to the organization, offering, capitalization, operation, regulatory compliance or administration of the Company and any portfolio investments. Expenses associated with the general overhead of the Investment Manager will not be covered by the Company.

In addition, the Company shall pay, and shall reimburse the Investment Manager and its affiliates for, any costs and expenses that, in the good faith judgment of the Board, are incurred in the financing or operation of the Company as a business development company, including, without limitation, fees and expenses of offering the Company’s shares or debt instruments and enhancing or assuring the credit quality thereof; fees and expenses relating Investments including the structuring, negotiation, acquisition, syndication, holding, restructuring, recapitalization and disposition thereof or relating to proposed Investments which are not consummated; reasonable premiums for insurance protecting the Company, the Investment Manager, any of its affiliates and any of its employees and agents; legal, compliance, administrative, custodial and accounting expenses; auditing expenses; appraisal expenses; expenses relating to organizing companies through or in which investments will be made; costs and expenses of preparing and maintaining the books and records of the Company and entities through which it invests; costs and expenses that are classified as extraordinary expenses under generally accepted accounting principles; taxes or other governmental charges payable by the Company; costs and expenses incurred in connection with any actual or threatened litigation, and any judgments or settlements paid in connection with litigation, involving the Company, a company in which the Company invests in or a Person entitled to indemnification from the Company; expenses (including legal fees and expenses) incurred in connection with the bankruptcy or reorganization of any Investment; costs of reporting to the Company’s shareholders, creditors and regulatory authorities; costs of responding to regulatory inquiries; costs of shareholder meetings and the solicitation of shareholder consents; costs incurred in valuing assets; costs of winding up and liquidating the Company; and interest, distributions and fees under the agreements governing any indebtedness incurred by the Company and its shares.

On behalf of the Company, the Investment Manager may advance payment of any such fees and expenses of the Company, and the Company shall reimburse the Investment Manager therefor within 30 days following written request from the Investment Manager. Nothing in this Section 7 shall limit the ability of the Investment Manager to be reimbursed by any Person (including issuers or obligors of securities, instruments or obligations owned by the Company) for out-of-pocket expenses incurred by the Investment Manager in connection with the performance of services hereunder. The Investment Manager shall maintain complete and accurate records with respect to costs and expenses and shall furnish the Board with receipts or other written vouchers with respect thereto upon request of the Board.

8.   Services to Other Companies or Accounts.

(a)   The Investment Manager and its affiliated persons, employees or associates are in no way prohibited from, and intend to, spend substantial business time in connection with other businesses or activities, including, but not limited to, managing investments, advising or managing entities whose investment objectives are the same as or overlap with those of the Company, participating in actual or potential investments of the Company or any other person, providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Company, or acting as a director, officer or creditors’ committee member of, adviser to, or participant in, any corporation, partnership, trust or other business entity. The Investment Manager and its affiliated persons may, and expect to, receive fees or other compensation from third parties for any of these activities, which fees will be for the benefit of their own account and not the Company.

(b)   In addition, the Investment Manager and its affiliated persons may manage accounts other than the Company that invest in assets eligible for purchase by the Company.

(c)   The Company may have the ability, under certain circumstances, to take certain actions that would have an adverse effect on accounts other than the Company. In these circumstances, the Investment Manager and its affiliated persons will act in a manner believed to be equitable to the Company and such other accounts, including co-investment in accordance with applicable laws, including the conditions of any exemptive relief obtained by the Company and the Investment Manager.

9.   Duty of Care and Loyalty. Except as otherwise required by law, none of the Investment Manager, or any its affiliated persons, directors, officers, employees, shareholders, managers, members, assigns, representatives or agents (each, an “Indemnified Person” and, collectively, the “Indemnified Persons”) shall be liable, responsible or accountable in damages or otherwise to the Company, any shareholder or any other person for any loss, liability, damage, settlement cost, or other expense (including reasonable attorneys’ fees) incurred by reason of any act or omission or any alleged act or omission performed or omitted by such Indemnified Person (other than solely in such Indemnified Person’s capacity as a shareholder, if applicable) in connection with the establishment, management or operations of the Company or the management of its assets (including those in connection with serving on boards of directors of, or creditors’ committees for, any Investment); provided that the foregoing exculpation shall not apply to any act or failure to act that arises out of the bad faith, willful misfeasance, gross negligence or reckless disregard of an Indemnified Person’s duty to the Company or such shareholder, as the case may be (such conduct, “Disabling Conduct”). Subject to the foregoing, all such Indemnified Persons shall look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company. If any Indemnified Person is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such Indemnified Person shall not, on account thereof, be held to any personal liability.

10.   Indemnification.

(a)   To the fullest extent permitted by applicable law, each of the Indemnified Persons shall be held harmless and indemnified by the Company (out of its assets and not out of the separate assets of any shareholder) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such Indemnified Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Person may be or may have been involved as a party or otherwise (other than as authorized by the Directors, as the plaintiff or complainant) or with which such Indemnified Person may be or may have been threatened, while acting in such Person’s capacity as an Indemnified Person, except with respect to any matter as to which such Indemnified Person shall not have acted in good faith in the reasonable belief that such person’s action was in the best interest of the Company or, in the case of any criminal proceeding, as to which such Indemnified Person shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that an Indemnified Person shall only be indemnified hereunder if (i) such Indemnified Person’s activities do not constitute Disabling Conduct and (ii) there has been a determination (a) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification was brought that such Indemnified Person is entitled to indemnification or, (b) in the absence of such a decision, by (1) a majority vote of a quorum of those Directors who are neither “interested persons” of the Company (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (the “Disinterested Non-Party Directors”) that the Indemnified Person is entitled to indemnification, or (2) if such quorum is not obtainable or even if obtainable, if a majority so directs, independent legal counsel in a written opinion that concludes that the Indemnified Person should be entitled to indemnification. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnified Person as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnified Person was authorized by a majority of the Directors. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (b) below.

(b)   The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the Indemnified Person of the Indemnified Person’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Directors determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the Indemnified Person shall provide adequate security for his undertaking, (ii) the Company shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Directors, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnified Person ultimately will be found entitled to indemnification.

(c)   The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which he may be lawfully entitled.

(d)   Each Indemnified Person shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the Company’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, officers or employees of the Company, regardless of whether such counsel or other person may also be a Director.

11.   Term of Agreement; Events Affecting the Investment Manager; Survival of Certain Terms.

(a)   This Agreement shall become effective on the Commencement Date and, unless sooner terminated by the Company or Investment Manager as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Company for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (i) the vote of a majority of the Board or the vote of a majority of the outstanding voting securities of the Company at the time outstanding and entitled to vote, and (ii) by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Company at any time, without the payment of any penalty, upon giving the Investment Manager 60 days’ notice (which notice may be waived by the Investment Manager), provided that such termination by the Company shall be directed or approved by the vote of a majority of the Directors of the Company in office at the time or by the vote of the holders of a majority of the voting securities of the Company at the time outstanding and entitled to vote, or by the Investment Manager on 60 days’ written notice (which notice may be waived by the Company). This Agreement will also immediately terminate in the event of its assignment. As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings as such terms are given in the 1940 Act.

(b)   Notwithstanding anything herein to the contrary, Sections 6(c), 7, 9 and 10 of this Agreement shall survive any termination hereof.

(c)   From and after the effective date of termination of this Agreement, the Investment Manager and its affiliated persons shall not be entitled to compensation for further services hereunder, but shall be paid all compensation and reimbursement of expenses accrued to the date of termination. Upon such termination, and upon receipt of payment of all compensation and reimbursement of expenses owed, the Investment Manager shall as soon as practicable (and in any event within 90 days after such termination) deliver to the Company all property (to the extent, if any, that the Investment Manager has custody thereof) and documents of the Company or otherwise relating to the assets of the Company then in the custody of the Investment Manager (although the Investment Manager may keep copies of such documents for its records). The Investment Manager agrees to use reasonable efforts to cooperate with any successor investment manager in the transfer of its responsibilities hereunder, and will, among other things, provide upon receipt of a written request by such successor investment manager any information available to it regarding any assets of the Company. The Investment Manager agrees that, notwithstanding any termination, it will reasonably cooperate in any proceeding arising in connection with this Agreement, any other agreement of which the company is subject or any Investment (excluding any such proceeding in which claims are asserted against the Investment Manager or any affiliated person of the Investment Manager) upon receipt of appropriate indemnification and expense reimbursement.

12.   Power of Attorney; Further Assurances.

In addition to the power of attorney granted to the Investment Manager in Section 1 of this Agreement, the Company hereby makes, constitutes and appoints the Investment Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with the terms of this Agreement (a) to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Investment Manager reasonably deems necessary or appropriate in connection with its investment management duties under this Agreement and as required by the

1940 Act and (b) to (i) subject to any policies adopted by the Board with respect thereto, exercise in its discretion any voting or consent rights associated with any securities, instruments or obligations included in the Company’s assets, (ii) execute proxies, waivers, consents and other instruments with respect to such securities, instruments or obligations, (iii) endorse, transfer or deliver such securities, instruments and obligations and (iv) participate in or consent (or decline to consent) to any modification, work-out, restructuring, bankruptcy proceeding, class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such securities, instruments and obligations. To the extent permitted by applicable law, this grant of power of attorney is irrevocable and coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Company; provided that this grant of power of attorney will expire, and the Investment Manager will cease to have any power to act as the Company’s attorney-in-fact, upon termination of this Agreement in accordance with its terms. The Company shall execute and deliver to the Investment Manager all such other powers of attorney, proxies, dividend and other orders, and all such instruments, as the Investment Manager may reasonably request for the purpose of enabling the Investment Manager to exercise the rights and powers which it is entitled to exercise pursuant to this Agreement. Each of the Investment Manager and the Company shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement.

13.   Amendment of this Agreement. No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act. The Company shall promptly provide a copy of any such amendment or waiver to any party entitled thereto.

14.   Notices. Unless expressly provided otherwise herein, any notice, request, direction, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received if sent by hand or by overnight courier, when personally delivered, if sent by telecopier, when receipt is confirmed by telephone, or if sent by registered or certified mail, postage prepaid, return receipt requested, when actually received if addressed as set forth below:

(a)	If to the Company:

[COMPANY ADDRESS]

(b)	If to the Investment Manager:

[INVESTMENT MANAGER ADDRESS]

Either party to this Agreement may alter the address to which communications or copies are to be sent to it by giving notice of such change of address in conformity with the provisions of this Section 14.

15.   Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as provided herein.

16.   Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

17.   Costs and Expenses. The costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiation, preparation and execution of this Agreement, and all matters incident thereto, shall be borne by the Company.

18.   Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Manager hereby agrees that all records which it maintains for the Company in its capacity as Investment Manager are the property of the Company and further agrees to surrender promptly to the Company any such records upon the Company’s request. The Investment Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records maintained by it in its capacity as Investment Manager that are required to be maintained by Rule 31a-1 under the 1940 Act.

19.   Titles Not to Affect Interpretation. The titles of sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

20.   Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and, to the extent permitted by applicable law, no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

21.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and, to the extent inconsistent therewith, the 1940 Act.

22.   Execution in Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

[ ]

By:

[ ]

By:

Annex B

FORM OF INVESTMENT MANAGEMENT AGREEMENT

dated as of [ ], 2018

BY AND BETWEEN

[SPECIAL VALUE CONTINUATION PARTNERS, LP],
a Delaware limited partnership

AND

[                     ],

a Delaware [limited liability company]

B-i

INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement (the “Agreement”), dated as of [ ], is made by and between [Special Value Continuation Partners, LP] (the “Company”), a Delaware limited partnership which will elect to be treated as a business development company under the Investment Company Act of 1940 (the “1940 Act”), and [         ] (the “Investment Manager”), a Delaware [limited liability company] registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). [Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Partnership Agreement of the Company dated as of July 31, 2006 (as the same may be amended from time to time, the “Partnership Agreement”)].

1.   General Duties of the Investment Manager.

Subject to the direction and control of the Company’s Board of Directors (the “Board”) and subject to the Partnership Agreement, the policies adopted or approved by the Board, as the same shall be amended from time to time, the conditions of any exemptive order obtained by or for the benefit of the Company from the Securities and Exchange Commission (the “SEC”) and this Agreement, the Investment Manager agrees to supervise and direct the investment and reinvestment of the assets and perform the duties set forth herein, and shall have such other powers with respect to the investment and leverage related functions of the Company as shall be delegated from time to time to the Investment Manager by the Board. The Investment Manager is hereby granted, and shall have, full power to take all actions and execute and deliver all necessary and appropriate documents and instruments on behalf of the Company in accordance with the foregoing. The Investment Manager shall endeavor to comply in all material respects with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations and the applicable provisions of any other agreements to which the Company is subject. Subject to the foregoing and the other provisions of this Agreement, and subject to the direction and control of the Board, the Investment Manager is hereby appointed as the Company’s agent and attorney-in-fact with authority to negotiate, execute and deliver all documents and agreements on behalf of the Company and to do or take all related acts, with the power of substitution, to acquire, dispose of or otherwise take action with respect to or affecting the Investments (as defined in Section 4(b) hereof), including, without limitation:

(a)   identifying and originating debt securities or debt obligations, including bank loans or interests therein (“Debt Obligations”); stock, warrants or other equity securities (“Securities”); and any other investments of any type of asset the Company is not prohibited by agreement or applicable law from investing in (all such assets together with Securities and Debt Obligations, “Investments”) to be purchased by the Company, selecting the dates for such purchases, and purchasing or directing the purchase of such Investments on behalf of the Company;

(b)   identifying Investments owned by the Company to be sold by the Company, selecting the dates for such sales, and selling such Investments on behalf of the Company;

(c)   negotiating and entering into, on behalf of the Company, documentation providing for the purchase and sale of Investments, including without limitation, confidentiality agreements and commitment letters;

(d)   structuring the terms of, and negotiating, entering into and/or consenting to, on behalf of the Company, documentation relating to Investments to be purchased, held, exchanged or sold by the Company, including any amendments, modifications or supplements with respect to such documentation;

(e)   exercising, on behalf of the Company, rights and remedies associated with Investments, including without limitation, rights to petition to place an obligor or issuer in bankruptcy proceedings, to vote to accelerate the maturity of an Investment, to waive any default, including a payment default, with respect to an Investment and to take any other action which the Investment Manager deems necessary or appropriate in its discretion in connection with any restructuring, reorganization or other similar transaction involving an obligor or issuer with respect to an Investment, including without limitation, initiating and pursuing litigation;

(f)   responding to any offer in respect of Investments by tendering the affected Investments, declining the offer, or taking such other actions as the Investment Manager may determine;

(g)   exercising all voting, consent and similar rights of the Company on its behalf in accordance with the Investment Manager’s proxy voting guidelines and advising the Company with respect to matters concerning the Investments;

(h)   advising and assisting the Company with respect to the valuation of the assets; and

(i)   retaining legal counsel and other professionals (such as financial advisers) to assist in the structuring, negotiation, documentation, administration and modification and restructuring of Investments.

2.   [Reserved]

3.   No Joint Venture.

(a)   Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement. For all purposes hereof, the Investment Manager shall be deemed to be an independent contractor.

(b)   The Investment Manager will not be bound to follow any document to which the Company is a party or to which it is subject or any amendment thereto until it has received written notice thereof and until it has received a copy of the amendment; provided that if any such amendment materially and adversely affects the rights or duties of the Investment Manager, the Investment Manager shall not be obligated to respect or comply with the terms of such amendment unless it consents thereto. Subject to the fiduciary duty of the Board, the Company agrees that it shall not permit any such agreement or amendment to become effective unless the Investment Manager has been given prior written notice of such amendment and has consented thereto in writing.

(c)   The Investment Manager may, with respect to the affairs of the Company, consult with such legal counsel, accountants and other advisors as may be selected by the Investment Manager. The Investment Manager shall be fully protected, to the extent permitted by applicable law, in acting or failing to act hereunder if such action or inaction is taken or not taken in good faith by the Investment Manager in accordance with the advice or opinion of such counsel, accountants or other advisors. The Investment Manager shall be fully protected in relying upon any writing signed in the appropriate manner with respect to any instruction, direction or approval of any of the Board and may also rely on opinions of the Investment Manager’s counsel with respect to such instructions, directions and approvals. The Investment Manager shall also be fully protected when acting upon any instrument, certificate or other writing the Investment Manager believes in good faith to be genuine and to be signed or presented by the proper person or persons. The Investment Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained if the Investment Manager in good faith believes the same to be genuine.

4.   Limitations Relating to Investments.

(a)   Investments Requiring the Investment Committee’s Approval. The Investment Manager will maintain the existence of an Investment Committee (the “Investment Committee”). The Investment Manager shall have the right to appoint any number of voting and non-voting members to the Investment Committee. The Investment Manager may appoint or remove any persons to or from the Investment Committee in its sole discretion. The Investment Committee will review and discuss the purchase and sale of all Investments other than short-term Investments in high quality debt, securities maturing in less than 367 days or investment funds whose portfolios at all times have an effective duration of less than 367 days and other than hedging and risk management transactions, and approval by a majority vote of the voting members of the Investment Committee will be required prior to the purchase or sale of any Investment required to be reviewed by the Investment Committee.

(b)   Investments. The Investment Manager may cause the Company from time to time to purchase, sell and take any other actions with respect to Investments.

(c)   Company is not a Bank. The Investment Manager may not purchase any Debt Obligation if the related credit agreement, note, indenture or other documentation by its terms requires any such purchase to be made only by a bank, savings and loan, thrift, trust company or other similar deposit-taking institution.

(d)   Origination Fees. The Company shall, except to the extent the Investment Manager determines such sharing could cause [         ] (the “Parent”) to fail to satisfy any requirement for qualification as a regulated investment company under Subchapter M of the Code, receive its pro-rata share, measured by the amount invested or proposed to be invested by the investors in any Investment, of any origination, structuring, or similar fees normally payable to lenders or structurers as compensation for services (“Origination or Similar Fees”) payable with respect to any Investment, whether or not any other investment funds or accounts for which the Investment Manager or its affiliated persons acts as investment adviser share in such fees. Notwithstanding anything herein, in the Partnership Agreement or in any other document to the contrary, to the extent that any Origination or Similar Fees with respect to the Company’s share of such Investment are paid to the Investment Manager or any of its affiliated persons as additional compensation, such amount shall be reimbursed to the Company unless the exception to the preceding sentence is in effect, in which case such amount shall be paid to the other accounts participating in such Investment or returned to the party paying such Origination or Similar Fees.

(e)   Co-Investments. The Company may not co-invest with any account managed by the Investment Manager or its affiliated persons in any Investment except in accordance with applicable law, including any exemptive order applicable to the Company.

5.   Brokerage.

The Investment Manager shall effect all purchases and sales of securities in a manner consistent with the principles of best execution, taking into account net price (including commissions) and execution capability and other services which the broker or other intermediary may provide. In this regard, the Investment Manager may effect transactions which cause the Company to pay a commission in excess of a commission which another broker or other intermediary would have charged; provided, however, that the Investment Manager shall have first determined that such commission is reasonable in relation to the value of the brokerage or research services performed by that broker or other intermediary or that the Company is the sole beneficiary of the services paid for by such broker or other intermediary.

6.   Compensation.

(a)   The Investment Manager, for its services to the Company, will be entitled to receive a management fee (the “Base Management Fee”) from the Company and an incentive fee (the “Incentive Fee”). The Base Management Fee will be calculated at an annual rate of 1.50% of the Company’s total assets (excluding cash and cash equivalents) and payable quarterly in arrears. For purposes of calculating the base management fee, “total assets” is determined without deduction for any borrowings or other liabilities. For the period from the date of this Agreement (the “Commencement Date”) through the end of the first calendar quarter after the Commencement Date, the Base Management Fee will be calculated based on the initial value of the Company’s total assets (excluding cash and cash equivalents) as of the end of the most recently completed calendar quarter prior to the Commencement Date. Subsequently, the Base Management Fee will be calculated based on the value of the Company’s total assets (excluding cash and cash equivalents) at the end of the most recently completed calendar quarter. The Base Management Fees for any partial quarter will be appropriately pro rated.

(b)   For purposes of this Agreement, the total assets of the Company shall be calculated pursuant to the procedures adopted by the Board of Directors of the Company for calculating the value of the Company’s assets.

(c)   The Incentive Fee will consist of two components. Each component of the Incentive Fee will be calculated and, if due, paid quarterly in arrears.

(d)   The ordinary income component of the Incentive Fee is calculated as follows:

The ordinary income component will be the amount, if positive, equal to 20% of the cumulative ordinary income before incentive compensation, less cumulative ordinary income incentive compensation previously paid. Notwithstanding the foregoing provision, the Company will not be obligated to pay any ordinary income Incentive Fee to the extent such amount would exceed 20% of the cumulative total return of the Company that exceeds a 10% annual return on daily weighted average contributed common equity, plus all of the cumulative total return that exceeds an 8%

annual return on daily weighted average contributed common equity but is less than a 10% annual return on daily weighted average contributed common equity, less cumulative ordinary income and capital gains incentive compensation previously paid.

(e)   The capital gains component of the Incentive Fee is calculated as follows:

The capital gains component will be the amount, if positive, equal to 20% of the cumulative realized capital gains (computed net of cumulative realized losses and cumulative unrealized capital depreciation), less cumulative capital gains incentive compensation previously paid or distributed. The capital gains component will be paid in full prior to payment of the ordinary income component. Notwithstanding the foregoing provision, the Company will not be obligated to pay any capital gains Incentive Fee to the extent such amount would exceed 20% of the cumulative total return of the Company that exceeds a 10% annual return on daily weighted average contributed common equity, plus all of the cumulative total return that exceeds an 8% annual return on daily weighted average contributed common equity but is less than a 10% annual return on daily weighted average contributed common equity, less cumulative ordinary income and capital gains incentive compensation previously paid.

(f)   For purposes of the foregoing computations and the total return limitation:

(i)   “cumulative” means amounts for the period commencing January 1, 2013 and ending as of the applicable calculation date.

(ii)   “contributed common equity” means the value of the Company’s net assets attributable to common shares as of December 31, 2012 plus the proceeds to the Company of all issuances of common shares less (A) offering costs of any securities or leverage facility of the Company or Portfolio Partnership, (B) all distributions by the Company representing a return of capital and (C) the total cost of all repurchases of common shares by the Company, in each case after December 31, 2012 and through the end of the preceding calendar quarter in question and as determined on an accrual and consolidated basis.

(iii)   “ordinary income before incentive compensation” means the Company’s interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees received from portfolio companies) during the period, minus the Company’s operating expenses during the period (including the base management fee, expenses payable under the administration agreements, any interest expense and any dividends paid on any issued and outstanding preferred stock), plus increases and minus decreases in net assets not treated as components of income, operating expense, gain, loss, appreciation or depreciation and not treated as contributions or distributions in respect of common equity, and without reduction for any incentive compensation and any organization or offering costs, in each case determined on an accrual and consolidated basis.

(iv)   “total return” means the amount equal to the combination of ordinary income before incentive compensation, realized capital gains and losses and unrealized capital appreciation and depreciation of the Company for the period, in each case determined on an accrual and consolidated basis.

(g)   Notwithstanding any of the provisions of Sections 6(c)-(f) above, the amounts calculated pursuant thereto shall be paid only if the Investment Manager or the Parent determines on the advice of counsel that (i) the distribution provisions set forth in the Partnership Agreement with respect to the General Partner of the Portfolio Partnership would be inconsistent with the requirements of the 1940 Act in any material respect and that such inconsistency would be unlikely to be able to be remedied without fundamental alteration of such provisions and without having a material adverse effect on any shareholder of the Parent and the General Partner of the Portfolio Partnership amends the Partnership Agreement to eliminate such distribution provisions or (ii) for any other reason such distribution provisions should not be utilized and the General Partner of the Portfolio Partnership amends the Partnership Agreement to eliminate such distribution provisions.

7.   Expenses.

The Company will be responsible for paying the compensation of the Investment Manager and any placement agent of any of its securities, due diligence and negotiation expenses, fees and expenses of custodians, administrators (including the Investment Manager or an affiliate in its capacity as administrator), transfer and distribution agents, counsel and directors, insurance, filings and registrations, proxy expenses, expenses of communications to investors, interest, taxes, portfolio transaction expenses, indemnification, litigation and other extraordinary expenses and all such other expenses as the Investment Manager is not responsible for (such as for services the Investment Manager is required to supervise rather than provide) and as are approved by the directors as being reasonably related to the organization, offering, capitalization, operation, regulatory compliance or administration of the Company and any portfolio investments. Expenses associated with the general overhead of the Investment Manager will not be covered by the Company.

In addition, the Company shall pay, and shall reimburse the Investment Manager and its affiliates for, any costs and expenses that, in the good faith judgment of the Board of Directors, are incurred in the election, financing or operation of the Company as a business development company, including, without limitation, fees and expenses of offering the Company’s shares or debt instruments and enhancing or assuring the credit quality thereof; fees and expenses relating Investments including the structuring, negotiation, acquisition, syndication, holding, restructuring, recapitalization and disposition thereof or relating to proposed Investments which are not consummated; reasonable premiums for insurance protecting the Company, the Investment Manager, any of its affiliates and any of its employees and agents; legal, compliance, administrative, custodial and accounting expenses; auditing expenses; appraisal expenses; expenses relating to organizing companies through or in which investments will be made; costs and expenses of preparing and maintaining the books and records of the Company and entities through which it invests; costs and expenses that are classified as extraordinary expenses under generally accepted accounting principles; taxes or other governmental charges payable by the Company; costs and expenses incurred in connection with any actual or threatened litigation, and any judgments or settlements paid in connection with litigation, involving the Company, a company in which the Company invests in or a Person entitled to indemnification from the Company; expenses (including legal fees and expenses) incurred in connection with the bankruptcy or reorganization of any Investment; costs of reporting to the Company’s shareholders, creditors and regulatory authorities; costs of responding to regulatory inquiries; costs of shareholder meetings and the solicitation of shareholder consents; costs incurred in valuing assets; costs of winding up and liquidating the Company; and interest, distributions and fees under the agreements governing any indebtedness incurred by the Company and its shares.

On behalf of the Company, the Investment Manager may advance payment of any such fees and expenses of the Company, and the Company shall reimburse the Investment Manager therefor within 30 days following written request from the Investment Manager. Nothing in this Section 7 shall limit the ability of the Investment Manager to be reimbursed by any Person (including issuers or obligors of securities, instruments or obligations owned by the Company) for out-of-pocket expenses incurred by the Investment Manager in connection with the performance of services hereunder. The Investment Manager shall maintain complete and accurate records with respect to costs and expenses and shall furnish the Board with receipts or other written vouchers with respect thereto upon request of the Board.

8.   Services to Other Companies or Accounts.

(a)   The Investment Manager and its affiliated persons, employees or associates are in no way prohibited from, and intend to, spend substantial business time in connection with other businesses or activities, including, but not limited to, managing investments, advising or managing entities whose investment objectives are the same as or overlap with those of the Company, participating in actual or potential investments of the Company or any other person, providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Company, or acting as a director, officer or creditors’ committee member of, adviser to, or participant in, any corporation, partnership, trust or other business entity. The Investment Manager and its affiliated persons may, and expect to, receive fees or other compensation from third parties for any of these activities, which fees will be for the benefit of their own account and not the Company.

(b)   In addition, the Investment Manager and its affiliated persons may manage accounts other than the Company that invest in assets eligible for purchase by the Company.

(c)   The Company may have the ability, under certain circumstances, to take certain actions that would have an adverse effect on accounts other than the Company. In these circumstances, the Investment Manager and its affiliated persons will act in a manner believed to be equitable to the Company and such other accounts, including co-investment in accordance with applicable laws, including the conditions of any exemptive relief obtained by the Company and the Investment Manager.

9.   Duty of Care and Loyalty. Except as otherwise required by law, none of the Investment Manager, or any its affiliated persons, directors, officers, employees, shareholders, managers, members, assigns, representatives or agents (each, an “Indemnified Person” and, collectively, the “Indemnified Persons”) shall be liable, responsible or accountable in damages or otherwise to the Company, any shareholder or any other person for any loss, liability, damage, settlement cost, or other expense (including reasonable attorneys’ fees) incurred by reason of any act or omission or any alleged act or omission performed or omitted by such Indemnified Person (other than solely in such Indemnified Person’s capacity as a shareholder, if applicable) in connection with the establishment, management or operations of the Company or the management of its assets (including those in connection with serving on boards of directors of, or creditors’ committees for, any Investment); provided that the foregoing exculpation shall not apply to any act or failure to act that arises out of the bad faith, willful misfeasance, gross negligence or reckless disregard of an Indemnified Person’s duty to the Company or such shareholder, as the case may be (such conduct, “Disabling Conduct”). Subject to the foregoing, all such Indemnified Persons shall look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company. If any Indemnified Person is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such Indemnified Person shall not, on account thereof, be held to any personal liability.

10.   Indemnification.

(a)   To the fullest extent permitted by applicable law, each of the Indemnified Persons shall be held harmless and indemnified by the Company (out of its assets and not out of the separate assets of any shareholder) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such Indemnified Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Person may be or may have been involved as a party or otherwise (other than as authorized by the Directors, as the plaintiff or complainant) or with which such Indemnified Person may be or may have been threatened, while acting in such Person’s capacity as an Indemnified Person, except with respect to any matter as to which such Indemnified Person shall not have acted in good faith in the reasonable belief that such person’s action was in the best interest of the Company or, in the case of any criminal proceeding, as to which such Indemnified Person shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that an Indemnified Person shall only be indemnified hereunder if (i) such Indemnified Person’s activities do not constitute Disabling Conduct and (ii) there has been a determination (a) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification was brought that such Indemnified Person is entitled to indemnification or, (b) in the absence of such a decision, by (1) a majority vote of a quorum of those Directors who are neither “interested persons” of the Company (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (the “Disinterested Non-Party Directors”) that the Indemnified Person is entitled to indemnification, or (2) if such quorum is not obtainable or even if obtainable, if a majority so directs, independent legal counsel in a written opinion that concludes that the Indemnified Person should be entitled to indemnification. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnified Person as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnified Person was authorized by a majority of the Directors. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (b) below.

(b)   The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the Indemnified Person of the Indemnified Person’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Directors determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the Indemnified Person shall provide adequate security for his undertaking, (ii) the Company shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Directors, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnified Person ultimately will be found entitled to indemnification.

(c)   The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which he may be lawfully entitled.

(d)   Each Indemnified Person shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the Company’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, officers or employees of the Company, regardless of whether such counsel or other person may also be a Director.

11.   Term of Agreement; Events Affecting the Investment Manager; Survival of Certain Terms.

(a)   This Agreement shall become effective on the Commencement Date and, unless sooner terminated by the Company or Investment Manager as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Company for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (i) the vote of a majority of the Board or the vote of a majority of the outstanding voting securities of the Company at the time outstanding and entitled to vote, and (ii) by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Company at any time, without the payment of any penalty, upon giving the Investment Manager 60 days’ notice (which notice may be waived by the Investment Manager), provided that such termination by the Company shall be directed or approved by the vote of a majority of the Directors of the Company in office at the time or by the vote of the holders of a majority of the voting securities of the Company at the time outstanding and entitled to vote, or by the Investment Manager on 60 days’ written notice (which notice may be waived by the Company). This Agreement will also immediately terminate in the event of its assignment. As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings as such terms are given in the 1940 Act.

(b)   Notwithstanding anything herein to the contrary, Sections 6(c), 7, 9 and 10 of this Agreement shall survive any termination hereof.

(c)   From and after the effective date of termination of this Agreement, the Investment Manager and its affiliated persons shall not be entitled to compensation for further services hereunder, but shall be paid all compensation and reimbursement of expenses accrued to the date of termination. Upon such termination, and upon receipt of payment of all compensation and reimbursement of expenses owed, the Investment Manager shall as soon as practicable (and in any event within 90 days after such termination) deliver to the Company all property (to the extent, if any, that the Investment Manager has custody thereof) and documents of the Company or otherwise relating to the assets of the Company then in the custody of the Investment Manager (although the Investment Manager may keep copies of such documents for its records). The Investment Manager agrees to use reasonable efforts to cooperate with any successor investment manager in the transfer of its responsibilities hereunder, and will, among other things, provide upon receipt of a written request by such successor investment manager any information available to it regarding any assets of the Company. The Investment Manager agrees that, notwithstanding any termination, it will reasonably cooperate in any proceeding arising in connection with this Agreement, any other agreement of which the company is subject or any Investment (excluding any such proceeding in which claims are asserted against the Investment Manager or any affiliated person of the Investment Manager) upon receipt of appropriate indemnification and expense reimbursement.

12.   Power of Attorney; Further Assurances.

In addition to the power of attorney granted to the Investment Manager in Section 1 of this Agreement, the Company hereby makes, constitutes and appoints the Investment Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with the terms of this Agreement (a) to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Investment Manager reasonably deems necessary or appropriate in connection with its investment management duties under this Agreement and as required by the 1940 Act and (b) to (i) subject to any policies adopted by the Board with respect thereto, exercise in its discretion any voting or consent rights associated with any securities, instruments or obligations included in the Company’s assets, (ii) execute proxies, waivers, consents and other instruments with respect to such securities, instruments or obligations, (iii) endorse, transfer or deliver such securities, instruments and obligations and (iv) participate in or consent (or decline to consent) to any modification, work-out, restructuring, bankruptcy proceeding, class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such securities, instruments and obligations. To the extent permitted by applicable law, this grant of power of attorney is irrevocable and coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Company; provided that this grant of power of attorney will expire, and the Investment Manager will cease to have any power to act as the Company’s attorney-in-fact, upon termination of this Agreement in accordance with its terms. The Company shall execute and deliver to the Investment Manager all such other powers of attorney, proxies, dividend and other orders, and all such instruments, as the Investment Manager may reasonably request for the purpose of enabling the Investment Manager to exercise the rights and powers which it is entitled to exercise pursuant to this Agreement. Each of the Investment Manager and the Company shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement.

13.   Amendment of this Agreement.

No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act. The Company shall promptly provide a copy of any such amendment or waiver to any party entitled thereto.

14.   Notices.

Unless expressly provided otherwise herein, any notice, request, direction, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received if sent by hand or by overnight courier, when personally delivered, if sent by telecopier, when receipt is confirmed by telephone, or if sent by registered or certified mail, postage prepaid, return receipt requested, when actually received if addressed as set forth below:

(a)	If to the Company:

[COMPANY ADDRESS]

(b)	If to the Investment Manager:

[INVESTMENT MANAGER ADDRESS]

Either party to this Agreement may alter the address to which communications or copies are to be sent to it by giving notice of such change of address in conformity with the provisions of this Section 14.

15.   Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as provided herein.

16.   Entire Agreement.

This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

17.   Costs and Expenses.

The costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiation, preparation and execution of this Agreement, and all matters incident thereto, shall be borne by the Company.

18.   Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Manager hereby agrees that all records which it maintains for the Company in its capacity as Investment Manager are the property of the Company and further agrees to surrender promptly to the Company any such records upon the Company’s request. The Investment Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records maintained by it in its capacity as Investment Manager that are required to be maintained by Rule 31a-1 under the 1940 Act.

19.   Titles Not to Affect Interpretation.

The titles of sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

20.   Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and, to the extent permitted by applicable law, no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

21.   Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York and, to the extent inconsistent therewith, the 1940 Act.

22.   Execution in Counterparts.

This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

[ ]

By:

[ ]

By:

Annex C

Examples of Incentive Compensation Calculation

Example 1: Income Portion of Incentive Compensation:

Assumptions

•	Total return limitation[1] = 8%

Alternative 1

Additional Assumptions

cumulative gross ordinary income (including interest, dividends, fees, etc.) = 11.5%

cumulative ordinary income before incentive compensation (gross ordinary income — (management fee + other expenses)) = 9%

•	cumulative annual total return = 7%

prior ordinary income incentive compensation = 0%

Cumulative total return does not exceed total return limitation, therefore there is no income incentive compensation.

Alternative 2

Additional Assumptions

•	cumulative gross ordinary income (including interest, dividends, fees, etc.) = 11%
•	cumulative ordinary income before incentive compensation (gross ordinary income — (management fee + other expenses)) = 8.5%
•	cumulative annual total return = 9.5%
•	prior ordinary income incentive compensation = 0%

Cumulative ordinary income before incentive compensation is positive and the cumulative total return exceeds the total return limitation, therefore there is income incentive compensation.

income incentive compensation = ((20% x ordinary income before incentive compensation) but not more than ((100% x (cumulative total return up to 10%-8% total return limitation)) + (20% x cumulative total return above 10%)))

= ((20% x 8.5%) or, if less, ((100% x (9.5%-8%) + (20% x 0%)))

= 1.7% or, if less, 1.5%

= 1.5%

[1]	Represents 8.0% annualized total return limitation.
•	Management fee(2) = 1.5%

Represents 1.5% annualized management fee, assuming no liabilities.

•	Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 1%

Excludes organizational and offering costs.

Alternative 3

Additional Assumptions

cumulative gross ordinary income (including interest, dividends, fees, etc.) = 15.5%

cumulative ordinary income before incentive compensation (gross ordinary income —(management fee + other expenses)) = 13%

cumulative annual total return = 18%

prior ordinary income incentive compensation = 1%

Cumulative ordinary income before incentive compensation is positive and cumulative total return exceeds the total return limitation, therefore there is income incentive compensation.

Income incentive compensation = ((20% x ordinary income before incentive compensation) but not more than ((100% x (cumulative total return up to 10%-8% total return limitation)) + (20% x cumulative total return above 10%))), less income incentive compensation previously paid

= ((20% x 13%) or, if less, ((100% x (10%-8%) + (20% x (18%-10%)))-1%

= (2.6% or, if less, ((2% + (20% x 8%)))-1%

= (2.6% or, if less, (2% + 1.6%))-1%

= (2.6% or, if less, 3.6%)-1%

= 1.6%

Note that due to the priority of capital gains compensation over ordinary income compensation, had the 5%2 of cumulative unrealized capital gains been realized, the capital gains incentive compensation would have been 1% (i.e. 20% x 5%) and would have reduced ordinary income compensation from 1.6% to 0.6%. Further, if there had been 1.6% or more of prior capital gains compensation, the ordinary income compensation payment would have been zero.

Example 2: Capital Gains Portion of Incentive Compensation:

Alternative 1:

Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).
•	Year 2: Investment A sold for $50 million and fair market value, or FMV, of Investment B determined to be $32 million. Cumulative annual total return of 40%.
•	Year 3: FMV of Investment B determined to be $25 million. Cumulative annual total return of 15%.
•	Year 4: Investment B sold for $31 million. Cumulative annual total return of 10%. The capital gains portion of the incentive compensation would be:
•	Year 1: None.
•	Year 2: Capital gains incentive compensation of $6 million ($6 million = $30 million realized capital gains on sale of Investment A multiplied by 20% and total return limitation satisfied).
•	Year 3: None; no realized capital gains.
•	Year 4: Capital gains incentive compensation of $0.2 million ($31 million cumulative realized capital gains multiplied by 20%, less $6 million of capital gains incentive compensation paid in year 2 and total return limitation satisfied).
[2]	5% of cumulative unrealized capital gains = 18% cumulative annual total return — 13% cumulative ordinary income before incentive compensation.

Alternative 2

Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).
•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million. Cumulative annual total return of 15%.
•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million. Cumulative annual total return of 7%.
•	Year 4: FMV of Investment B determined to be $35 million. Cumulative annual total return of 20%.
•	Year 5: Investment B sold for $40 million. Cumulative annual total return of 20%. The capital gains portion of the incentive compensation would be:
•	Year 1: None.
•	Year 2: Capital gains incentive compensation of $5 million; 20% multiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B, and the total return limitation is satisfied).
•	Year 3: None as the total return limitation is not satisfied.
•	Year 4: Capital gains incentive compensation of $2 million ($35 million cumulative realized capital gains (including $5 million of realized capital gains from year 3 at a time when the total return limitation was not satisfied and no cumulative unrealized capital depreciation) multiplied by 20%, less $5 million capital gains incentive compensation paid in year 2, and the total return limitation is satisfied).

Year 5: Capital gains incentive compensation of $2 million ($45 million cumulative realized capital gains multiplied by 20%, less $7 million in capital gains incentive compensation paid in years 2 and 4, and the total return limitation is satisfied).

Shareowner ServicesP.O. Box 64945St. Paul, MN 55164-0945Vote by Internet, Telephone or Mail24 Hours a Day, 7 Days a WeekYour phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.INTERNET/MOBILE www.proxypush.com/tcpcUse the Internet to vote your proxy until 11:59 p.m. (CT) on June 18, 2018.PHONE 1-866-883-3382Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on June 18, 2018.MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Please detach here The Board of Directors Recommends a Vote FOR Items 1 through 4.1. Election of directors: 01 Kathleen A. Corbet05 Brian F. WrubleVote FORVote WITHHELD 02 Eric J. Draut06 Howard M. Levkowitzall nomineesfrom all nominees 03 M. Freddie Reiss07 Rajneesh Vig(except as marked)04 Peter E. Schwab(Instructions: To withhold authority to vote for any indicated nominee,write the number(s) of the nominee(s) in the box provided to the right.)2(a). To approve the Company’s entry into the New Company Agreement to permit the Advisor to serve as investment advisor to the Company following the Transaction.ForAgainstAbstain 2(b). To approve SVCP’s entry into the New SVCP Agreement to permit the Advisor to serve as investment advisor to SVCP following the Transaction.ForAgainstAbstain 3. To authorize the Board of Directors of SVCP to simplify the Company’s structure by withdrawing SVCP’s election to be regulated as a BDC under the 1940 Act.ForAgainstAbstain 4. To renew the Company’s authorization, with approval of its Board of Directors, to sell shares of the Company’s common stock at a price or prices below its then current net asset value per share in one or more offerings (for up to the next 12 months), subject to certain limitations set forth in the Joint Proxy Statement (including, without limitation,ForAgainstAbstain that the number of shares sold on any given date does not exceed 25% of the Company’s then outstanding common stock immediately prior to such sale).THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.Address Change Mark box, sign, and indicate changes below: Date Signature(s) in BoxPlease sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

TCP CAPITAL CORP.ANNUAL MEETING OF STOCKHOLDERSTuesday, June 19, 20189:00 a.m., Pacific Time Double Tree Suites 1707 Fourth StreetSanta Monica, California 90401-3310 TCP Capital Corp.2951 28th Street, Suite 1000 Santa Monica, California 90405 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on Tuesday, June 19, 2018.The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.If no choice is specified, the proxy will be voted “FOR” Items 1 through 4.By signing the proxy, you revoke all prior proxies and appoint Howard M. Levkowitz and Rajneesh Vig, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.See reverse for voting instructions.

2951 28th Street, Suite 1000 Santa Monica, CA 90405 Vote by Email or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote, please email your marked, signed and dated proxy card to investor.relations@tennenbaumcapital.com or mail your marked, signed and dated proxy card in the postage-paid envelope provided. Please detach here The Board of Directors Recommends a Vote FOR Items 2(b) and 3. 2(b). To approve SVCP’s entry into the New SVCP Agreement to permit the Advisor to serve as investment advisor to SVCP following the Transaction. For Against Abstain 3. To authorize the Board of Directors of SVCP to simplify the Company’s structure by withdrawing SVCP’s election to be regulated as a BDC under the 1940 Act. For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below:   Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SPECIAL VALUE CONTINUATION PARTNES, LP SPECIAL MEETING LIMITED PARTNERS Tuesday, June 19, 2018 9:00 a.m., Pacific Time Double Tree Suites 1707 Fourth Street Santa Monica, California 90401-3310 Special Value Continuation Partners, LP 2951 28th Street, Suite 1000 Santa Monica, California 90405 proxy This proxy is solicited by the Board of Directors for use at the Special Meeting on Tuesday, June 19, 2018. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 2(b) and 3. By signing the proxy, you revoke all prior proxies and appoint Howard M. Levkowitz and Rajneesh Vig, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments. See reverse for voting instructions.